As filed with the Securities and Exchange Commission on October 21, 2008

Registration No. 333-146341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust II, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 1 consists of the following:

1.	The Registrant’s final form of Prospectus dated April 22, 2008, previously filed pursuant to Rule 424(b)(3) on April 23, 2008 and refiled herewith.

2.	Supplement No. 10 dated October 21, 2008 to the Registrant’s Prospectus dated April 22, 2008, included herewith. Supplement No. 10 supersedes and replaces all prior supplements to the Prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

KBS REAL ESTATE INVESTMENT TRUST II, INC. Maximum Offering of 280,000,000 Shares of Common Stock Minimum Offering of 250,000 Shares of Common Stock

KBS Real Estate Investment Trust II, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year that will end December 31, 2008. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in and origination of real estate-related assets. The real estate-related assets in which we may invest include mortgage, mezzanine, bridge and other loans; debt securities, including securities issued by other real estate companies and mortgage-backed securities; equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; and certain types of illiquid securities. We expect our real property investments to be located in large metropolitan areas in the United States. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. Because we have not yet identified any specific assets to acquire, we are considered a blind pool.

We are offering up to 200,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than $1,000,000 of shares through the same participating broker-dealer. Discounts are also available for other categories of investors. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. We expect to offer shares of common stock in our primary offering until April 22, 2010.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 26 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	No one may own more than 9.8% of our stock unless exempted by our board.
•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.
•	We depend on our advisor to conduct our operations. Our advisor has a limited operating history and limited experience operating a public company.
•	We have no operating history, and our total assets consist of $200,000 cash. We have not identified any investments to acquire.
•

All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other KBS-advised programs and investors. Fees paid to our advisor in connection with transactions involving the purchase and management of our properties will be based on the cost of the investment, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

•	We will pay substantial fees and expenses to our advisor, its affiliates and broker-dealers. These fees increase your risk of loss.
•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

•

We may incur debt exceeding 75% of the cost of our tangible assets with the approval of the conflicts committee. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit. Higher debt levels increase the risk of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.60	*	$0.35	*	$9.05
Total Minimum	$2,500,000.00	*	$150,000.00	*	$87,500.00	*	$2,262,500.00
Total Maximum	$2,000,000,000.00	*	$120,000,000.00	*	$70,000,000.00	*	$1,810,000,000.00
Dividend Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$760,000,000.00		$0.00		$0.00		$760,000,000.00
*	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.

The dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $4,000. We will not sell any shares unless we raise gross offering proceeds of $2,500,000 from persons who are not affiliated with us or our advisor by April 22, 2009. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, First Republic Trust Company, in trust for our subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise gross offering proceeds of $2,500,000 by April 22, 2009 we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond two years from the date of this prospectus until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

We will not sell any shares to Pennsylvania investors unless we raise $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions) from persons not affiliated with us or our advisor. If we do not raise this amount by April 22, 2010, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors.

The date of this prospectus is April 22, 2008.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•

Kansas - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Alabama, Iowa, Kentucky, Massachusetts, Michigan and Pennsylvania - Investors must have a liquid net worth of at least 10 times their investment in us.

•	Ohio – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

In addition, because the minimum offering amount is less than $133,333,333, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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SUITABILITY STANDARDS	i
PROSPECTUS SUMMARY	1
What is KBS Real Estate Investment Trust II, Inc.?	1
What is a REIT?	1
What are your investment objectives?	2
Are there any risks involved in an investment in your shares?	2
What is the role of the board of directors?	4
Who is your advisor and what will the advisor do?	4
What is the experience of your advisor?	4
What is the experience of your sponsors?	5
Do you expect any of the institutions that invested in the private KBS-sponsored funds or that have been advised by your affiliates to invest in this offering?	6
How do you expect your portfolio to be allocated between real estate and real estate-related investments?	7
How will KBS Capital Advisors select potential properties for acquisition?	7
What types of debt-related investments do you expect to make?	8
What types of investments will you make in the equity securities of other companies?	8
Will you use leverage?	8
How will you structure the ownership and operation of your assets?	9
What is an “UPREIT”?	9
What conflicts of interest will your advisor face?	9
Who owns and controls the advisor?	11
What are the fees that you will pay to the advisor, its affiliates and your directors?	12
How many real estate investments do you currently own?	16
Will you acquire properties or other assets in joint ventures?	16
What steps will you take to make sure you purchase environmentally compliant properties?	16
If I buy shares, will I receive distributions and how often?	17
May I reinvest my distributions in shares of KBS Real Estate Investment Trust II?	17
Will the distributions I receive be taxable as ordinary income?	18
How will you use the proceeds raised in this offering?	18
What kind of offering is this?	19
How does a “best efforts” offering work? What happens if you don’t raise at least $2,500,000 in gross offering proceeds?	19
How long will this offering last?	20
Who can buy shares?	20
Who might benefit from an investment in our shares?	21
Is there any minimum investment required?	21
Are there any special restrictions on the ownership or transfer of shares?	21
Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?	21
May I make an investment through my IRA, SEP or other tax-deferred account?	22
How do I subscribe for shares?	22
If I buy shares in this offering, how may I later sell them?	22
When will the company seek to list its shares of common stock or liquidate its assets?	23
Will I be notified of how my investment is doing?	24
When will I get my detailed tax information?	25
Who can help answer my questions about the offering?	25

RISK FACTORS	26
Risks Related to an Investment in Us	26
Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.	26
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.	26
Recent events in the residential mortgage market may impact the commercial mortgage market as well as the market for debt related real estate-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.	27
We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.	27
Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.	28
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.	28
We are a recently formed company with no operating history and our advisor has a limited operating history and limited experience operating a public company, which makes our future performance difficult to predict.	29
Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.	29
Our dealer manager, KBS Capital Markets Group, has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative.	29
If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets and your overall return may be reduced.	30
The loss of or the inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.	30
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.	30
We may change our targeted investments without stockholder consent.	31
Risks Related to Conflicts of Interest	31
KBS Capital Advisors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.	31
KBS Capital Advisors will face conflicts of interest relating to the purchase and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce your overall investment return.	32

KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.	33
KBS Capital Advisors, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.	33
All of our executive officers and some of our directors face conflicts of interest related to the positions they hold with KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.	34
Our board’s loyalties to KBS REIT I and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.	34
Risks Related to This Offering and Our Corporate Structure	35
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.	35
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.	36
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.	36
Rapid changes in the values of our real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.	37
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.	37
You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.	37
The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until three years after we have completed our offering stage, we expect to use the most recent price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares three years after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.	38
Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.	39
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.	39
Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.	39
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.	40

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.	40
Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.	41
General Risks Related to Investments in Real Estate	41
Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.	41
We will depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of our tenants.	42
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.	42
Our inability to sell a property when we want could limit our ability to pay cash distributions to you.	42
If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.	42
Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.	43
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.	43
Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.	44
Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to you.	44
Costs of responding to both known and previously undetected environmental contamination or hazardous conditions may decrease our cash flows and limit our ability to make distributions.	45
Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.	45
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.	45
Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.	46
Risks Related to Real Estate-Related Investments	46
Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.	46
If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.	46

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Delays in liquidating defaulted mortgage loans could reduce our investment returns.	47
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by the same properties.	47
The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.	47
Bridge loans may involve a greater risk of loss than conventional mortgage loans.	47
Investment in non-conforming and non-investment grade loans may involve increased risk of loss.	48
Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.	48
Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.	48
To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.	49
The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.	49
To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.	49
We may invest in the equity securities of CDOs and such investments may involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.	50
We may not be able to successfully complete securitization transactions, which may hurt our ability to grow our business.	50
The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.	50
We may be required to repurchase loans that we have sold or to indemnify holders of CDOs we issue.	51
Our investments may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.	51
If we enter into credit default swap transactions, we may be exposed to contingent liabilities and additional risks, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.	51
Delays in restructuring or liquidating non-performing real estate securities could reduce the return on your investment.	52
We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.	52
Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.	53
Our investments in real estate-related preferred equity securities may involve a greater risk of loss than traditional debt financing.	53
Risks Associated with Debt Financing	53

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.	53
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.	54
We expect to use leverage in connection with our investments in real estate-related assets, which increases the risk of loss associated with this type of investment.	54
To the extent that we pursue CDO securitizations, delays in obtaining or securing long-term securitization financing will extend our default risk exposure.	55
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.	55
Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.	55
We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.	55
Federal Income Tax Risks	56
Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.	56
You may have current tax liability on distributions you elect to reinvest in our common stock.	56
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.	57
To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.	57
To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.	57
The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.	58
The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.	58
The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.	58
Retirement Plan Risks	59
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.	59
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	60
ESTIMATED USE OF PROCEEDS	61
MANAGEMENT	65
Board of Directors	65
Committees of the Board of Directors	66
Executive Officers and Directors	67
Compensation of Directors	71

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

What is KBS Real Estate Investment Trust II, Inc.?

KBS Real Estate Investment Trust II, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that will end December 31, 2008. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We expect our real property investments to be located in large metropolitan areas in the United States.

We were incorporated in the State of Maryland on July 12, 2007 and we currently do not own any real estate assets. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool.

Our external advisor, KBS Capital Advisors, will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

Our office is located at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our web site address is www.reitii.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we intend to authorize and declare daily distributions that will be paid on a monthly basis, we may be unable or limited in our ability to make distributions to our stockholders. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 26, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

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Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

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We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

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We are dependent on our advisor to select investments and conduct our operations. Our advisor has a limited operating history and limited experience operating a public company. This inexperience makes our future performance difficult to predict.

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We have no operating history and, as of the date of this prospectus, our total assets consist of $200,000 cash. Because we have not identified any real estate assets to acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

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All of our executive officers and some of our directors are also officers, directors, managers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, our executive officers, some of our directors, our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by KBS affiliates and conflicts in allocating time among us and these other programs and investors. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

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Our advisor and its affiliates will receive fees in connection with transactions involving the purchase and management of our investments. These fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

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We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of KBS Capital Advisors could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

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If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

•	We will pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

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Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

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Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members of our board of directors, three of which are independent of KBS Capital Advisors and its affiliates. Our charter requires that a majority of our directors be independent of KBS Capital Advisors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of KBS Capital Advisors and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what will the advisor do?

KBS Capital Advisors LLC is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate assets. Our sponsors, Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall, and their team of real estate professionals, acting through KBS Capital Advisors, will make most of the decisions regarding the selection and the negotiation of real estate investments. KBS Capital Advisors will then make recommendations on all investments to our board of directors and the independent directors that constitute our conflicts committee will have the right to approve or reject all proposed investments. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

What is the experience of your advisor?

KBS Capital Advisors is a recently organized limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has a limited operating history and limited experience managing a public company. As of the date of this prospectus, its operations have consisted solely of serving as the external advisor to KBS Real Estate Investment Trust, Inc., which launched its initial public offering and commenced real estate operations in 2006.

What is the experience of your sponsors?

Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our “sponsors.” Of our sponsors, only Messrs. Bren and Schreiber possess management authority over our advisor’s operations.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Since 1992, Messrs. Bren and Schreiber have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser.

When we refer to a “KBS-sponsored” fund or program, we are referring to the private entities sponsored by an investment adviser affiliated with Messrs. Bren and Schreiber and to the public, non-traded REIT, KBS Real Estate Investment Trust, Inc., that is currently being sponsored by Messrs. Bren, Schreiber, McMillan and Hall. We refer to KBS Real Estate Investment Trust, Inc. as KBS REIT I in this prospectus. When we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment adviser affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber work together at KBS Capital Advisors with their team of real estate professionals. The senior real estate professionals assembled by Messrs. Bren and Schreiber – James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall and Lori A. Lewis – are employed by our advisor as well as by KBS Realty Advisors, and each has over 20 years of direct real estate experience. These senior real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren and Schreiber, these individuals comprise the investment committee of KBS Capital Advisors, which evaluates and recommends new investment opportunities to our board of directors.

Historically, the business strategy of Messrs. Bren and Schreiber has been threefold: first, identify attractive investment opportunities that meet the investment objectives of their clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.

We believe the experience of Messrs. Bren and Schreiber and the team of real estate professionals they have assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our business model. Since 1992, the experience of the investment advisers affiliated with Messrs. Bren and Schreiber include (as of December 31, 2007):

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Sponsoring 13 private real estate funds that have investment objectives similar to ours and that have invested approximately $3.5 billion (including equity, debt and investment of income and sales proceeds) in 285 real estate assets;

•	Through these 13 private real estate funds, raising over $2.0 billion of equity from 38 institutional investors; and

•	Selling 237 of the 285 real estate assets acquired by these 13 private real estate funds.

In addition to their experience with the 13 funds described above, investment advisers affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment adviser. Because the investors were not as passive as those in the 13 funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.5 billion. On behalf of these four institutional investors, investment advisers affiliated with Messrs. Bren and Schreiber have sold 180 real estate assets.

With respect to the experience of our other sponsors, Messrs. McMillan and Hall founded Willowbrook Capital Group, LLC, an asset-management company. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

On January 27, 2006, our four sponsors launched the initial public offering of KBS REIT I. As of March 26, 2008, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1,114.8 million. KBS REIT I’s offering is expected to last until May 30, 2008, but KBS REIT I may extend its offering beyond that date. We expect KBS REIT I’s offering to terminate shortly after commencement of this offering. As mentioned above, KBS REIT I is also externally advised by KBS Capital Advisors.

Do you expect any of the institutions that invested in the private KBS-sponsored funds or that have been advised by your affiliates to invest in this offering?

We believe such institutional investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

How do you expect your portfolio to be allocated between real estate and real estate-related investments?

We intend to acquire and manage a diverse portfolio of real estate assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

How will KBS Capital Advisors select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. KBS Capital Advisors will generally seek to acquire a diverse portfolio of commercial properties consisting principally of office, industrial and retail properties located in large metropolitan areas in the United States. Our advisor intends to diversify our portfolio by geographic region, property type, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that will provide attractive and stable returns to our investors. We expect to allocate approximately 70% of our portfolio to investments in core properties, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover.

What types of debt-related investments do you expect to make?

The debt-related investments in which we may invest include mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps. We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. A wholly owned subsidiary of our advisor will source our debt investments and provide loan servicing. We will pay our advisor or its subsidiary origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.

We may sell some of the loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure. We will fund the loans we originate with proceeds from this offering and from other lenders, including proceeds from warehouse lines of credit.

What types of investments will you make in the equity securities of other companies?

We expect to make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 65% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Limited Partnership II, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings II LLC, is the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

What conflicts of interest will your advisor face?

KBS Capital Advisors and its affiliates will experience conflicts of interest in connection with the management of our business. Messrs. Bren, McMillan, Hall and Schreiber, our sponsors and four of our executive officers, indirectly own and control KBS Capital Advisors. KBS Capital Advisors is also the external advisor to KBS REIT I. Messrs. Bren, McMillan, Hall and Schreiber are executive officers of KBS REIT I, and Messrs. Schreiber and McMillan are also directors of KBS REIT I. In addition, Messrs. Bren and Schreiber and several of the other employees of KBS Capital Advisors are also the key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. Some of the material conflicts that KBS Capital Advisors and its affiliates will face include the following:

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Our sponsors, together with the other real estate professionals employed by KBS Capital Advisors, KBS Realty Advisors and their affiliates, must determine which investment opportunities to recommend to us, KBS REIT I, the one private KBS-sponsored program that is raising funds for investment as of the date of this prospectus or the three institutional investors for whom KBS serves as an advisor and is currently seeking investment opportunities as well as any programs KBS affiliates sponsor in the future;

•	KBS Capital Advisors and its affiliates may structure the terms of joint ventures between us and other KBS-sponsored programs or KBS-advised entities;

•	KBS Capital Advisors and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

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KBS Capital Advisors and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	KBS Capital Advisors and its affiliates, including our dealer manager, KBS Capital Markets Group, will receive fees in connection with our public offerings of equity securities;

•	The negotiation of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates will receive thereunder) will not be at arm’s length;

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KBS Capital Advisors may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date; and

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We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, members of our advisor’s management that become our employees may receive more compensation than they receive from our advisor. These possibilities may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

Who owns and controls the advisor?

The following chart shows the ownership structure of KBS Capital Advisors and entities affiliated with KBS Capital Advisors that will perform services for us:

(1)	Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors.

(2)	Keith D. Hall is our Executive Vice President.

(3)	Peter M. Bren is our President. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.

(4)	Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer and one of our directors. Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

As of the date of this prospectus, Messrs. McMillan, Hall, Bren and Schreiber have not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or its affiliates. In connection with this offering, we will pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you will pay to the advisor, its affiliates and your directors?

KBS Capital Advisors and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. We will also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan. For purposes of this table, we have also assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)

Organization and Offering Stage

Selling Commissions	6.0% of gross offering proceeds in the primary offering; no selling commissions are payable on shares sold under the dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.	$150,000/$120,000,000

Dealer Manager Fee	3.5% of gross offering proceeds in the primary offering; dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance; no dealer manager fee is payable on shares sold under the dividend reinvestment plan.	$87,500/$70,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)

Other Organization and Offering Expenses	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $24,568,050 or 0.89% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.	$137,500/$24,568,050

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)

Acquisition and Development Stage

Acquisition Fees	0.75% of the cost of investments acquired by us, including acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee.	$11,065 (minimum offering and no debt)/ $9,302,156 (maximum offering and no debt)/ $26,577,589 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Origination Fees	1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.	$6,323 (minimum offering and no debt)/ $5,315,518 (maximum offering and no debt)/ $15,187,194 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses	Reimbursement of our advisor’s cost of providing services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. Though our advisor may seek reimbursement for personnel costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for personnel costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse the advisor for personnel costs in connection with services for which our advisor earns acquisition, origination or disposition fees.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $25,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the real estate commissions (or disposition fees) paid to our advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. Although we are most likely to pay	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)

disposition fees to our advisor or an affiliate during our liquidation stage, these fees may also be incurred during our operational stage.

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)	15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise, after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	15.0% of the amount by which (i) our adjusted market value plus distributions exceeds (ii) the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments.

What steps will you take to make sure you purchase environmentally compliant properties?

We will obtain a Phase I environmental assessment of each property purchased and, in our discretion, may obtain additional environmental assessments. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive distributions and how often?

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare daily distributions that will be paid on a monthly basis.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS REIT II — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

May I reinvest my distributions in shares of KBS Real Estate Investment Trust II?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. No selling commissions or dealer manager fees will be payable on shares sold under our dividend reinvestment plan. We may amend or terminate the dividend reinvestment plan at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ prior written notice to you.

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in and origination of real estate-related investments. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 84.30% to 88.59% of our gross offering proceeds, or between $8.43 and $8.86 per share, for investments. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption program.

Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

	250,000 Shares		280,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (200,000,000 shares) ($10.00/share)			Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%	$		%	$	%
Gross Offering Proceeds	2,500,000	100.00%	2,000,000,000		100.00%	760,000,000	100.00%
Selling Commissions	150,000	6.00%	120,000,000		6.00%	0	0.00%
Dealer Manager Fee	87,500	3.50%	70,000,000		3.50%	0	0.00%
Other Organization and Offering Expenses	137,500	5.50%	23,543,050		1.18%	1,025,000	0.13%
Acquisition Fees (1)	11,065	0.45%	9,302,156	(2)	0.46%	0	0.00%
Origination Fees (1)	6,323	0.25%	5,315,518	(2)	0.27%	0	0.00%
Initial Working Capital Reserve	0	0.00%	0		0.00%	0	0.00%
Amount Available for Investment	2,107,612	84.30%	1,771,839,276		88.59%	758,975,000	99.87%

(1)	For purposes of this table, we have assumed 70% of our investments are core properties and 30% of our investments are loans.
(2)	If we raise the maximum offering amount and our debt financing is equal to 65% of the cost of our real estate investments, then acquisition fees would be $26,577,589 and origination fees would be $15,187,194.

What kind of offering is this?

We are offering up to 280,000,000 shares of common stock on a “best efforts” basis. We are offering 200,000,000 of these shares in our primary offering at $10 per share, with volume discounts available to investors who purchase more than $1,000,000 in shares through the same participating broker-dealer. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

How does a “best efforts” offering work? What happens if you don’t raise at least $2,500,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise $2,500,000 in gross offering proceeds by April 22, 2009, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus interest). Funds in escrow will be invested in short-term investments that mature on or before the termination of the escrow period or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for Pennsylvania investors (described below), subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions.

Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by the escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $66.7 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $66.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $66.7 million by April 22, 2010, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

How long will this offering last?

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the shares within two years, we may continue this offering until April 22, 2011. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as October 19, 2011. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Ohio and Pennsylvania.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $4,000. If you have purchased shares in KBS REIT I, you may invest less than the minimum amount set forth above, but in no event less than $100. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards regarding income or net worth and (ii) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (UBTI) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. The prices at which we will initially redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on pubic offerings – and have not done so for one year.

The terms of our share redemption program are more generous with respect to redemptions sought upon a stockholder’s death or qualifying disability:

•	There is no one-year holding requirement;

•

Until we establish an estimated value per share, which we expect to be three years after the completion of our offering stage, the redemption price is the amount paid to acquire the shares from us; and

•	Once we have established an estimated value per share, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

The share redemption program also contains numerous restrictions on your ability to sell your shares to us. Our share redemption program limits the number of shares we may redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. During any calendar year, we may redeem no more than 5% of the weighted average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program upon 30 days’ notice.

When will the company seek to list its shares of common stock or liquidate its assets?

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided quarterly; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.reitii.com.

We intend to have our advisor prepare an annual report of the estimated value of our shares and to include this information in our annual report on Form 10-K. Until three years after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share redemption program upon 30 days’ notice. Further, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. We will also depend upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. The current market for properties meeting our investment objectives is highly competitive as is the leasing market for such properties. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. Except for investments that may be described in one or more supplements to this prospectus, you will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of KBS Capital Advisors, the property managers KBS Capital Advisors selects and the oversight of our board of directors. We cannot assure you that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Recent events in the residential mortgage market may impact the commercial mortgage market as well as the market for debt related real estate-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to allocate approximately 30% of our portfolio to real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies.

Recent events in the residential mortgage market may impact the commercial mortgage market as well as the market for debt related real estate-related investments generally. Credit spreads on commercial mortgages (i.e., the interest rate spread overall given benchmarks such as LIBOR or U.S. Treasury securities) are significantly influenced by: (i) supply and demand for such mortgage loans and (ii) capital markets execution for the sale or financing of such commercial mortgage assets. In the case of the former, the number of potential lenders in the market place and the amount of funds they are willing to devote to commercial mortgage assets will impact credit spreads. As liquidity or “demand” increases, spreads on equivalent commercial mortgage loans will decrease. Conversely, a lack of liquidity will result in credit spreads increasing. During periods of volatility, the number of lenders participating in the market may change at an accelerated pace. Further, many lenders are subject to the capital markets in order to finance their portfolio of commercial loans. Lenders are forced to increase the credit spread at which they are willing to lend as liquidity in the capital markets decreases. As the market tightens, many lenders have requested additional collateral or repayments with respect to their loans in order to maintain margins that are acceptable to them. For existing loans, when credit spreads widen, the fair value of these existing loans decrease in market price.

Recently, concerns pertaining to the deterioration of the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-based securities and commercial real estate finance. This has resulted in a general reduction of liquidity in the commercial real estate sector. It has also caused a significant widening of the credit spreads on both commercial mortgage-backed securities and commercial real estate collateralized debt obligations in recent months. We cannot foresee when these markets will stabilize.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our sponsors and the executive officers and other real estate professionals employed by our advisor, including Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall, to identify suitable investments. The private KBS-sponsored programs, especially those that are currently raising offering proceeds, as well as the institutional investors for whom KBS affiliates serve as investment advisers, rely upon

Messrs. Bren and Schreiber, as the executive officers and key employees of their advisor, for investment opportunities. KBS REIT I, which is also externally managed by our advisor, relies upon Messrs. Bren, Schreiber, McMillan and Hall to identify potential investments and actively manage its assets. To the extent that our sponsors and the other real estate professionals employed by our advisor face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering and the continuing high demand for the types of properties and other investments we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular properties. You should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate and real estate-related assets. However, because you will be unable to evaluate the economic merit of real estate projects before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We are a recently formed company with no operating history and our advisor has a limited operating history and limited experience operating a public company, which makes our future performance difficult to predict.

We are a recently formed company and have no operating history. We were incorporated in the State of Maryland on July 12, 2007. As of the date of this prospectus, we have not made any investments, and our total assets consist of $200,000 cash. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor, including KBS REIT I.

Our advisor was formed on October 18, 2004 and as of the date of this prospectus its operations have consisted solely of serving as the external advisor to KBS REIT I, which launched its initial public offering and commenced real estate operations in 2006. KBS REIT I is the first publicly offered investment program sponsored by Messrs. Bren, Schreiber, McMillan and Hall. Because the previous KBS-sponsored programs were conducted through privately held entities, they were not subject to the up-front commissions, fees and expenses associated with a public offering nor all of the laws and regulations that will apply to us. Other than with respect to their positions with KBS REIT I, our executive officers and directors have limited experience managing public companies. For all of these reasons, you should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other KBS-sponsored programs. Our lack of an operating history and our advisor’s limited experience operating a public company significantly increase the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on KBS Capital Advisors to manage our operations and our portfolio of real estate assets. Our advisor has a limited operating history and it will depend upon the fees and other compensation that it will receive from us and KBS REIT I in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of KBS Capital Advisors or our relationship with KBS Capital Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

Our dealer manager, KBS Capital Markets Group, has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group has a limited operating history. The initial public offering of KBS REIT I, which we expect to terminate shortly after commencement of this offering, is the first offering conducted by our dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of KBS Capital Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. If KBS Capital Markets Group is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in properties and other real estate-related assets and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

The loss of or the inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III, Keith D. Hall and, through our dealer manager, Greg P. Brakovich, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with Messrs. Bren, McMillan, Hall or Schreiber. Messrs. Bren, McMillan, Hall, Schreiber and Brakovich may not remain affiliated with us. If any of these persons were to cease their affiliation with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

We may change our targeted investments without stockholder consent.

We expect to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

Risks Related to Conflicts of Interest

KBS Capital Advisors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors are also officers, directors and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. KBS Capital Advisors and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and other investments from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	acquisitions of properties and other investments and originations of loans from third parties, which entitle KBS Capital Advisors to acquisition or origination fees and asset-management fees;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle KBS Capital Advisors to a subordinated incentive listing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and personnel from our advisor for consideration that would be negotiated at that time and may result in members of our advisor’s management receiving more compensation from us than they receive from our advisor; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

KBS Capital Advisors will face conflicts of interest relating to the purchase and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our sponsors and the executive officers and real estate professionals of our advisor, including Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan and Keith Hall, to identify suitable investment opportunities for us. KBS REIT I is also advised by KBS Capital Advisors and relies on these same executive officers and key employees. Messrs. Bren and Schreiber and several of the other employees of KBS Capital Advisors are also the key employees of KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. As such, the one private KBS-sponsored program that is raising funds for investment as of the date of this prospectus and the three KBS-advised institutional investors currently seeking investment opportunities all rely on the same group of real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. Thus, the executive officers and real estate professionals of KBS Capital Advisors could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, reducing the level of distributions we may be able to pay to you.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals direct creditworthy prospective tenants to another KBS-sponsored program or KBS-advised investor when they could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Further, existing and future KBS-sponsored programs and KBS-advised investors and Messrs. Bren, Schreiber, McMillan and Hall are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our independent directors, we may enter into joint venture agreements with other KBS-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets, have the same executive officers and key employees; and these persons, including Messrs. Bren and Schreiber, will face conflicts of interest in determining which KBS program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

KBS Capital Advisors, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.

We rely on KBS Capital Advisors and its affiliates and employees, including Messrs. Bren, Schreiber, McMillan and Hall, for the day-to-day operation of our business. Messrs. Bren, Schreiber, McMillan and Hall are also executive officers of KBS REIT I, and Messrs. Bren and Schreiber are executive officers of KBS Realty Advisors and its affiliates, the advisors of the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they have engaged in and they will continue to engage in other business activities, Messrs. Bren, Schreiber, McMillan and Hall will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS-sponsored programs and activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share the same key employees. During times of intense activity in other programs and ventures, these employees may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

All of our executive officers and some of our directors face conflicts of interest related to the positions they hold with KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

All of our executive officers and some of our directors are also executive officers, managers and holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. Through KBS-affiliated entities, these persons also serve as the investment advisers to institutional investors in real estate and real estate-related assets and through KBS Capital Advisors these persons serve at the advisor to KBS REIT I. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Our board’s loyalties to KBS REIT I and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.

All of our directors are also directors of KBS REIT I. The loyalties of our directors serving on the board of KBS REIT I or possibly on the board of future KBS-sponsored programs may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another KBS-sponsored program or if our advisor is giving preferential treatment to another KBS-sponsored program in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

Because our independent directors are also independent directors of KBS REIT I, they will receive compensation for service on the board of KBS REIT I. Like us, KBS REIT I will pay each independent director an annual retainer of $25,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). In addition, KBS REIT I reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

For the year ended December 31, 2007, the independent directors of KBS REIT I earned compensation as follows:

Independent Director	Compensation Earned in 2007(1)	Compensation Paid in 2007(1)
Hank Adler	$ 88,001 (2)	$ 89,083
Barbara Cambon	$124,002 (3)	$121,083
Stuart A. Gabriel, Ph.D	$ 84,001 (4)	$ 83,083

(1) Amount earned in 2007 does not equal amount paid in 2007 only because a portion of the director fees earned in the last quarter of a year may be paid in the first calendar quarter of the following year. Compensation Paid in 2007 includes meeting fees earned in the fourth quarter of 2006 but paid or reimbursed in the first quarter of 2007 as follows: Mr. Adler $21,750; Ms. Cambon $19,750; and Mr. Gabriel $16,750.

(2) This amount includes (i) fees earned for attendance at 13 board meetings, 22 conflicts committee meetings and 6 audit committee meetings, (ii) a $25,000 annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(3) This amount includes (i) fees earned for attendance at 14 board meetings, 23 conflicts committee meetings and 6 audit committee meetings, (ii) a $25,000 annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(4) This amount includes (i) fees earned for attendance at 15 board meetings, 24 conflicts committee meetings and 6 audit committee meetings, (ii) a $25,000 annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of buying mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in qualifying real estate assets and at least another 25% of our portfolio in additional qualifying real estate assets or real estate-related assets. Participations in mortgage loans, mortgaged-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other real state companies may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. Our ownership of these investments, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of our real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

If the market value or income potential of our real estate-related investments changes as compared to the market value or income potential of our real estate investments as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. You must hold your shares for at least one year in order to participate in the share redemption program, except for redemptions sought upon a stockholder’s death or “qualifying disability.” We limit the number of shares redeemed pursuant to the share redemption program as follows: (1) during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares comes exclusively from the net proceeds we receive from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year. Our board would be free to amend, suspend or terminate the share redemption program upon 30 days’ notice.

The prices at which we will initially redeem shares under the program are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. See “Description of Shares — Share Redemption Program” for more information about the program. These restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until three years after we have completed our offering stage, we expect to use the most recent price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares three years after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

We intend to have our advisor prepare an annual report of the estimated value of our shares and to include this information in our annual report on Form 10-K. Until three years after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When determining the estimated value of our shares three years after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) adopt a stock-award plan (with stockholder approval and subject to the limitations set forth in our charter) and issue share-based awards to our independent directors, employees of KBS Capital Advisors and others who provide services to us, (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares.

Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

KBS Capital Advisors and its affiliates will perform services for us in connection with the selection and acquisition or origination of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.30% to 88.59% of our gross offering proceeds, or between $8.43 and $8.86 per share, for investments and the repurchase of shares of our common stock under our share redemption program.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of KBS Capital Advisors could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from other sources, such as cash flow from operations, borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsors for our significant organization and offering expenses, our sponsors will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties will be subject to the risks typically associated with real estate, including:

•	changes in general economic conditions;

•	adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in an area);

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

A decrease in the value of our investments would have an adverse effect on our operations and our ability to pay distributions to our stockholders.

We will depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of our tenants.

The success of our investments will materially depend upon the financial stability of the tenants leasing the properties we will own. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would lower our net income. A default by a tenant on its lease payments would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-letting the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of the properties in which we will invest may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. Because the market value of a property will depend principally upon the value of the leases associated with such property, we may incur a loss upon the sale of a property with significant vacant space. These events could cause us to reduce the amount of distributions to stockholders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases associated with that property.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame we want. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. We, however, can give you no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for properties and other investments, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures with other KBS-sponsored programs as well as third parties to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Costs of responding to both known and previously undetected environmental contamination or hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under, or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. KBS-sponsored programs and KBS-advised investors have historically owned properties in major metropolitan areas. We expect that we will also invest in such markets. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. The costs of obtaining terrorism insurance and any uninsured losses we may suffer as a result of terrorist attacks could reduce the returns on our investments and limit our ability to make distributions to you.

Risks Related to Real Estate-Related Investments

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make or invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

We expect to invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We intend to acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS, or commercial mortgage-backed securities, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

We may invest in the equity securities of CDOs and such investments may involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We may invest in the equity securities of CDOs. When we use the term “CDO” in this prospectus, we are referring to a collateralized debt obligation or an entity that issues such securities. A CDO entity is a special purpose vehicle that purchases collateral (such as real estate-related investments, bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in CDO equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We may not be able to successfully complete securitization transactions, which may hurt our ability to grow our business.

To the extent consistent with the REIT requirements, we may seek to securitize certain of the loans we originate and/or otherwise hold for investment. This could involve creating a special purpose vehicle, contributing a pool of our assets to the entity, and selling certain debt interests of the entity on a non-recourse basis to purchasers (who we would expect to be willing to accept a lower rate of return to invest indirectly in investment grade loan pools). We would retain all or a portion of the equity in the securitized pool of portfolio investments. However, conditions in the capital markets may make the issuance of a CDO impractical when we do have a sufficient pool of collateral. The inability to securitize our portfolio could hurt our performance and ability to grow our business. At the same time, the securitization of our portfolio investments might expose us to losses, as the residual portfolio investments in which we do not sell interests will tend to be riskier and more likely to generate losses.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of CDOs we issue.

If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Our investments may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.

We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related investments. The use of interest rate hedging transactions involves certain risks. These risks include: (i) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction, (ii) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used and (iii) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction. In addition, because we intend to qualify as a REIT, for federal income tax purposes we will have limitations on our income sources, and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure, our profitability may be negatively impacted by changes in long-term interest rates.

If we enter into credit default swap transactions, we may be exposed to contingent liabilities and additional risks, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We may also sell credit protection as the seller of credit default swaps, or CDSs. CDSs are derivative securities that attempt to replicate the credit risk involved with owning a particular unrelated third-party security, which we refer to as the “Reference Obligation.” The use of CDS transactions is a highly specialized activity that involves investment techniques and risks that are different from those associated with ordinary portfolio securities transactions. If we are incorrect in our forecasts of the interest rates or market values or our assessments of the credit risks relevant to these transactions, the performance of our investment portfolio may be less favorable than it would have been if we had not entered into the CDS transactions. In addition, CDS transactions may involve a small investment of cash compared to the risk that we assume, and as a result, small changes in the Reference Obligation may produce disproportionate and substantial gains or losses to our investment portfolio.

If we enter into a CDS transaction with respect to an asset, we will not have any legal or beneficial interest in the Reference Obligation. We will only have a contractual relationship with the counterparty, and we will not have the benefit of any collateral or other security or remedies that would be available to holders of the Reference Obligation or the right to receive information regarding the underlying obligors or issuers of the Reference Obligation. In addition, in the event of insolvency of a CDS counterparty, we would be treated as a general creditor of the counterparty to the extent the counterparty does not post collateral and, therefore, may be subject to significant counterparty credit risk. Furthermore, CDSs are relatively new instruments, the terms of which may contain ambiguous provisions that are subject to interpretation, with consequences that could be adverse to us.

As the seller of credit protection through a CDS, we would be exposed to those risks associated with owning the underlying Reference Obligation upon the occurrence of “credit events” relating to failure to pay principal, failure to pay interest, write-downs, implied write-downs and distressed ratings downgrades of the Reference Obligation. As a result, CDS transactions may expose us to greater risks than if we had invested in the Reference Obligation directly, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on your investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders.

Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We expect to make equity investments in REITs and other real estate companies. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Real estate-related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Our investments in real estate-related preferred equity securities may involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which securities may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

We expect to use leverage in connection with our investments in real estate-related assets, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

To the extent that we pursue CDO securitizations, delays in obtaining or securing long-term securitization financing will extend our default risk exposure.

We intend to leverage our real estate-related investments by borrowing. Such borrowings will initially take the form of warehouse facilities, bank credit facilities and repurchase agreements. In the future, we also intend to enter into securitization transactions in the form of CDOs and to use the proceeds from such transactions to reduce the outstanding balances under our warehouse facilities, bank credit facilities and repurchase agreements. While we will retain the equity component, or below investment grade component, of such CDOs and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into securitization transactions will increase our overall exposure to risks associated with ownership of such investments, including the risk of default. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time that any given asset may be used as eligible collateral.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors.

During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit. See “Investment Objectives and Criteria — Borrowing Policies.” High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

DLA Piper US LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2008 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2008. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper US LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents DLA Piper US LLP’s legal judgment based on the law in effect as of the date of the opinion. DLA Piper US LLP’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (ii) the effect of non-deductible capital expenditures, (iii) the creation of reserves or (iv) required debt or amortization payments. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may make investments in entities that own or are deemed to be taxable mortgage pools. Similarly, certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations – Taxation of KBS REIT II – Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the

95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceeds 5% of our gross income.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, please see “ERISA Considerations” in this prospectus for a discussion of some of these considerations. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares, a mid-point range of 140,000,000 shares and the maximum of 280,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 84.30% to 88.59% of our gross offering proceeds, or between $8.43 and $8.86 per share, for investments. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption program. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions.

	250,000 Shares		140,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (100,000,000 shares) ($10.00/share)		Div. Reinv. Plan (40,000,000 shares) ($9.50/share)
	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00%	1,000,000,000	100.00%	380,000,000	100.00%
Selling Commissions	150,000	6.00%	60,000,000	6.00%	0	0.00%
Dealer Manager Fee	87,500	3.50%	35,000,000	3.50%	0	0.00%
Other Organization and Offering Expenses (1)	137,500	5.50%	13,489,830	1.35%	615,000	0.16%
Acquisition Fees (2)	11,065	0.45%	4,642,131	0.46%	0	0.00%
Origination Fees (2)	6,323	0.25%	2,652,646	0.27%	0	0.00%
Initial Working Capital Reserve (3)	0	0.00%	0	0.00%	0	0.00%

Amount Available for Investment (4)	2,107,612	84.30%	884,215,393	88.42%	379,385,000	99.84%

	280,000,000 Shares
	Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%	$	%
Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%
Selling Commissions	120,000,000	6.00%	0	0.00%
Dealer Manager Fee	70,000,000	3.50%	0	0.00%
Other Organization and Offering Expenses (1)	23,543,050	1.18%	1,025,000	0.13%
Acquisition Fees (2)	9,302,156	0.46%	0	0.00%
Origination Fees (2)	5,315,518	0.27%	0	0.00%
Initial Working Capital Reserve (3)	0	0.00%	0	0.00%

Amount Available for Investment (4)	1,771,839,276	88.59%	758,975,000	99.87%

(1)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

(2)

This table assumes that we will use all net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption program. To the extent we use such net proceeds to invest in real estate and real estate-related assets, our advisor or its subsidiary would earn the related acquisition or origination fees.

For purposes of this table, we also assumed 70% of our investments would be core properties and 30% of our investments would be loans. For all investments other than loans, we will pay our advisor an acquisition fee equal to 0.75% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee. Origination fees are 1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We may also incur third-party expenses related to our originations (or attempted origination) of loans. See note 4 below.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of acquisition fees and/or origination fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 65% of the cost of our real estate investments, then acquisition fees would be $26,577,589 and origination fees would be $15,187,194, assuming 70% of our investments are core properties and 30% of our investments are loans.

(3)

Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(4)

Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate and real estate-related investments. Until required in connection with investment in real properties or other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption program rather than for investments in real estate and real estate-related investments.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. See “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by a committee consisting solely of all of our independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee will select the independent public accountants to audit our annual financial statements, will review with the independent public accountants the plans and results of the audit engagement and will consider and approve the audit and non-audit services and fees provided by the independent public accountants. The members of the audit committee are Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee determine the compensation of our independent directors. Our conflicts committee will also discharge the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age	Positions
Peter M. Bren	74	President
Charles J. Schreiber, Jr.	56	Chairman of the Board, Chief Executive Officer and Director
Peter McMillan III	50	Executive Vice President, Treasurer, Secretary and Director
Keith D. Hall	49	Executive Vice President
Stacie K. Yamane	43	Chief Financial Officer and Controller
Hank Adler	61	Independent Director
Barbara R. Cambon	54	Independent Director
Stuart A. Gabriel, Ph.D.	54	Independent Director

*The address of each executive officer and director listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

Peter M. Bren is our President. He is also the President of our advisor, KBS Capital Advisors, and KBS REIT I. Mr. Bren has served as President of these entities since their formations in 2004 and 2005, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. Mr. Bren and Charles J. Schreiber, Jr. possess management authority over our advisor’s operations.

Mr. Bren has also served as Chairman of the Board and President of KBS Realty Advisors LLC, a nationally recognized real estate investment adviser, and the other KBS-affiliated investment advisers since their respective formations. The first investment adviser affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $8 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, and the investors in KBS REIT I.

Peter Bren oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ business activities, including the acquisition, management and disposition of assets. He is a member of KBS Capital Advisors’ and KBS Realty Advisors’ Investment Committees, which evaluate and authorize new investment opportunities. Mr. Bren is also responsible for investor relationships. Through KBS-affiliated entities, Mr. Bren has teamed with Mr. Schreiber since 1992 to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors.

Mr. Bren has been involved exclusively in real estate development, management, acquisition, disposition and financing for 40 years as the President of The Bren Company; a former Senior Partner of Lincoln Property Company; President of Lincoln Property Company, Europe; and Chairman of the Board and President of KBS Realty Advisors and KBS Capital Advisors. Mr. Bren is also a founding member of The Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management.

Charles J. Schreiber, Jr. is the Chairman of our board of directors and our Chief Executive Officer. He is also the Chief Executive Officer of our advisor and the Chairman of the board and Chief Executive Officer of

KBS REIT I. Mr. Schreiber has served in these positions since the formation of these entities in 2004 and 2005, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. Together with Peter M. Bren, Mr. Schreiber possesses management authority over our advisor’s operations.

Mr. Schreiber has also served as Chief Executive Officer of KBS Realty Advisors LLC and the other KBS-affiliated investment advisers since their respective formations. The first investment adviser affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $8 billion of real estate investments on behalf of institutional investors and the investors in KBS REIT I.

As Chief Executive Officer of KBS Capital Advisors and KBS Realty Advisors, Mr. Schreiber oversees all operations of the companies, including the acquisition and management of individual investments for KBS-advised investors and their portfolios of income-producing real estate assets. He directs all facets of the company’s business activities and is a member of the Investment Committees of KBS Capital Advisors and KBS Realty Advisors, which evaluate and authorize new investment opportunities. Mr. Schreiber is also responsible for investor relationships.

Mr. Schreiber has been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 35 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development.

Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors. He is also Executive Vice President, Treasurer, Secretary and a director of KBS REIT I. Mr. McMillan also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering.

Mr. McMillan is a co-founder and the Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc.

Keith D. Hall is our Executive Vice President. He is also the Executive Vice President of KBS REIT I. Mr. Hall also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering.

Mr. Hall is a co-founder of Willowbrook Capital Group, LLC, an asset management company. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income, commercial mortgage-backed securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from Cal State Sacramento.

Stacie K. Yamane is our Chief Financial Officer and Controller. Ms Yamane is also the Fund Controller of our advisor and Chief Financial Officer and Controller of KBS REIT I. She has held these positions since these entities were formed in 2004 and 2005, respectively.

In addition, Ms. Yamane serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/ Portfolio Accounting with KBS-affiliated investment advisers from 1995 to 2004. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/ reporting for four real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in February of 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented under the U.S. generally accepted accounting principles (“GAAP”) basis, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences at KBS and Kenneth Leventhal & Company give her 20 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a CPA (inactive California).

Hank Adler is one of our independent directors. Mr. Adler is also an independent director of KBS REIT I. He is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Mr. Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Mr. Adler currently serves on the board of directors, nominating and corporate governance committee and as chairman of the audit committee of Corinthian Colleges, Inc. From 1998 to 2007, he also chaired the Toshiba Senior Classic charity event, a PGA Senior Tour championship event. In the 1990s, he served on the board of trustees and as President of the Irvine Unified School District. From 1994 to 2006, he served on the board of directors of Hoag Hospital Memorial Presbyterian.

Barbara R. Cambon is one of our independent directors. Ms. Cambon is also an independent director of KBS REIT I. Since October 2003, she has served as a Managing Member of Snowcreek Management LLC, a real estate asset-management company whose business activities focus on residential development projects for institutional investors. As Managing Member, Ms. Cambon provides asset management services to an institutional partnership investment in residential real estate development. She has been in the real estate investment business for 25 years, principally working with institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002 she also served as Chief Operating Officer of Colony. Prior to joining Colony in 1999, Ms. Cambon was President and Founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past Director and Chairman of the Board of the Pension Real Estate Association and past Director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the board of directors and on the audit and corporate governance committees of BioMed Realty Trust, Inc., on the board of Neighborhood Bancorp and on the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors. Professor Gabriel is also an independent director of KBS REIT I. On June 1, 2007, Professor Gabriel was appointed Director and Arden Realty Chair at the Richard S. Ziman Center for Real Estate and Professor of Finance in the Anderson School of Management at the University of California, Los Angeles. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1994 to 2007. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of Journal of Real Estate Finance and Economics, Journal of Housing Economics, Housing Policy Debate, Real Estate Finance and Journal of Real Estate Research. Professor Gabriel is on the board of directors of Indymac Bancorp, Inc. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of structured finance products, including credit default swaps, mezzanine loan participations, B-Notes, commercial mortgage-backed securities and collateralized debt obligations. Also, he has received a number of awards at USC for outstanding graduate teaching. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. Prior to joining the USC faculty in 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $25,000. In addition, we will pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended.

•	$1,000 in cash for each teleconference meeting of the board.

•	$1,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors. KBS Capital Advisors is a recently organized limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has a limited operating history and limited experience managing a public company. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Peter M. Bren and Charles J. Schreiber, Jr. indirectly own a controlling interest in and manage KBS Capital Advisors. Peter McMillan III and Keith D. Hall also indirectly own an ownership interest in KBS Capital Advisors. For more information regarding the background and experience of Messrs. Bren, Schreiber, McMillan and Hall, see “Management – Executive Officers and Directors” and “– Other Affiliates – Our Sponsors.”

Below is a brief description of the background and experience of the senior real estate professionals employed by KBS Capital Advisors.

James Chiboucas is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisers since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has been affiliated with KBS since the first investment adviser was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of the company’s real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He is a member of the Investment Committees for KBS Capital Advisors and KBS Realty Advisors, which evaluate and authorize investment opportunities. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.

Mr. Chiboucas has over 30 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice-President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.

William Milligan is Regional President, Western United States of KBS Capital Advisors. He has also served as Regional President, Western United States of KBS Realty Advisors since March 2002. As Regional President, Mr. Milligan oversees asset management and directs acquisition and disposition operations within the Western United States. Mr. Milligan is also a member of the Investment Committees of KBS Capital Advisors and KBS Realty Advisors, which evaluate and authorize new investment opportunities.

Mr. Milligan first joined an investment adviser affiliated with KBS in 1996 as Senior Vice President of Dispositions. In early 2000, he was promoted to Executive Vice President of KBS Realty Advisors. The following year, Mr. Milligan also became Director of Asset and Portfolio Management for the company on a national basis, overseeing the entire KBS portfolio of properties. Prior to joining KBS, Mr. Milligan worked at CB Richard Ellis as Sr. Vice President for 16 years. Mr. Milligan graduated from the University of Southern California with a Bachelor’s Degree from the School of Business Administration.

Kenneth L. McKay is Regional President, Central United States of KBS Capital Advisors. He has also served as Regional President, Central United States of KBS Realty Advisors since March 2002. As Regional President, he is responsible for acquisition, asset management and disposition activities within the Central United States. Mr. McKay is also a member of the Investment Committees of KBS Capital Advisors and KBS Realty Advisors, which evaluate and authorize new investment opportunities. Mr. McKay first joined an investment advisor affiliated with KBS in 1994 as Vice President where he was responsible for portfolio management activities on equity real estate and non-performing mortgages.

Mr. McKay has been involved in the commercial real estate industry for over 30 years with professional experience in portfolio management, asset management, non-performing loans, sales and marketing, leasing and development. Mr. McKay has also previously held positions as Vice President of Western Federal Savings & Loan, Director of Sales and Marketing for The Irvine Company, and Associate Director of Commercial Property for the Mission Viejo Company.

Mr. McKay is a member of the State Bar of California and holds a California real estate broker’s license. Mr. McKay graduated from Oregon State University with a Bachelor’s Degree in Business Administration and received a Juris Doctorate in Law from California Western School of Law.

Charles B. Lindwall is Regional President, Eastern United States of KBS Capital Advisors. He has also served as Regional President, Eastern United States of KBS Realty Advisors since March 2002. As Regional President for the Eastern United States, Mr. Lindwall is responsible for all acquisitions, dispositions and asset management activities in the Northeast, Mid-Atlantic, Southeast and Ohio. Mr. Lindwall is also Chairman of the Investment Committees of KBS Capital Advisors and KBS Realty Advisors, which evaluate and authorize new investment opportunities. Mr. Lindwall first joined an investment advisor affiliated with KBS in 1994 as Senior Vice President, Acquisitions and opened the Boston office of the company.

Prior to joining KBS, Mr. Lindwall was a Senior Vice President of Koll Management Services, managing the company’s property management operations in Los Angeles and then in New England. Mr. Lindwall has been involved in the commercial real estate industry for over 32 years with professional experience in acquisitions, asset management, dispositions and development management as well as corporate real estate.

Mr. Lindwall graduated from the University of California, Santa Barbara with a Bachelor’s Degree in Political Science and earned a Master of Business Administration from the University of California, Los Angeles.

Lori A. Lewis is Executive Vice President/ Director of Portfolio Operations of KBS Capital Advisors. She has also served as Executive Vice President, Director of Portfolio Operations for KBS Realty Advisors since April 2007. As Executive Vice President, Director of Portfolio Operations, Ms. Lewis oversees all acquisition underwriting/transaction management, financing and portfolio operations. Ms. Lewis directs a team of underwriting and financing professionals dedicated to managing, underwriting, closing and financing acquisitions for KBS-advised programs and investors. She is also directly responsible for on-going Portfolio Operation activities and investor correspondence for KBS-advised programs and investors. Ms. Lewis is a member of the Investment Committees of KBS Capital Advisors and KBS Realty Advisors, which evaluate and authorize new investment opportunities.

Prior to becoming Director of Portfolio Operations in 2002, Ms. Lewis was Vice President of Acquisitions and Director of Underwriting for KBS. Ms. Lewis first joined KBS in 1996. Before joining KBS, Ms. Lewis valued commercial real estate as a consultant for several Orange County based consulting and appraisal firms. During her 10 years as a consultant, Ms. Lewis performed asset valuations on a multitude of institutional grade commercial, industrial, residential and special purpose real estate. Ms. Lewis graduated from Biola University with a Bachelor’s Degree in Business Administration.

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition, origination or disposition fees for sales of properties or other investments) and payments made by KBS Capital Advisors to third parties in connection with potential investments.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our sponsors have invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. KBS Capital Advisors is the owner of these 20,000 shares. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothing prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with KBS Capital Advisors or any of its affiliates. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall, who are our sponsors.

Other Affiliates

Our Sponsors

Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our “sponsors.” They are also our executive officers. Of our sponsors, only Messrs. Bren and Schreiber possess management authority over our advisor’s operations.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Since 1992, Messrs. Bren and Schreiber have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser.

When we refer to a “KBS-sponsored” fund or program, we are referring to the private entities sponsored by an investment adviser affiliated with Messrs. Bren and Schreiber and to the public, non-traded REIT, KBS Real Estate Investment Trust, Inc., that is currently being sponsored by Messrs. Bren, Schreiber, McMillan and Hall. We refer to KBS Real Estate Investment Trust, Inc. as KBS REIT I in this prospectus. When we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment adviser affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber work together at KBS Capital Advisors with their team of real estate professionals. The senior real estate professionals assembled by Messrs. Bren and Schreiber – James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall and Lori A. Lewis – are employed by our advisor as well as by KBS Realty Advisors, and each has over 20 years of direct real estate experience. These senior real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren and Schreiber, these individuals comprise the investment committee of KBS Capital Advisors, which evaluates and recommends new investment opportunities to our board of directors.

Historically, the business strategy of Messrs. Bren and Schreiber has been threefold: first, identify attractive investment opportunities that meet the investment objectives of their clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.

We believe the experience of Messrs. Bren and Schreiber and the team of real estate professionals they have assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our business model. Since 1992, the experience of the investment advisers affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2007):

•

Sponsoring 13 private real estate funds that have investment objectives similar to ours and that have invested approximately $3.5 billion (including equity, debt and investment of income and sales proceeds) in 285 real estate assets;

•	Through these 13 private real estate funds, raising over $2.0 billion of equity from 38 institutional investors; and

•	Selling 237 of the 285 real estate assets acquired by these 13 private real estate funds.

Below is a list of some of the largest investors in the 13 private real estate funds. All are among the 20 largest investors (based on dollar amount invested) in these funds.

• BASF Corporation Pension Master Trust	• International Bank for Reconstruction & Development - Staff Retirement Plan	• State of Wisconsin Investment Board

• Blue Cross and Blue Shield Association National Retirement Trust	• International Monetary Fund Staff Retirement Plan	• The Rockefeller Foundation

• Deseret Mutual Employee Pension Plan Trust	• Kodak Retirement Income Plan	• U.S. Steel Retirement Plan Trust

• DRM Associates	• Omaha School Employees’ Retirement System	• UMWA Health & Retirement Funds 1974 Pension Trust

• Howard Hughes Medical Institute	• Pew Memorial Trust	• Virginia Retirement System

• IBM Retirement Trust	• Public Employees’ Retirement Association of Colorado

• Illinois State Board of Investment	• School Employees’ Retirement Board of Ohio

In addition to their experience with the 13 funds described above, investment advisers affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The two largest of these investors (based on dollar amount invested) are the State Treasurer of the State of Michigan and the Teachers’ Retirement System of the State of Illinois. The investment proceeds of these four investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment adviser. Because the investors were not as passive as those in the 13 funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these four investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.5 billion. On behalf of these four institutional investors, investment advisers affiliated with Messrs. Bren and Schreiber have sold 180 real estate assets.

You should note that we believe that the institutional investors named above and that invested in private KBS-sponsored funds or that have been advised by KBS affiliates are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

None of the institutional investors named above have endorsed this offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We included their names only for purposes of your evaluation of the experience and reputation of our sponsors and their team of real estate professionals.

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I. As of March 26, 2008, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1,114.8 million. KBS REIT I’s offering is expected to last until May 30, 2008, but KBS REIT I may extend its offering beyond that date. We expect KBS REIT I’s offering to terminate shortly after commencement of this offering. KBS REIT I is externally advised by KBS Capital Advisors.

See “Management – Executive Officers and Directors” for more information regarding the background and experience of our sponsors.

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group is a recently formed company with a limited operating history. KBS Capital Markets Group will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group will be participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group also serves as dealer manager for KBS REIT I’s initial public offering, which is the only other offering conducted by KBS Capital Markets Group.

Four of our executive officers, Peter M. Bren, Peter McMillan III, Keith D. Hall and Charles J. Schreiber, Jr., indirectly own a controlling interest in KBS Capital Markets Group. See “Management — Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, McMillan, Schreiber and Hall.

Below is a brief description of the background and experience of the executive officers of KBS Capital Markets Group.

Greg P. Brakovich is the Chief Executive Officer of KBS Capital Markets Group. Mr. Brakovich has been a leader in the distribution of financial service products for over 27 years and has helped build a number of the most successful distribution franchises in the marketplace today. In 2000, Mr. Brakovich became Co-CEO of MetLife Investors Group where he headed an effort to create a brand presence for the MetLife enterprise that could be promoted in the broker-dealer community. He also served successfully as Co-CEO of Equitable Distributors, a subsidiary of the AXA Group, from 1996 to 2000. While working at Fidelity Investments and Bankers Trust Co. of New York between 1990 and 1996, Mr. Brakovich was responsible for developing load distribution strategies for each of those firm’s mutual fund product areas that were built for the financial intermediary marketplace.

Mark Brandenberger is the Chief Financial Officer of KBS Capital Markets Group LLC where he is responsible for the financial operations and strategic planning of the company. From February 2004 to August 2005, Mr. Brandenberger was Executive Vice President and Chief Financial Officer of Retirement Capital Group, Inc., a consulting company that provides nonqualifed executive benefit services to large public and private organizations. From February 2003 to June 2003, Mr. Brandenberger served as President of Duvera, a finance company specializing in providing capital to small and mid-size companies. From June 2000 to June 2002, Mr. Brandenberger served as Executive Vice President of MetLife Investors Group where he was responsible for strategic planning and financial operations of the MetLife Investors franchise. Prior to joining MetLife Investors Group, Mr. Brandenberger was Vice President of Strategic Planning with Equitable Distributors, Inc. from October 1996 to June 2000 where he was responsible for setting strategic direction for new distribution channels and oversight of financial operations. Mr. Brandenberger is a CPA (inactive California) and received a Bachelor of Science Degree in Business Administration with an emphasis in Accounting from California Polytechnic State University, San Luis Obispo.

Kenneth Jaffe is the Chief Operating Officer for KBS Capital Markets Group LLC. From February 2003 to August 2005, Mr. Jaffe was President of Jaffe Technologies, Inc., a consulting firm providing custom technology solutions to the financial services industry. Prior to that, from July 2000 to January 2003, Mr. Jaffe was the Executive Vice President and Chief Information Officer of MetLife Investors, Inc., where Mr. Jaffe’s responsibilities included e-commerce initiatives for the distribution of financial services products, process re-engineering for telemarketing and customer service functions, CRM application development and the data warehousing of all proprietary information. Mr. Jaffe was the Chief Information Officer at Equitable Distributors, Inc. from 1996 to July 2000 where he was responsible for developing an IT infrastructure and staff for a newly formed business unit of AXA/Equitable. Prior to joining Equitable Distributors, Inc., Mr. Jaffe was Product Manager and Director of Management Information Systems for PIMCO Advisors. Mr. Jaffe graduated from Dartmouth College with a degree in Psychology modified with Computer Science.

Patrick J. Miller is the President of KBS Capital Markets Group LLC. Mr. Miller is responsible for the development and management of various aspects of the business including marketing and new business development. Prior to joining KBS Capital Markets Group in October 2005, Mr. Miller was a Senior Vice President at Thomson NETg, a leading provider of continuing corporate education and training that serves over 5,000 customers and millions of users worldwide. Thomson NETg is part of The Thomson Corporation (TSX:TOC; NYSE:TOC), a global leader in providing integrated information solutions to higher education, corporate, government and professional customers. From December 2001 until March 2004, Mr. Miller was President and Chief Executive Officer of FinancialCampus, an online education company providing training and development services to over 150 financial services organizations. FinancialCampus was acquired by Thomson NETg in March 2004. From February 2000 to August 2001, Mr. Miller served as Chief Executive Officer of Equitable Distributors, Inc., the wholesale distribution subsidiary of AXA Financial, where he had overall management responsibility for the distribution of a broad range of investment products and services. Prior to that, Mr. Miller worked at Fidelity Investments where he developed a proprietary annuity business for distribution throughout the broker/dealer community. Mr. Miller graduated from the University of California at Los Angeles with a degree in Psychology.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Peter M. Bren and Charles J. Schreiber, Jr. A majority of our board of directors, including a majority of our independent directors acting through the conflicts committee, will approve our property and real estate-related investments.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and its affiliates will manage our day-to-day affairs and our portfolio of real estate investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Organization and Offering Stage

Selling Commissions – KBS Capital Markets Group (2)	6.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$150,000/$120,000,000

Dealer Manager Fee – KBS Capital Markets Group (2)	3.5% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$87,500/$70,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)	To date, KBS Capital Advisors has paid organization and offering expenses on our behalf. We will reimburse KBS Capital Advisors for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $24,568,050 or 0.89% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.	$137,500/$24,586,050

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Acquisition and Development Stage

Acquisition Fees – KBS Capital Advisors (4)	0.75% of the cost of investments acquired by us, including acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee.	$11,065 (minimum offering and no debt)/ $9,302,156 (maximum offering and no debt)/ $26,577,589 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Origination Fees – KBS Capital Advisors or its wholly owned subsidiary (4)	1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans.	$6,323 (minimum offering and no debt)/ $5,315,518 (maximum offering and no debt)/ $15,187,194 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Operational Stage

Asset Management Fee – KBS Capital Advisors (5)	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Other Operating Expenses – KBS Capital Advisors (5)	We will reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. Though our advisor may seek reimbursement for personnel costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for personnel costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse for personnel costs in connection with services for which KBS Capital Advisors receives acquisition, origination or disposition fees.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $25,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Liquidation/Listing Stage

Disposition Fees—KBS Capital Advisors or its affiliates (6)	For substantial assistance in connection with the sale of properties or other investments, we will pay KBS Capital Advisors or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation in Net Cash Flows – KBS Capital Advisors (7)	After investors in our offering have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee –KBS Capital Advisors (7)(8)	Upon listing our common stock on a national securities exchange, a fee equal to 15.0% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (ii) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of 250,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)	After raising at least $2,500,000 in gross offering proceeds from persons who are not affiliated with us or KBS Capital Advisors, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4)	Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment and loan origination fees are a percentage of the amount funded by us to acquire or originate a loan, these fees will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent 65% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

For purposes of this table, we have assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

In addition to acquisition and origination fees, we will reimburse KBS Capital Advisors for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire the property or originate the loan. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition fees or origination fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(5)

Commencing four fiscal quarters after the acquisition of our first real estate asset, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)	Although we are most likely to pay disposition fees to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

(7)	To the extent this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described in note 5 above. Furthermore, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(8)	The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on “total operating expenses” described in note 5 above.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

	Number of Shares	Percent of
Name of Beneficial Owner (1)	Beneficially Owned (2)	All Shares
KBS Capital Advisors LLC	20,000	100.0%
Peter M. Bren, President	20,000	100.0
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and Director	20,000	100.0
Peter McMillan III, Executive Vice President, Treasurer, Secretary and Director	20,000	100.0
Keith D. Hall, Executive Vice President	20,000	100.0
Stacie K. Yamane, Chief Financial Officer and Controller	-	-
Hank Adler, Independent Director	-	-
Barbara R. Cambon, Independent Director	-	-
Stuart A. Gabriel, Ph.D., Independent Director	-	-
All directors and executive officers as a group	20,000	100.0%

(1)	The address of each beneficial owner listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.
(2)	As of the date of this prospectus, KBS Capital Advisors owns all of our issued and outstanding stock. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS Real Estate Programs

General

All of our executive officers and some of our directors are also executive officers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS investment advisers that are the sponsors of other real estate programs as well as executive officers and directors of KBS REIT I, another public, non-traded REIT advised by KBS Capital Advisors. Through affiliates of our advisor, some of our executive officers and directors also serve as investment advisers to institutional investors in real estate and real estate-related assets. These executive officers and directors have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these executive officers and directors and other affiliates of our advisor may organize other real estate programs, serve as the investment adviser to other investors and acquire for their own account real estate investments that may be suitable for us.

Since 1992, investment advisers affiliated with Peter M. Bren and Charles J. Schreiber, Jr. have sponsored 13 privately offered real estate programs. Nine of these programs are still operating. Our sponsors, Messrs. Bren, Schreiber, McMillan and Hall, are also the sponsors of KBS REIT I. All of these programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors for which a KBS entity serves as an investment adviser.

Allocation of Investment Opportunities

We rely on our sponsors, Peter M. Bren, Chares J. Schreiber, Jr., Peter McMillan III and Keith D. Hall, and the executive officers and real estate professionals of our advisor to identify suitable investments. KBS REIT I is also advised by KBS Capital Advisors and relies on these same executive officers and key employees. Messrs. Bren and Schreiber and other employees of KBS Capital Advisors are also key employees of KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. As such, the one private KBS-sponsored program that is raising funds for investment as of the date of this prospectus and the three KBS-advised institutional investors currently seeking investment opportunities all rely on the same real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. See “— Certain Conflict Resolution Measures.”

Joint Ventures with Affiliates

We may enter into joint venture agreements with other KBS-sponsored programs for the acquisition, development or improvement of properties or other investments. KBS Capital Advisors, our advisor and the advisor to KBS REIT I, and KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and affiliated entities, have the same executive officers and key employees, and these persons, including Messrs. Bren and Schreiber, will face conflicts of interest in determining which KBS program or other KBS-advised entity should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisors of other KBS programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and its affiliates will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, KBS Capital Advisors and its affiliates cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on KBS Capital Advisors and its affiliates and employees, including Messrs. Bren, Schreiber, McMillan and Hall, for the day-to-day operation of our business. Messrs. Bren, Schreiber, McMillan and Hall are also executive officers of KBS REIT I, and Messrs. Bren and Schreiber are the executive officers of KBS Realty Advisors and its affiliates, the advisors of the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they have engaged in and they will continue to engage in other business activities, Messrs. Bren, Schreiber, McMillan and Hall will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS-sponsored programs and activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share the same key employees. However, Messrs. Bren and Schreiber believe that KBS Capital Advisors and KBS Realty Advisors and its affiliates have sufficient personnel to fully discharge their responsibilities to the KBS programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

KBS Capital Advisors and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors, some of whom also serve as our executive officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and others investments from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	acquisitions of properties and other investments from third parties and originations of loans, which entitle KBS Capital Advisors to acquisition or origination fees and asset-management fees;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle KBS Capital Advisors to a subordinated incentive listing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and personnel from our advisor for consideration that would be negotiated at that time and may result in members of our advisor’s management receiving more compensation from us than they receive from our advisor; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

Our Board’s Loyalties to KBS REIT I and Possibly to Future KBS-sponsored Programs

All of our directors are also directors of KBS REIT I. The loyalties of our directors serving on the board of KBS REIT I or possibly on the board of future KBS-sponsored programs may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another KBS-sponsored program or if our advisor is giving preferential treatment to another KBS-sponsored program in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

Because our independent directors are also independent directors of KBS REIT I, they will receive compensation for service on the board of KBS REIT I. Like us, KBS REIT I will pay each independent director an annual retainer of $25,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). In addition, KBS REIT I reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

For the year ended December 31, 2007, the independent directors of KBS REIT I earned compensation as follows:

Independent Director	Compensation Earned in 2007(1)	Compensation Paid in 2007(1)
Hank Adler	$ 88,001 (2)	$ 89,083
Barbara Cambon	$124,002 (3)	$121,083
Stuart A. Gabriel, Ph.D	$ 84,001 (4)	$ 83,083

(1) Amount earned in 2007 does not equal amount paid in 2007 only because a portion of the director fees earned in the last quarter of a year may be paid in the first calendar quarter of the following year. Compensation Paid in 2007 includes meeting fees earned in the fourth quarter of 2006 but paid or reimbursed in the first quarter of 2007 as follows: Mr. Adler $21,750; Ms. Cambon $19,750; and Mr. Gabriel $16,750.

(2) This amount includes (i) fees earned for attendance at 13 board meetings, 22 conflicts committee meetings and 6 audit committee meetings, (ii) a $25,000 annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(3) This amount includes (i) fees earned for attendance at 14 board meetings, 23 conflicts committee meetings and 6 audit committee meetings, (ii) a $25,000 annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(4) This amount includes (i) fees earned for attendance at 15 board meetings, 24 conflicts committee meetings and 6 audit committee meetings, (ii) a $25,000 annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers and some of our directors are also executive officers, directors, managers and/ or holders of a direct or indirect controlling interest in:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other KBS-sponsored programs (see the “Prior Performance Summary” section of this prospectus).

Through KBS-affiliated entities, these persons also serve as the investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these programs, their stockholders, members and limited partners and the institutional investors advised by KBS-affiliated entities. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with KBS Capital Advisors at a substantial price; and

•	whether and when we seek to sell the company or its assets.

A majority of our board of directors, including a majority of our independent directors acting through the conflicts committee, will approve our property and real estate-related investments.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay KBS Capital Advisors a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset and the commission does not exceed 3% of the sales price of the property or other asset. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Under the advisory agreement, an incentive fee may be paid only if the stockholders first enjoy an 8% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sale proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described below.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that the conflicts committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 0.75% of the purchase price. Similarly, the advisory agreement limits the origination fee to 1.0% of the amount funded by us to acquire or originate loans. Any increase in the acquisition fee or origination fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which KBS Capital Advisors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and KBS Capital Advisors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing four fiscal quarters after the acquisition of our first real estate asset, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to KBS Capital Advisors, our directors, the sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, the sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, the sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to KBS Capital Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to KBS Capital Advisors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, KBS Capital Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the institutional investors for whom KBS Realty Advisors and its affiliates serve as investment advisers. KBS Capital Advisors, our advisor and the advisor to KBS REIT I, and KBS Realty Advisors and its affiliates share the same executive officers and key employees. When these KBS real estate professionals direct an investment opportunity to any KBS-sponsored program or one of the institutional investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our advisory agreement with KBS Capital Advisors requires that this determination be made in a manner that is fair without favoring any other KBS-sponsored program or investor. The factors that the KBS real estate professionals will consider when determining the KBS-sponsored program or investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•

the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the KBS real estate professionals, to be more appropriate for another KBS program or investor, they may offer the investment to another KBS program or investor.

Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS programs and investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment adviser so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS programs and investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs and investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in and origination of real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We expect our real property investments to be located in large metropolitan areas in the United States. Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the properties and other investments we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of this offering principally for, the acquisition of a diverse portfolio of real estate assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Although this is our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect.

Investments in Real Properties

We expect to allocate approximately 70% of our portfolio to investments in core properties, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. The primary property types in which we intend to invest are as follows (in no order of priority):

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office properties — including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation;

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retail properties — including neighborhood, community, power and lifestyle shopping centers and focusing on properties located in or nearby populated residential areas that have, or have the ability to attract, strong anchor tenants; and

•	industrial properties — including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We also intend to invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties in large metropolitan areas located in the United States. We will focus on markets where KBS affiliates have an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Our initial target markets are:

Western Region	Central Region	Eastern Region
Denver Los Angeles/ Orange County Phoenix Riverside/ San Bernardino Sacramento San Diego San Francisco Bay Area Seattle	Austin Chicago Dallas Houston Minneapolis	Atlanta Boston Greater New York Area Greater Philadelphia Area Northern New Jersey Northern Virginia Washington, D.C.

Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across these regions and among the submarkets within these regions.

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $10 million to $100 million; however, we may make investments outside of this range. For example, we may make investments for less than $10 million if the acquired property will complement our existing portfolio. Further, we may invest more than $100 million in a single property if we believe that property will help us meet our investment objectives. We do not expect that we will invest more than $200 million in any single property.

We generally intend to hold our core properties for five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. However, economic and market conditions may influence us to hold our investments for different periods of time.

Conditions to Closing Real Property Investments. Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions will also be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to KBS Capital Advisors;

•	title insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter with respect to the properties we acquire may vary substantially from those described. To the extent material to a decision to purchase shares in this offering, we will describe the terms of leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the KBS Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Investments in and Originating Loans

We also expect to make substantial investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. A wholly owned subsidiary of our advisor will source our debt investments and provide loan servicing. We will pay our advisor or its subsidiary origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.

We may sell some of the loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances securitize these loans through a CDO structure. Loans that we intend to securitize will be warehoused until we have originated a sufficient volume of suitable loans to conduct a securitization. When we have collected a sufficient volume of loans to conduct a securitization we will transfer those loans to a special purpose entity, or securitization vehicle, that we own to structure an offering of collateralized debt obligations. In such a securitization, the special purpose entity would issue its own debt, which would be backed by the loans held by the entity. The debt issued by the special purpose entity would generally be rated by one or more rating agencies.

We will fund the loans we originate with proceeds from this offering and from other lenders, including proceeds from warehouse lines of credit.

Described below are some of the types of loans in which we may invest and/or originate other than traditional commercial mortgage loans:

Second Mortgages. Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. Our management believes that B-Notes are one of the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans in which we may invest and/or originate will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These investments typically range in size from $10 to $50 million, have terms from 2 to 10 years and bear interest at a rate of 275 to 800 basis points over the applicable interest rate index. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but may have shorter terms. Mezzanine loans usually have loan-to-value ratios between 66% and 90%.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans. We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Participations. Mortgage and mezzanine participation investments are investments in partial interests of mortgages and mezzanine loans of the type described above that are made and administered by third-party lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party.

In evaluating prospective investments in and originations of loans, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, manager, agent or employee of our advisor or its subsidiary will inspect the property during the loan approval process. We do not expect to make or invest in loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term. We may hold some of our investments in mortgage and mezzanine loans for five to seven years, though we expect to hold some for two to three years. As discussed above, some of the loans we make will be sold shortly after origination.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

As discussed above, we currently expect approximately 30% of our portfolio to consist of real estate-related assets, including mortgage, mezzanine, bridge and other loans. Although this is our current target portfolio, we will not forgo a good investment because it does not precisely fit our expected portfolio composition. Further, we may make adjustments to our target portfolio based on real estate market conditions. Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Investments in Other Debt-Related Investments

In addition to our investments in properties, equity securities and loans, we may also invest in debt securities such as mortgage-backed securities, collateralized debt obligations and debt securities issued by other real estate companies. We may also sell credit default swaps. While we may invest in any of these debt-related investments, we expect that the majority of these investments would be commercial mortgage-back securities. A brief description of commercial mortgage-backed securities, collateralized debt obligations and credit default swaps follows.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities, or CMBSs, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBSs are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic location;

•	construction quality of the property; and

•	the creditworthiness of the borrowers.

The securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBSs. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade CMBS classes.

We evaluate the risk of investment grade and non-investment grade CMBSs based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We utilize third party data providers to review loan level performance such as delinquencies and threats to credit performance. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. With respect to transactional structure, we assess the structure of a particular CMBS transaction as well as utilize third party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Collateralized Debt Obligations. In addition to issuing collateralized debt obligations, or CDOs, we may also invest in CDOs. The CDOs or bonds we may purchase would be secured by pools of assets, such as mortgages, mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. The bonds may be rated by one or more rating agencies.

Credit Default Swaps. We may also sell credit protection as the seller of credit default swaps, or CDSs. CDSs are derivative securities that attempt to replicate the credit risk involved with owning a particular unrelated third-party security, which we refer to as the “Reference Obligation.”

CDS transactions obligate one party to the transaction (the seller of credit protection) to pay an amount to the other party to the transaction (the buyer of credit protection) should one of a specified group of events (“Credit Events”) occur with respect to a separate reference security or obligation issued by a third party (the “Reference Obligation”) that is specified in the contract. The amount to be paid by the seller of credit protection upon the occurrence of a Credit Event will either be (i) the notional amount of the transaction, in exchange for which the Reference Obligation must be delivered to the seller of credit protection (called physical settlement), or (ii) the difference between the current market value of the Reference Obligation and the notional amount of the transaction (called cash settlement). In exchange for assuming the risk of a potential Credit Event-generated loss, the seller of credit protection will receive a fixed premium for the term of the contract (or until the occurrence of a Credit Event). The fixed premium is generally paid quarterly in arrears over the term of the transaction.

If we enter into a CDS transaction with respect to an asset, we will not have any legal or beneficial interest in the Reference Obligation. We will only have a contractual relationship with the counterparty, typically a broker-dealer or other financial institution, and we will not have the benefit of any collateral or other security or remedies that would be available to holders of the Reference Obligation or the right to receive information regarding the underlying obligors or issuers of the Reference Obligation. In addition, in the event of insolvency of a CDS counterparty, we would be treated as a general creditor of the counterparty to the extent the counterparty does not post collateral and, therefore, may be subject to significant counterparty credit risk. CDSs are relatively new instruments, the terms of which may contain ambiguous provisions that are subject to interpretation, with consequences that could be adverse to us.

As the seller of credit protection through a CDS, we would be exposed to those risks associated with owning the underlying Reference Obligation. The seller of credit protection, however, does not receive periodic interest payments, but instead it receives periodic premium payments for assuming the risk of a Credit Event-generated loss. These Credit Event risks generally consist of the following:

•	Failure to Pay Principal. Occurs when the obligor or issuer of the Reference Obligation fails to make the full amount of any mandatory principal payments to the holders of the Reference Obligation.

•	Failure to Pay Interest. Occurs when the obligor or issuer of the Reference Obligation fails to pay the full amount of interest due to the holders of the Reference Obligation.

•	Write-Down. Occurs when a loss is applied to a Reference Obligation by the trustee.

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Implied Write-Down. Occurs when the aggregate face value of the assets securing the Reference Obligation is less than the aggregate face value of the Reference Obligation and all obligations senior to it.

•	Distressed Ratings Downgrade. Occurs when a rating agency (Moody’s, Standard & Poor’s or Fitch) assigns a rating to the Reference Obligation of Caa2/CCC/CCC or below.

Upon the occurrence of a Credit Event with respect to a Reference Obligation, the buyer of protection will have the option to deliver the Reference Obligation to the seller of protection in part or in whole at par or to elect cash settlement. Should the buyer of protection elect cash settlement for a Credit Event that has occurred, it will trigger a payment, the amount of which is based on the proportional amount of failure or write-down. In the case of a distressed ratings downgrade, the buyer of protection must deliver the Reference Obligation to the seller of protection, and there is no cash settlement option. Under any of these scenarios the seller of protection will be forced to make payments to the buyer of protection. In most of these instances, it will create a loss for the protection seller.

Any credit protection we sell will be through an offshore TRS as the amounts received for such protection are not qualifying REIT income. However, we expect the net income from such securities will not be subject to United States corporate income tax as such offshore TRS will not have a U.S. trade or business.

Investments in Equity Securities

We expect to make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. We may invest in enhanced-return properties, which are higher-yield and higher-risk investments than core properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties. We may also acquire properties that are mixed-use properties, properties that are under development or construction, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. Unless our charter is amended, we will not:

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system);

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

We do not expect to invest in properties located outside of the United States or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the loans described above), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate and real estate-related assets.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor, KBS Capital Advisors, will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our conflicts committee. Our conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor will also develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

KBS Capital Advisors’ senior executives, Messrs. Bren and Schreiber, each average over 30 years of real estate experience. Messrs. Bren and Schreiber will work together with their team of real estate professionals in the identification, acquisition and management of our investments. The senior real estate professionals employed by KBS Capital Advisors average over 20 years of direct real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors will utilize a market-focused structure. KBS Capital Advisors has divided the country into three regions: the Eastern, Central and Western United States. Each region has a regional president who is responsible for executing our investment strategy and actively managing the asset managers in that region. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

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National Market Research - The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both “real time” market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

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Underwriting Discipline - KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other KBS professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

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Risk Management - Risk management is a fundamental principle in our advisor’s construction of portfolios and in the management of each investment. Diversification of portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ senior management continuously reviews the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

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Asset Management - Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements or participations for the purpose of obtaining interests in real properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or other KBS-sponsored programs; however, we may only enter into joint ventures with other KBS programs if our conflicts committee approves the transaction as being fair and reasonable to us. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a material joint venture for the acquisition of a specific property, we will supplement this prospectus to disclose the terms of such investment transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

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Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/ or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may finance the acquisition or origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to finance acquisitions of new properties or assets or originations of new loans; to pay for capital improvements, repairs or tenant build-outs; to refinance existing indebtedness; to pay distributions; or to provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 65% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. See “Plan of Operation—Liquidity and Capital Resources.”

To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold our properties for an extended period, typically five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. We may hold some of our investments in mortgage and mezzanine loans for five to seven years, though we expect to hold some of our loan investments for two to three years. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for you. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. See the discussion above under “Investment Objectives and Criteria — General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 75% of the aggregate cost (before deducting depreciation or other non-cash reserves) of tangible assets owned by us, unless approved by a majority of the conflicts committee;

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invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced, provided that in the case of a property or loan, the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

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acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system);

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment

Company Act, which means we must engage primarily in the business of buying mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in qualifying real estate assets and at least another 25% of our portfolio in additional qualifying real estate assets or real estate-related assets. Participations in mortgage loans, mortgaged-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other real estate companies may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. Our ownership of these investments, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor, KBS Capital Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, KBS Capital Advisors will attempt to monitor the proportion of our portfolio that is placed in various investments.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2008. We intend to acquire and manage a diverse portfolio of real estate assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not commenced operations nor have we identified any properties or other investments in which there is a reasonable probability that we will invest.

KBS Capital Advisors is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate assets. KBS Capital Advisors will make recommendations on all investments to our board of directors. A majority of our board of directors, including a majority of our independent directors acting through the conflicts committee, will approve our property and real estate-related investments. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2008, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist of $200,000 cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 65% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, though we may exceed this limit under certain circumstances. During the early stages of this offering, we expect that the conflicts committee will approve debt in excess of this limit.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and our conflicts committee.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2008. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare daily distributions and pay distributions on a monthly basis. We have not established a minimum distribution level.

Results of Operations

We were formed on July 12, 2007 and, as of the date of this prospectus, we have not commenced operations. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage and mezzanine loans; debt and derivative securities related to real estate assets, such as mortgage-backed securities, debt securities issued by other real estate companies and credit default swaps; and equity securities of other real estate companies. We may also invest in entities that make similar investments. We will not commence any significant operations until we have raised the minimum offering amount of $2,500,000 from persons who are not affiliated with us or our advisor.

Real Estate Market

The United States commercial real estate investment and leasing markets continue to be highly competitive. We actively compete with many other entities engaged in the acquisition and operation of retail, office and industrial properties. As such, we compete for a limited supply of properties that meet our investment criteria. The renewed interest in real estate investments as an asset class over the past several years has increased the capital available for the acquisition of commercial real estate. Investors include large institutional investors, pension funds, REITs, insurance companies, as well as foreign and private investors. These entities may have greater financial resources than we do. This increased competition may limit the number of suitable properties available to us and result in higher pricing, lower yields and an increased cost of funds. The above factors could also result in delays in the investment of proceeds from this offering.

Real Estate Finance Market

Recent events in the residential mortgage market may impact the commercial mortgage market as well as the market for debt related real estate-related investments generally. Credit spreads on commercial mortgages (i.e., the interest rate spread overall given benchmarks such as LIBOR or U.S. Treasury securities) are significantly influenced by: (i) supply and demand for such mortgage loans and (ii) capital markets execution for the sale or financing of such commercial mortgage assets. In the case of the former, the number of potential lenders in the market place and the amount of funds they are willing to devote to commercial mortgage assets will impact credit spreads. As liquidity or “demand” increases, spreads on equivalent commercial mortgage loans will decrease. Conversely, a lack of liquidity will result in credit spreads increasing. During periods of volatility, the number of lenders participating in the market may change at an accelerated pace. Further, many lenders are subject to the capital markets in order to finance their portfolio of commercial loans. Lenders are forced to increase the credit spread at which they are willing to lend as liquidity in the capital markets decreases. As the market tightens, many lenders have requested additional collateral or repayments with respect to their loans in order to maintain margins that are acceptable to them.

For existing loans, when credit spreads widen, the fair value of these existing loans decrease in market price. If a lender were to originate a similar loan today, such loan would carry a greater credit spread than the existing loan. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the fair value of the loan may be negatively impacted by the incremental interest forgone from the widened credit spread. Accordingly, when a lender wishes to sell the loan in a whole loan transaction, a commercial mortgage-backed securities issuance, finance the loan under a warehouse facility, or pledge the loan in a commercial real estate collateralized debt obligation financing, the reduced fair value of the loan will impact the total proceeds that the lender will receive.

Recently, concerns pertaining to the deterioration of the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-based securities and commercial real estate finance. This has resulted in a general reduction of liquidity in the commercial real estate sector. It has also caused a significant widening of the credit spreads on both commercial mortgage-backed securities and commercial real estate collateralized debt obligations in recent months. We can not foresee when these markets will stabilize.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation

We will have to make subjective assessments as to the useful lives of our depreciable assets. These assessments will have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, we will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of our preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we will assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and we will include amounts expected to be received in later years in deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We will recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale will be measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Distribution Policy

We expect to authorize and declare daily distributions that will be paid on a monthly basis. Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2008. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

PRIOR PERFORMANCE SUMMARY

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Since the formation of the first investment adviser affiliated with Messrs. Bren and Schreiber in 1992, investment advisers affiliated with Messrs. Bren and Schreiber have sponsored thirteen private real estate funds that have raised over $2.0 billion of equity from institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. We refer to the investment advisers affiliated with Messrs. Bren and Schreiber as KBS investment advisers.

In addition to the private real estate funds, Messrs. Bren and Schreiber, together with Peter McMillan III and Keith D. Hall, are sponsoring KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I, another publicly offered, non-traded REIT. Our advisor, KBS Capital Advisors, is the external advisor to KBS REIT I.

Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I and the private real estate funds sponsored by KBS investment advisers as of the ten years ending December 31, 2007. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS investment adviser if the investor had the power to reject the real estate acquisitions proposed by the KBS investment adviser. Such entities are not considered “funds” or “programs” as those terms are used in this prospectus.

Public Program

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its initial public offering is for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock at $9.50 per share pursuant to its dividend reinvestment plan. As of March 26, 2008, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1,114.8 million. KBS REIT I’s offering is expected to last until May 30, 2008, but KBS REIT I may extend its offering beyond that date. We expect KBS REIT I’s offering to terminate shortly after commencement of this offering.

As of December 31, 2007, KBS REIT I had raised gross offering proceeds of $857.1 million from approximately 21,845 investors from the sale of common stock in its ongoing initial public offering. As of December 31, 2007, KBS REIT I owned 14 office buildings, one light industrial property, two corporate research buildings, one distribution facility, one industrial portfolio consisting of nine distribution and office/warehouse properties, one office/ flex portfolio consisting of six buildings and an 80% membership interest in a joint venture that owns a portfolio of 23 institutional quality industrial properties and holds a master lease with a remaining term of 15.25 years with respect to another industrial property. In addition, KBS REIT I owned four mezzanine real estate loans, two B-notes, a partial ownership interest in one mezzanine real estate loan, a partial ownership interest in a senior mortgage loan and two loans representing senior subordinated debt of a private REIT. KBS REIT I had also originated three secured loans and made an investment in commercial mortgage-backed securities. KBS REIT I used the net proceeds from its ongoing initial public offering and debt financing to purchase or fund $1,711 million of real estate and real estate-related investments as of December 31, 2007, including $24.8 million in acquisition fees and closing costs.

KBS REIT I has investment objectives that are similar to ours. KBS REIT I intends to acquire and manage a diverse portfolio of real estate assets. It plans to diversify the portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I intends to target approximately 70% core investments and approximately 30% real estate-related investments and enhanced-return properties. Though this is its target portfolio, like us, KBS REIT I’s portfolio may vary from its expected composition to the extent that KBS Capital Advisors presents KBS REIT I with good investment opportunities that allow it to meet the REIT requirements under the Internal Revenue Code.

As of December 31, 2007, as a percentage of capital invested, KBS REIT I had invested in the following types of assets (including its investments through a consolidated joint venture): 44% in 19 office properties, 26% in 35 industrial properties and a master lease with a remaining term of 15.25 years in another industrial property, 12% in interests in four mezzanine loans, 9% in interests in four mortgage loans and 7% in interests in two loans representing subordinated debt of a private REIT and 2% in interests in two B-notes. All of KBS REIT I’s real property investments have been made within the United States. Also as of December 31, 2007 and as a percentage of capital invested, the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 24% in 23 properties and a master lease with a remaining term of 15.25 years in another property in the East; 35% in 19 properties in the South; 22% in six properties in the Midwest and 19% in six properties in the West. All of the real properties purchased by the KBS REIT I had prior owners and operators.

For more detailed information regarding acquisitions by KBS REIT I as of December 31, 2007, see Table VI contained in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

KBS REIT I had not sold any properties or other investments as of December 31, 2007. KBS REIT I intends to hold its properties and other investments for an extended period, typically five to seven years for real properties. In November 2007, the borrowers of a mezzanine loan in which KBS REIT I held a $21 million interest paid off the loan in full, including a spread maintenance premium.

KBS REIT I is subject to the up-front commissions, fees and expenses associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours. See Table II under “Prior Performance

Tables” for more information regarding the fees paid to KBS affiliates by KBS REIT I.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT I, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT I are also available on its web site at www.kbsreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT I are incorporated by reference in or otherwise a part of this prospectus. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT I files electronically as KBS Real Estate Investment Trust, Inc. with the Securities and Exchange Commission.

Private Programs

During the 10-year period ending December 31, 2007, KBS investment advisers managed thirteen private real estate funds, six of which were multi-investor, commingled funds and seven of which were single-client, separate accounts. All of these private funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of the funds. Five of the thirteen private funds managed by KBS investment advisers during the 10-year period ending December 31, 2007 used private REITs to structure the ownership of some of their investments.

Eleven of the thirteen private real estate funds managed by KBS investment advisers raised approximately $900.0 million of equity capital from 32 institutional investors during the 10-year period ending December 31, 2007. The institutional investors investing in the private funds include public and corporate pension funds, endowments and foundations. See Table I and Table II under “Prior Performance Tables” in this prospectus for more information regarding the experience of our sponsors in raising funds from investors. During this ten-year period, two of the thirteen private funds managed by KBS investment advisers did not raise any capital and three other private funds did not buy any new assets but raised capital only for on-going capital expenditure requirements.

During the ten-year period ending December 31, 2007, KBS investment advisers acquired 102 real estate investments and invested over $2.1 billion in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the eight private funds raising capital for new investments during this period. No debt financing was used in acquiring the properties of one of these eight private funds.

Each of the private funds managed by KBS investment advisers during the 10-year period ending December 31, 2007 have or had (four of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the private funds, the KBS investment adviser has focused on acquiring a diverse portfolio of real estate investments. The KBS investment adviser typically diversified the portfolios of the private funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for eleven of the thirteen private funds, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the thirteen private funds, the KBS investment adviser is focusing on the acquisition of core real estate assets. We will seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.

Substantially all of the assets acquired by the private funds have involved commercial properties. During the 10-year period ending December 31, 2007, capital invested by property type by KBS investment advisers on behalf of the private funds was: 74% of capital invested in 96 office properties, 21% of capital invested in commercial mortgage-backed securities, 4% of capital invested in three industrial properties, and 1% of capital invested in one retail property and a mortgage loan.

KBS Investment Advisers – Private Programs

Capital Invested by Property Type

The KBS investment advisers for the private funds also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by capital invested during the 10-year period ending December 31, 2007. KBS investment advisers have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the private funds were within the United States. Capital invested in acquired properties during the 10-year period ending December 31, 2007 by geographic region is as follows: 38% of capital invested in the East in 20 properties, 37% of capital invested in the South in 41 properties, 20% of capital invested in the West in 34 properties and 5% of capital invested in the Midwest in seven properties.

KBS Investment Advisers – Private Programs

Capital Invested by Region

In seeking to diversify the portfolios of the private funds by investment risk, KBS investment advisers have purchased both low risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the private funds had prior owners and operators.

For more detailed information regarding acquisitions by the private funds in the three years ending December 31, 2007, see Table VI contained in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

During the 10-year period ending December 31, 2007, KBS investment advisers have invested over $2.1 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients through eight private funds. Of the properties acquired during the 10-year period ending December 31, 2007, KBS investment advisers had sold 62 properties on behalf of these eight private funds, which represents 61% of all properties these eight private funds had acquired during this period. These eight funds also sold five properties during the 10–year period ending December 31, 2007 that had been acquired before January 1, 1998. During the 10-year period ending December 31, 2007, KBS investment advisers sold another 170 properties on behalf of the five funds that had acquired properties prior to January 1, 1998. KBS investment advisers continue to actively manage the unsold properties of these private funds to significantly increase their operating cash flows. KBS investment advisers anticipate that they will sell these assets when they believe market conditions and property positioning have maximized their value.

Though the private funds were not subject to the up-front commissions, fees and expenses associated with this offering, the private funds have fee arrangements with KBS affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. Historically a majority of the private funds paid (i) asset management fees, (ii) acquisition fees and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

Please see Tables II and III under “Prior Performance Tables” in this prospectus for more information regarding the fees paid to KBS affiliates by these private funds and the operating results of these private funds. Only two of the private funds represented in Table II, which we refer to as Commingled Account 5/95 and Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2007. Two of the ten private funds in Table II, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining eight private funds represented in Table II, which we refer to as Commingled Account 5/95, Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06 and Separate Account 10/06, are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the private funds. Only one of these eight private funds, Commingled Account 5/95, has been liquidated. None of the other funds presented in Table II are in their liquidation stage.

Adverse changes in general economic conditions have occasionally affected the performance of the private funds. For example, in the mid-1990s, in an effort to take advantage of what the KBS investment advisers believed was attractive, discounted portfolio pricing, five of the private funds invested in real estate portfolios in the Southwest, primarily in Arizona and Texas. These portfolios were composed principally of smaller Class B buildings. The recession, beginning around 1999, resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in the funds investing additional capital to cover the costs of re-letting the properties. The private funds also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. The five private funds that made such investments were Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99, Separate Account 10/97 and Separate Account 12/98. Also in the late 1990s, three private funds, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 12/98, made investments in real estate located in the Northeast, primarily in Massachusetts. At that time, this area had a high concentration of tenants that were tech companies. While the private funds did not have a significant number of tech companies as their tenants, the collapse of the dot-com market did result in a significant amount of office-building space being returned to the marketplace, increasing vacancy rates and substantially lowering market rents. As a result, rental rates in the buildings owned by these funds decreased on newly leased space and renewals in buildings. The area’s higher vacancy rates also increased the period of time it took the KBS investment advisers to get the properties to the planned stabilized occupancy level for disposition. All of the private funds discussed in this paragraph are still in their operating stage. These adverse market conditions reduced the distributions made by these private funds and may cause the total returns to investors to be lower than they otherwise would.

Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the private funds sponsored by KBS investment advisers, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these private funds.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper US LLP has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “KBS REIT II,” “we,” “our” and “us” mean only KBS Real Estate Investment Trust II, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate KBS Real Estate Investment Trust II, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of KBS REIT II—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of KBS REIT II

We intend to elect to be taxed as a REIT, commencing with our taxable year ending December 31, 2008. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper US LLP, acting as our tax counsel in connection with this offering, has rendered an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2008. It must be emphasized that the opinion of DLA Piper US LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper US LLP . Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or

“REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2008). Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 95% gross income test, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from such transactions will not be qualifying income for the 75% gross income test, and income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that we or a pass-through subsidiary enters into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the REIT 95% gross income test, and would be treated as non-qualifying income for the 75% gross income test. To the extent that we hedge in other situations, the resultant income will be treated as income that does not qualify under the 75% or the 95% gross income test, provided that certain requirements are met. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be noncash accrued income, could be treated as excess inclusion income. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of KBS REIT II—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of KBS REIT II—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of KBS REIT II—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of KBS REIT II—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S.

holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. However, we do not expect that our common stock will be publicly traded following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours) a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of KBS REIT II—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

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sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Asset Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the

“initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Asset Regulations.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until three years after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

When determining the estimated per share value of our shares three years after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

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the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the date of this prospectus, 20,000 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: KBS Real Estate Investment Trust II, Inc., c/o Phoenix Transfer, Inc., 2401 Kerner Boulevard, San Rafael CA 94901.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 of the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with KBS Capital Advisors will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors will annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after 2008, the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Distributions

We expect to authorize and declare daily distributions that will be paid on a monthly basis. In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a distribution.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS REIT II — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights. Each stockholder who receives a copy of the stockholder list shall keep such list confidential and shall sign a confidentiality agreement to the effect that such stockholder will keep the stockholder list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8.

Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and fill vacancies on the board. Our bylaws may be amended by our stockholders or the board of directors.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions

No selling commissions or dealer manager fees will be payable on shares sold under the dividend reinvestment plan. We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption program, rather than for investments. However, to the extent proceeds from our dividend reinvestment plan are used for investments in real estate and for real estate-related investments, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees. See “Management Compensation.”

Voting

You may vote all shares, including fractional shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the dividend reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our dividend reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your shares to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined below), the prices at which we will redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

There are several limitations on our ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” we may not redeem shares until they have been outstanding for one year.

•

Our share redemption program limits the number of shares we may redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We intend to engage a third party to administer the share redemption program and will notify you of the administrator’s name and contact information. We will redeem shares on the last business day of each month. The program administrator would have to receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we would not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon a stockholder’s death or “qualifying disability” differently from other redemptions:

•	there is no one-year holding requirement;

•

until we establish an estimated value per share, which we expect to be three years after the completion of our offering stage, the redemption price is the amount paid to acquire the shares from us; and

•	once we have established an estimated value per share, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

Our board of directors may amend, suspend or terminate the program upon 30 days’ notice. We would notify you of such developments in our annual or quarterly reports that we publicly file with the SEC or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program would only provide stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us at KBS Real Estate Investment Trust II, c/o Phoenix Transfer, Inc., 2401 Kerner Boulevard, San Rafael CA 94901.

Registrar and Transfer Agent

We have engaged a third party, Phoenix Transfer, Inc., to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

KBS Limited Partnership II, which we refer to as the Operating Partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings II LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, KBS REIT Holdings II; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

As it will upon commencement of this offering, under an amended and restated partnership agreement, we expect that the Operating Partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to properties we may own outside of the Operating Partnership. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of 250,000 shares and a maximum of 280,000,000 shares of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 200,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year.

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until April 22, 2011. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as October 19, 2011. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, KBS Capital Markets Group, is a recently formed company with a limited operating history. KBS Capital Markets Group registered as a broker-dealer with the Securities and Exchange Commission in October 2004, and this offering will be the second offering conducted by our dealer manager. The principal business of KBS Capital Markets Group will be to sell the securities offered by KBS-sponsored programs. KBS Capital Markets Group is indirectly owned and controlled by four of our executive officers, Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group will receive selling commissions of 6.0% of the gross offering proceeds for shares sold in our primary offering. The dealer manager will receive 3.5% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee will be paid with respect to certain volume discount sales. We will not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan. We will also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$120,000,000

Dealer manager fee (maximum)	70,000,000

Expense reimbursements for retail conferences(1) (2)	4,500,000	(3)

Expense reimbursement for bona fide training and education meetings held by us(2) (4)	3,660,000	(3)

Expense reimbursement for technology and other costs (2) (5)	150,000	(3)

Legal fees allocable to the dealer manager(2)	100,000	(3)

Reimbursement of due diligence expenses (2) (6)	200,000	(3)

Promotional items(2)	350,000	(3)

Total	$198,960,000

(1) These fees consist of reimbursements for travel, meals, lodging and attendance and sponsorship fees incurred by employees of KBS Capital Markets Group and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker-dealers.

(2) Subject to the cap on organization and offering expenses described below, we will reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments will serve to reimburse KBS Capital Markets Group for amounts it has paid to participating broker-dealers for the items noted.

(3) Amounts shown are estimates.

(4) These fees consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of (a) the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) wholesalers and others receiving transaction-based compensation associated with KBS Capital Markets Group or another of our affiliates and (b) reimbursement of the portion of a dual employee’s salary paid by KBS Capital Markets Group attributable to time spent planning and coordinating bona fide training and education meetings on our behalf.

(5) These fees consist of expense reimbursements to participating broker-dealers in special cases for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

(6) We will reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds. Upon effectiveness of proposed amendments to NASD Rule 2810, we may agree to increase the reimbursement.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, provided that bona fide due diligence expenses may represent an additional 0.5% of our gross offering proceeds. Upon effectiveness of proposed amendments to NASD Rule 2810, we may agree to reimburse the dealer manager for the dealer manager’s reimbursement of the bona fide due diligence expenses of broker dealers in excess of 0.5%. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, KBS Capital Advisors has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect our total organization and offering expenses to be approximately 7.77% of our gross offering proceeds, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase $1,000,000 or more of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions and dealer manager fees we will pay will be reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$0	to	$ 999,999	6.0%	3.5%	$10.00
$1,000,000	to	$1,999,999	5.0%	3.5%	$ 9.90
$2,000,000	to	$2,999,999	4.0%	3.5%	$ 9.80
$3,000,000	to	$3,999,999	3.0%	3.0%	$ 9.65
$4,000,000	to	$9,999,999	2.0%	2.5%	$ 9.50
$10,000,000	and above		1.0%	2.5%	$ 9.40

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $100,000 and dealer manager fees of $87,500.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,500,000 by April 22, 2009 from persons who are not affiliated with us or our advisor. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, First Republic Trust Company, in trust for subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise at least $2,500,000 by April 22, 2009, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account. Different escrow procedures apply to Pennsylvania investors. Because of the higher minimum offering requirement for Pennsylvania investors, subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions. See “— Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “First Republic Trust Company, as agent for KBS Real Estate Investment Trust II, Inc.” Once we have raised $2,500,000, you should make your check payable to “KBS Real Estate Investment Trust II, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of this prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “—Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsors and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have purchased shares in KBS REIT I, you may invest less than the minimum amount set forth above, but in no event less than $100.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $133,333,333, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2.5 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions) prior to April 22, 2010. In the event we do not raise gross offering proceeds of $66.7 million by April 22, 2010, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by the escrow agent, First Republic Trust Company, in trust for Pennsylvania subscribers’ benefit, pending release to us. Purchases by persons affiliated with us or our advisor will not count toward satisfaction of the Pennsylvania minimum.

If we have not reached this $66.7 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $66.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $66.7 million, Pennsylvania investors should make their checks payable to “First Republic Trust Company, as agent for KBS Real Estate Investment Trust II, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “KBS Real Estate Investment Trust II, Inc.”

Investments through IRA Accounts

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or through our dealer manager at www.kbs-cmg.com.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of KBS-sponsored programs, property brochures and articles and publications concerning real estate. Some or all of our supplemental sales materials may not be available in certain jurisdictions.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper US LLP, Raleigh, North Carolina. DLA Piper US LLP has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of KBS Real Estate Investment Trust II, Inc. at December 31, 2007, appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of

KBS Real Estate Investment Trust II, Inc.

We have audited the accompanying consolidated balance sheet of KBS Real Estate Investment Trust II, Inc. (the “Company”) as of December 31, 2007. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of KBS Real Estate Investment Trust II, Inc. at December 31, 2007 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

February 8, 2008

F-2

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2007

Assets

Cash	$200,000

Total assets	$200,000

Liabilities and stockholder’s equity

Liabilities

Total liabilities	$—

Commitments and contingencies Stockholder’s equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	200

Additional paid-in capital	199,800

Total stockholder’s equity	200,000

Total liabilities and stockholder’s equity	$200,000

See accompanying notes to consolidated balance sheet.

F-3

KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2007

1.    ORGANIZATION

KBS Real Estate Investment Trust II, Inc. (the “Company”) was formed on July 12, 2007 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Substantially all of the Company’s business is expected to be conducted through KBS Limited Partnership II (the “Operating Partnership”), a Delaware limited partnership formed on August 23, 2007. The Company is the sole general partner of and owns a 0.1% partnership interest in the Operating Partnership. KBS REIT Holdings II LLC (“REIT Holdings”), a Delaware limited liability company formed on August 23, 2007, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. The Company is the sole member and manager of REIT Holdings.

Subject to certain restrictions and limitations, the business of the Company will be externally managed by KBS Capital Advisors LLC (the “Advisor”), an affiliate of the Company, pursuant to an Advisory Agreement the Company anticipates executing with the Advisor. On August 30, 2007, the Company issued 20,000 shares of its common stock to the Advisor at a purchase price of $10.00 per share. As of December 31, 2007, the 20,000 shares of common stock owned by the Advisor were the only issued and outstanding shares of the Company.

The Company expects to invest in and manage a diverse portfolio of real estate investments, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage and mezzanine loans, debt and derivative securities related to real estate assets, such as mortgage-backed securities, debt securities issued by other real estate companies and credit default swaps, and equity securities of other real estate companies. The Company may also invest in entities that make similar investments.

In its initial public offering, the Company intends to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares are being offered pursuant to the Company’s dividend reinvestment plan. The Company intends to retain KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Company, to serve as the dealer manager of the Offering. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above.

As of December 31, 2007, neither the Company nor the Operating Partnership had purchased or contracted to purchase any properties or other investments. Also as of December 31, 2007, the Advisor had not identified any properties or other investments in which there is a reasonable probability that the Company or the Operating Partnership will invest.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company, REIT Holdings and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

F-4

KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. The Company’s account balance exceeds federally insurable limits. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of December 31, 2007.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life

Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases.

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Impairment of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company will assess the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall.

Rents and Other Receivables

The Company will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents. The Company will exercise judgment in establishing these allowances and consider payment history and current credit status of its tenants in developing these estimates.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company will recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from any loans receivable the Company may purchase will be recognized based on the contractual terms of the debt instrument. Fees related to the buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income using the

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

effective interest method. Closing costs related to the purchase of the loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income using the effective interest method.

Distribution Policy

The Company intends to elect to be taxed as a REIT and to operate as a REIT beginning with its taxable year ending December 31, 2008. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company expects to authorize and declare daily distributions that will be paid on a monthly basis.

Distributions to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Organization, Offering and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially being paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These other organization and offering costs include all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) charges of the escrow holder and transfer agent; (iii) charges of the Advisor for administrative services related to the issuance of shares in the Offering; (iv) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (v) reimbursement to the Advisor for costs in connection with preparing supplemental sales materials; (vi) the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers); (vii) reimbursement to the Dealer Manager for attendance and sponsorship fees and cost reimbursements for employees of the Dealer Manager to attend retail seminars conducted by broker-dealers; and (viii) in special cases, reimbursement to participating broker-dealers for technology costs associated with the Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the shares in the Offering and the ownership of the shares by such broker-dealers’ customers. The Company anticipates that, pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company will be obligated to reimburse the Advisor, the Dealer Manager or their affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

In the event the Minimum Number of Shares of the Company’s common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs. As of December 31, 2007, the Advisor has incurred on behalf of the Company organization and offering costs of approximately $618,000. These costs are not recorded in the financial statements of the Company as of December 31, 2007 because such costs are not a liability of the Company until the Advisory Agreement is executed and the Minimum Number of Shares of the Company’s common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the Offering.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

Independent Director Compensation

The Company will pay each of its independent directors an annual retainer of $25,000. In addition, the independent directors will be paid for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 4.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ending December 31, 2008. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Recently Issued Accounting Standards

In June 2007, the FASB cleared for issuance the Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting, Investment Companies, and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 addresses whether the accounting principles of the Audit and Accounting Guide, Investment Companies, may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 initially applied to periods beginning on or after December 15, 2007. In October 2007, the FASB issued an Exposure Draft to delay the effective date of SOP 07-1 indefinitely.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value and establishes a framework for measuring fair value under GAAP. The key changes to current practice are (1) the definition of fair value, which focuses on an exit price rather than an entry price; (2) the methods used to measure fair value, such as emphasis that fair value is a market-based measurement, not an entity-specific measurement, as well as the inclusion of an adjustment for risk, restrictions, and credit standing and (3) the expanded disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to adopt SFAS 157 in the first quarter of 2008. The Company does not anticipate that the adoption of SFAS 157 will have a material effect on its consolidated balance sheet.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets

F-8

KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not anticipate that the adoption of SFAS 159 will have a material effect on its consolidated balance sheet.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. In addition, SFAS 160 provides reporting requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact that SFAS 160 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised), Business Combinations (“SFAS No. 141R”). SFAS No. 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles), and any noncontrolling interest in the acquiree. SFAS No. 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141R on January 1, 2009 will require the Company to expense all transaction costs for business combinations which may be significant to the Company based on historical acquisition activity.

3. STOCKHOLDER’S EQUITY

General

Under the Articles of Incorporation of the Company, the total number of shares of capital stock authorized for issuance is 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, each as defined by the Company’s Articles of Incorporation.

The shares of common stock have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of December 31, 2007, the Company had issued 20,000 shares of common stock.

The Company is authorized to issue one or more classes or series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. As of December 31, 2007, no shares of the Company’s preferred stock were issued and outstanding.

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan (the “DRP”) through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP will be $9.50. Three years after the completion of the offering stage, shares issued pursuant to the plan will be priced at the estimated value per share of the Company’s common stock, as determined by the Advisor or a firm chosen for that purpose. The offering stage will be considered complete when the Company is no longer publicly offering equity securities – whether through the Offering or follow-on public offerings – and has not done so for one year. No selling commissions or dealer manager fees will be paid on shares sold under the DRP.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

The board of directors of the Company may amend or terminate the DRP for any reason, provided that any amendment that adversely affects the rights or obligations of a participant shall only take effect upon 10 days’ written notice to participants.

Proposed Share Redemption Program

As the Company’s stock is currently not listed on a national exchange, there is no market for the Company’s stock. As a result, there is risk that a stockholder may not be able to sell the Company’s stock at a time or price acceptable to the stockholder.

Prior to the commencement of the Offering, the Company expects its board of directors to approve a share redemption program that would enable its stockholders to sell their shares to the Company in limited circumstances.

There would be numerous restrictions on a stockholder’s ability to sell its shares to the Company under the program. Unless the shares were being redeemed in connection with a stockholder’s death or “qualifying disability,” the Company may not redeem shares until they have been outstanding for one year. In addition, the Company would limit the number of shares redeemed pursuant to the proposed share redemption program as follows: (1) during any calendar year, the Company would not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares would come exclusively from the net proceeds the Company received from the sale of shares under the dividend reinvestment plan during the prior calendar year. Further, the Company would have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent the Company from accommodating all requests made in any year.

Under the proposed program, the Company would initially redeem shares as follows:

1.	The lower of $9.25 or 92.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least one year;

2.	The lower of $9.50 or 95.0% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least two years;

3.	The lower of $9.75 or 97.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least three years; and

4.	The lower of $10.00 or 100% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least four years.

Notwithstanding the above, once the Company established an estimated value per share of common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by the Advisor or another firm chosen for that purpose. The Company expects to establish an estimated value per share beginning three years after the completion of its offering stage. The Company will consider its offering stage complete when it is no longer publicly offering equity securities – whether through the Offering or follow-on public offerings – and has not done so for one year. Until the Company establishes an estimated value per share, the redemption price for shares being redeemed upon a stockholder’s death or qualifying disability would be the amount paid to acquire the shares from the Company.

Even if adopted, the Company’s board of directors could amend or terminate the proposed share redemption program with 30 days’ advance notice.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

4.    RELATED-PARTY TRANSACTIONS

The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. These agreements will entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Form of Compensation	Amount

Selling Commission

The Company will pay the Dealer Manager up to 6% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The Dealer Manager will reallow 100% of commissions earned to participating broker-dealers. No sales commission will be paid on shares sold through the dividend reinvestment plan.

Assuming all shares in the primary offering are sold at the highest possible selling commissions (with no discounts to any categories of purchasers), estimated selling commissions are approximately $150,000 if the Company sells the minimum of 250,000 shares and approximately $120,000,000 if the Company sells the maximum of 280,000,000 shares.

Dealer Manager Fee

The Company will pay the Dealer Manager 3.5% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. A reduced dealer manager fee is payable with respect to certain volume discount sales.

The estimated dealer manager fee is approximately $87,500 if the Company sells the minimum of 250,000 shares and approximately $70,000,000 if the Company sells the maximum of 280,000,000 shares.

Reimbursement of Organization and Offering Expenses

The Company will reimburse the Advisor or its affiliates for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs of approximately $137,500 if the Company sells the minimum of 250,000 shares and approximately $24,568,050 if the Company sells the maximum of 280,000,000 shares.

Acquisition Fee	The Company will pay the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, the Company will pay an origination fee to the Advisor in lieu of an acquisition fee.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

Form of Compensation	Amount

Origination Fee	The Company will pay the Advisor or its wholly owned subsidiary 1.0% of the amount funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investments and any debt the Company uses to fund the acquisition or origination of the loans. The Company will not pay an acquisition fee with respect to such loans.

Asset Management Fee*	The Company will pay the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments the Company owns and of the Company’s investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.

Reimbursement of Operating Expenses*	The Company will reimburse the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. Though the Advisor may seek reimbursement for personnel costs under the Advisory Agreement, the Advisor does not intend to do so at this time. If the Advisor does decide to seek reimbursement for personnel costs, such costs may include the Company’s proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. The Company will not reimburse the Advisor or its affiliates for personnel costs in connection with services for which the Advisor or its affiliates receive acquisition fees, origination fees or disposition fees.

Disposition Fee

For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of the properties or other investments sold. However, in no event may the disposition fees (including real estate commissions) paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the properties or other investments sold. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below.

The Company does not intend to sell properties or other assets to affiliates. However, if the Company does sell an asset to an affiliate, its organizational documents would not prohibit it from paying the Advisor a disposition fee. Before the Company sold an asset to an affiliate, the Company’s Articles of Incorporation would require that the Company’s conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from third parties.

Subordinated Participation in Net Cash Flows*	After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

Form of Compensation	Amount

Subordinated Incentive Listing Fee

Upon listing the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive 15% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to stockholders.

*Commencing four fiscal quarters after the Company’s acquisition of its first real estate asset, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors.

“Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

“Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of the Company’s assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that the Company does not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other than net sales proceeds, that fee will count against the limit on “total operating expenses.”

The Advisory Agreement will have a one-year term. The Company may terminate the Advisory Agreement on 60 days’ written notice.

Conflicts of Interest

All of the Company’s executive officers and some of its directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager and other KBS-affiliated entities as well as executive officers and directors of KBS Real Estate Investment Trust, Inc., a public, non-traded REIT advised by the Advisor. Through KBS-affiliated entities, these persons also serve as investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to the Company and its stockholders.

Some of the material conflicts that the Advisor, the Dealer Manager or its affiliates will face are 1) the determination of whether an investment opportunity should be recommended to the Company or another KBS-sponsored program or KBS-advised investor; 2) the allocation of the time of key executive officers, directors, and other real estate professionals among the Company, other KBS-sponsored programs and KBS-advised investors, and the activities in which they are involved; 3) the fees received by the Advisor and its affiliates in connection with transactions involving the purchase, origination, management and sale of investments regardless of the quality of the asset acquired or the service provided the Company; and 4) the fees received by the Advisor, the Dealer Manager, and its affiliates in connection with the Company’s public offering of equity securities.

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KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

December 31, 2007

5.    ECONOMIC DEPENDENCY

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

F-14

PRIOR PERFORMANCE TABLES

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Since the formation of the first investment adviser affiliated with Messrs. Bren and Schreiber in 1992, investment advisers affiliated with Messrs. Bren and Schreiber have sponsored thirteen private real estate funds that have raised over $2.0 billion of equity from institutional investors (as of December 31, 2007). Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. We refer to the investment advisers affiliated with Messrs. Bren and Schreiber as KBS investment advisers.

In addition to the private real estate funds, Messrs. Bren and Schreiber, together with Peter McMillan III and Keith D. Hall, are sponsoring KBS Real Estate Investment Trust, Inc., another publicly offered, non-traded REIT. We refer to KBS Real Estate Investment Trust, Inc. as KBS REIT I. Our advisor, KBS Capital Advisors, is the external advisor to KBS REIT I. KBS REIT I launched its initial public offering on January 27, 2006.

During the 10-year period ended December 31, 2007, KBS investment advisers have managed thirteen private real estate funds, six of which were multi-investor, commingled funds and seven of which were single-client, separate accounts. All of these private funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of the funds. Five of the thirteen private funds managed by KBS investment advisers during the 10-year period ending December 31, 2007 used private REITs to structure the ownership of some of their investments.

KBS REIT I and each of the private funds managed by KBS investment advisers during the ten-year period ending December 31, 2007 have or had (four of the funds have been fully liquidated) investment objectives that are similar to ours. KBS REIT I and each of the private funds have focused upon acquiring a diverse portfolio of real estate investments. The KBS investment adviser of the private funds typically diversified the portfolios of the funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for eleven of the thirteen private funds, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the thirteen private funds, the KBS investment adviser focused on the acquisition of core real estate assets. KBS REIT I intends to target approximately 70% core investments but to make approximately 30% of its investments in enhanced-return properties and other real estate-related assets. Real estate-related assets include mortgage loans, mezzanine debt, mortgage-backed securities and other similar structured finance investments. Like KBS REIT I, we will seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.

The tables presented in this section provide summary information related to the historical experience of KBS REIT I and the private real estate funds sponsored by KBS investment advisers. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs;

•	Table IV – Results of Completed Programs; and

•	Table V – Sales or Disposals of Properties.

For information regarding the acquisitions of KBS REIT I and the private funds sponsored by KBS investment advisers during the three years ending December 31, 2007, see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

F-15

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of KBS investment advisers in raising and investing funds for programs that have had offerings close during the three years ended December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied. Each of the programs presented have investment objectives similar to ours. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser was focused on the acquisition of core real estate assets, and in constructing the portfolios for Separate Account 5/06 and Separate Account 10/06, the KBS investment adviser is focusing on the acquisition of a mix of value-added, enhanced return and core real estate assets. We will seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount offered” for each program.

	SEPARATE	SEPARATE	SEPARATE	SEPARATE
	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT
	6/05	8/05	5/06	10/06
Dollar amount offered	$50,043,000	$49,180,000	$50,012,000	$45,274,000

Percentage amount raised	100.0%	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions	-	-	-	-
Organizational expenses	-	-	-	-
Reserves	-	-	-	-

Percentage available for investment	100.0%	100.0%	100.0%	100.0%

Acquisition costs:
Prepaid items and fees related to purchase of property	-	-	-	-
Purchase price (cash down payment)(5)	251.1%	245.9%	253.5%	253.4%
Acquisition fees(6)	2.5%	2.5%	2.5%	2.5%
Other capitalized costs(7)	1.2%	1.5%	2.1%	0.9%

Total acquisition costs (includes mortgage financing)(8)	254.8%	249.9%	258.1%	256.8%

Percent leveraged(9)	60.8%	62.0%	64.4%	64.2%

Date offering began	(1)	(2)	(3)	(4)
Length of offering (in months)	(1)	(2)	(3)	(4)
Months to invest 90% of amount available for investment	(1)	(2)	(3)	(4)

(1) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 6/05 made its first investment in June 2005. The program has made a total of five separate investments through December 2007.

(2) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 8/05 made its first investment in October 2005. The program has made a total of five separate investments through December 2007.

F-16

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(3) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006. The program has made a total of five separate investments through December 2007.

(4) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006. The program has made a total of four separate investments through December 2007.

(5) “Purchase price (cash down payment)” includes both debt- and equity-financed payments. See the “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(6) Represents acquisition fees as if they were calculated as a percentage of dollar amount offered and raised. Acquisition fees per the partnership agreements of these programs are calculated as a percentage of purchase price (including leverage used to fund the acquisition) plus other capitalized costs and are paid to the KBS sponsor.

(7) Other capitalized costs include legal fees, outside broker fees, environmental studies, title and other closing costs.

(8) Total acquisition costs include the cash down payment, acquisition fees, other capitalized costs and mortgage financing.

(9) “Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

F-17

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates during the three years ended December 31, 2007 in connection with 1) each program sponsored by a KBS investment adviser that had offerings close during this period and 2) all other programs that have made payments to KBS affiliates during this period. All of the programs represented in the table below have or had investment objectives similar to ours. The KBS investment adviser for the private funds typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for the private programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets, except that for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser was focused on the acquisition of core real estate assets. KBS REIT I intends to target approximately 70% core investments but to make approximately 30% of its investments in enhanced-return properties and other real estate-related assets. Like KBS REIT I, we will seek to diversify our assets by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. All figures are as of December 31, 2007.

F-18

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Commingled Account 5/95 (1)	Commingled Account 12/96 (2)	Commingled Account 6/98 (3)	Commingled Account 6/99 (4)	Separate Account 10/97 (5)	Separate Account 12/98 (6)	Separate Account 6/05 (7)	Separate Account 8/05 (8)	Separate Account 5/06 (9)	Separate Account 10/06 (10)	KBS REIT I (11)
Date offering commenced	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Dollar amount raised	$273,100,000	$266,125,050	$216,650,000	$187,000,000	$153,016,700	$210,967,612	$50,043,000	$49,180,000	$50,012,000	$45,274,000	$857,062,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	-	-	-	-	-	-	-	-	-	-	$84,587,000
Acquisition fees:
- real estate commissions	-	-	-	-	-	-	-	-	-	-	-
- advisory fees (12)	-	-	-	-	-	-	$1,275,000	$1,233,000	$1,288,000	$1,157,000	$12,014,000
- other	-	-	-	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-	-	-	-
Dollar amount of cash generated from operations before deducting payments to sponsors	$1,742,000	$27,926,000	$29,232,000	$27,822,000	$14,350,000	$14,516,000	$11,308,000	$9,884,000	$7,880,000	$6,387,000	$47,557,000
Amount paid to sponsor from operations:
Property management fees (13)	$12,000	$4,377,000	-	-	-	-	-	-	-	-	-
Partnership and asset management fees	$67,000	$1,835,000	$2,289,000	$2,105,000	$1,730,000	$3,140,000	$2,592,000	$2,169,000	$1,209,000	$937,000	$3,249,000	(15)
Reimbursements	-	-	-	-	-	-	-	-	-	-	-
Leasing commissions (13)	-	$1,349,000	-	-	-	-	-	-	-	-	-
Construction management fees (13)	-	$24,000	-	-	-	-	-	-	-	-	-
Loan servicing fees	-	-	-	-	-	-	-	-	-	-	-
Dollar amount of property sales and refinancing before deducting payments to sponsors
- cash	$30,887,000	$56,016,000	$144,223,000	$130,971,000	$94,795,000	$90,157,000	$5,632,000	$4,312,000	-	-	-
- notes	-	-	-	-	-	-	-	-	-	-	-
Amounts paid to sponsor from property sales and refinancing:
- Real estate commissions (13)	-	$91,000	-	-	-	-	-	-	-	-	-
- Disposition fees	-	-	$520,000	$472,000	-	-	-	-	-	-	-
- Incentive fees (14)	$1,445,000	-	-	$100,000	-	-	-	-	-	-	-
- Other	-	-	-	-	-	-	-	-	-	-	-

F-19

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) This program made payments to KBS affiliates during the three years ended December 31, 2007; however, it did not close any offerings during this period. Commingled Account 5/95 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in May 1995.

(2) This program made payments to KBS affiliates during the three years ended December 31, 2007; however, it did not close any offerings during this period. Commingled Account 12/96 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1996.

(3) This program made payments to KBS affiliates during the three years ended December 31, 2007; however, it did not close any offerings during this period. Commingled Account 6/98 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 1998.

(4) This program made payments to KBS affiliates during the three years ended December 31, 2007; however, it did not close any offerings during this period. Commingled Account 6/99 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. The account made its first investment in June 1999.

(5) This program made payments to KBS affiliates during the three years ended December 31, 2007; however, it did not close any offerings during this period. Separate Account 10/97 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 1997.

(6) This program made payments to KBS affiliates during the three years ended December 31, 2007; however, it did not close any offerings during this period. Separate Account 12/98 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1998.

(7) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 6/05 made its first investment in June 2005. The program has made a total of five separate investments through December 2007. For more information about this program’s experience in raising capital, see Table I.

(8) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 8/05 made its first investment in October 2005. The program has made a total of five separate investments through December 2007. For more information about this program’s experience in raising capital, see Table I.

(9) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006. The program has made a total of five separate investments through December 2007. For more information about this program’s experience in raising capital, see Table I.

(10) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006. The program has made a total of four separate investments through December 2007. For more information about this program’s experience in raising capital, see Table I.

(11) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its ongoing initial public offering and then commenced real estate operations. As of December 31, 2007, KBS REIT I owned 14 office buildings, one light industrial property, two corporate research buildings, one distribution facility, one industrial portfolio consisting of nine distribution and office/warehouse properties, one office/flex portfolio consisting of six buildings and an 80% membership interest in a joint venture that owns a portfolio of 23 institutional quality industrial properties and holds a master lease with a remaining term of 15.25 years with respect to another industrial property. In addition, KBS REIT I owned four mezzanine real estate loans, two B-Notes, a partial ownership interest in one mezzanine real estate loan, a partial ownership interest in a senior mortgage loan and two loans representing senior subordinated debt of a private REIT. KBS REIT had also originated three secured loans and made an investment in commercial mortgage-backed securities.

(12) Advisory fees are acquisition fees that are calculated as a percentage of purchase price plus other capitalized costs and are paid to the KBS sponsor.

(13) Fees paid to parties affiliated with the general partner of the program.

F-20

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(14) Only two of the private funds represented in this table, Commingled Account 5/95 and Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2007. Two of the ten private funds, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining eight private funds represented in this table (Commingled Account 5/95, Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06 and Separate Account 10/06) are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the funds. Only one of these eight funds, Commingled Account 5/95, has been liquidated. None of the other private funds presented in this table are in their liquidation stage. KBS REIT I may pay subordinated inventive fees based on participation in the net cash flows of the fund (whether from continuing operations, net sale proceeds or otherwise), after achieving a stipulated return for investors. Upon listing, KBS REIT I may pay a subordinated incentive fee to its external advisor if investors have received a stipulated return. However, any portion of a subordinated participation in net cash flows paid by KBS REIT I would offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(15) Asset management fees of $2.2 million incurred and payable to the advisor with respect to the months of July 2006 through September 2007 have been deferred without interest. Although pursuant to the advisory agreement, the advisor may demand payment of deferred asset management fees at any time, the advisor does not intend to request payment of deferred asset management fees until cumulative funds from operations for the period January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to stockholders of KBS REIT I as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for stockholders of KBS REIT I for the period from July 18, 2006 through the date of such reimbursement.

F-21

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of programs sponsored by KBS investment advisers that have had offerings close during the five years ended December 31, 2007. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these private programs has investment objectives similar to ours. The KBS investment adviser typically diversified the portfolios of these private programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for two of these programs, Separate Account 5/06 and Separate Account 10/06, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. In constructing the portfolios for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser was focused on the acquisition of core real estate assets. We will seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. All figures are as of December 31 of the year indicated, except as otherwise noted.

F-22

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 5/06		Separate Account 10/06
	2006	2007	2006	2007
Gross revenues	$2,526,000	$16,480,000	$354,000	$13,628,000
Profit (loss) on sale of properties	-	-	-	-
Less: Operating expenses(1)	(1,503,000)	(7,855,000)	(428,000)	(7,653,000)
Interest expense	(878,000)	(4,810,000)	(122,000)	(4,146,000)
Depreciation(2)	-	-	-	-
Unrealized gain (loss)(2)	-	4,905,000	-	5,327,000

Net income (loss) - GAAP basis(2)	$145,000	$8,720,000	$(196,000)	$7,156,000

Taxable income:
From operations	$97,000	$1,539,000	$(183,000)	$(207,000)
From gain (loss) on sale	-	-	-	-
Cash generated (deficiency) from operations	$855,000	$5,816,000	$1,769,000	$3,681,000
Cash generated (deficiency) from sales	-	-	-	-
Cash generated from refinancing	-	-	-	-

Total cash generated from operations, sales and refinancing	855,000	5,816,000	1,769,000	3,681,000
Less: Cash distributions to investors
- From operating cash flow	(640,000)	(3,525,000)	(100,000)	(3,135,000)
- From sales and refinancing	-	-	-	-

Cash generated (deficiency) after cash distributions	215,000	2,291,000	1,669,000	546,000
Less: Special items (not including sales and refinancing)	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$215,000	$2,291,000	$1,669,000	$546,000

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$4	$31	$(12)	$(5)
- from recapture	-	-	-	-
Capital gain (loss)	-	-	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$24	$71	$7	$71
- from return of capital	-	-	-	-

Total distribution on GAAP basis	$24	$71	$7	$71

Source (on cash basis)
- from sales	$-	$-	$-	$-
- from refinancing	-	-	-	-
- from operations	24	71	7	71

Total distributions on cash basis	$24	$71	$7	$71

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2007(3)		100%		100%

(1) Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not record depreciation expense while taxable income recognizes depreciation expense.
•

GAAP basis income for investment companies carries its assets at market value and records the changes in market value as unrealized gain or loss in the income statement. Taxable income records no such adjustment.

(3) Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

F-23

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 6/05			Separate Account 8/05
	2005	2006	2007	2005	2006	2007
Gross revenues	$4,045,000	$12,215,000	$13,348,000	$1,110,000	$10,653,000	$13,149,000
Profit (loss) on sale of properties	-	-	-	-	-	-
Less: Operating expenses(1)	(2,098,000)	(5,128,000)	(5,407,000)	(599,000)	(5,228,000)	(4,965,000)
Interest expense	(1,524,000)	(4,856,000)	(5,349,000)	(454,000)	(4,342,000)	(5,489,000)
Depreciation(2)	-	-	-	-	-	-
Unrealized gain (loss) (2)	-	2,038,000	5,361,000	-	6,381,000	2,111,000

Net income (loss) - GAAP basis(2)	$423,000	$4,269,000	$7,953,000	$57,000	$7,464,000	$4,806,000

Taxable income:
From operations	$482,000	$(61,000)	$82,000	$23,000	$(879,000)	$225,000
From gain (loss) on sale	-	-	-	-	-	-
Cash generated (deficiency) from operations	$2,337,000	$3,316,000	$3,063,000	$1,601,000	$3,433,000	$2,681,000
Cash generated (deficiency) from sales	-	-	-	-	-	-
Cash generated from refinancing	-	-	-	-	-	-

Total cash generated from operations, sales and refinancing	2,337,000	3,316,000	3,063,000	1,601,000	3,433,000	2,681,000
Less: Cash distributions to investors
- From operating cash flow	(1,505,000)	(3,560,000)	(3,559,000)	(470,000)	(3,190,000)	(3,500,000)
- From sales and refinancing	-	-	-	-	-	-

Cash generated (deficiency) after cash distributions	832,000	(244,000)	(496,000)	1,131,000	243,000	(819,000)
Less: Special items (not including sales and refinancing)	-	-	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$832,000	$(244,000)	$(496,000)	$1,131,000	$243,000	$(819,000)

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)	$12	$(1)	$2	$1	$(20)	$5
- from operations	-	-	-	-	-	-
- from recapture	-	-	-	-	-	-
Capital gain (loss)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$38	$71	$71	$13	$71	$71
- from return of capital	-	-	-	-	-	-

Total distribution on GAAP basis	$38	$71	$71	$13	$71	$71

Source (on cash basis)
- from sales	$-	$-	$-	$-	$-	$-
- from refinancing	-	-	-	-	-	-
- from operations	38	71	71	13	71	71

Total distributions on cash basis	$38	$71	$71	$13	$71	$71

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2007(3)			100%			100%

(1) Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not record depreciation expense while taxable income recognizes depreciation expense.
•

GAAP basis income for investment companies carries its assets at market value and records the changes in market value as unrealized gain or loss in the income statement. Taxable income records no such adjustment.

(3) Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

F-24

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table IV summarizes the results of the program sponsored by a KBS investment adviser that has completed its operations and sold all of its properties during the five years ended December 31, 2007. The program represented in the table below had investment objectives that were similar to ours. The KBS investment adviser diversified the portfolio of this private program by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for this program, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like this fund, we will also seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.

	Commingled Account 5/95	(1)

Dollar amount raised	$273,100,000	(1)

Number of properties purchased/developed	32
Date of closing of offering	(1)
Date of first sale of property	11/95
Date of final sale of property	9/05
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$295
- from recapture	-
Capital gain	$230
Deferred gain:
Capital	-
Ordinary	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$519
- from return of capital	1,000

Total distribution on GAAP basis	$1,519

Source (on cash basis)
- from sales	$1,188
- from refinancing	-
- from operations	331

	$1,519

_________________________

(1) This program was a multi-investor, commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $273,100,000 between April 1995 and May 1998.

F-25

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by programs sponsored by KBS investment advisers during the three years ended December 31, 2007. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table have or had investment objectives similar to ours. The KBS investment adviser typically diversified the portfolios of these private programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these private programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like these funds, we will also seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.

F-26

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Sale	Adjustments Resulting from Application of GAAP	Total (1)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (3)
Separate Account 12/98
5 Omni Way	7/00	8/05	$17,832,579	-	-	-	$17,832,579	$5,638,980	$10,283,573	$15,922,553	$1,626,122
4 & 6 Omni Way	7/00	12/06	$16,407,366	-	-	-	$16,407,366	$5,746,021	$14,614,236	$20,360,257	$6,786,081
1010 Lamar	12/98	11/07	$39,456,358	-	-	-	$39,456,358	-	$33,892,540	$33,892,540	$3,407,239
Commingled Account 5/95
Plaza Lot 3 and Sunpark	7/95	1/05 & 9/05	$29,254,441	-	-	-	$29,254,441	-	$15,367,059	$15,367,059	$18,935,257
Commingled Account 12/96
Longmont Land Lots 6, 7, 8, 9, 11	5/97	1/05	$2,142,657	-	-	-	$2,142,657	-	$421,369	$421,369	$(891,335)
Kirkwood Atrium	8/97	12/07	$22,254,714	-	-	-	$22,254,714	-	$21,543,253	$21,543,253	$9,845,880
Boulder Tower	5/97	12/07	$31,376,678	-	-	-	$31,376,678	-	$31,289,749	$31,289,749	$18,780,130
Commingled Account 6/98
26th Place	7/98	2/05	$1,933,857	-	-	-	$1,933,857	-	$3,859,124	$3,859,124	$109,139
Tudor Plaza	7/98	2/05	$1,650,418	-	-	-	$1,650,418	-	$2,166,761	$2,166,761	$790,671
Metro Exec Park	7/98	4/05	$5,586,063	-	-	-	$5,586,063	-	$7,930,933	$7,930,933	$3,400,504
S Tucson	7/98	5/05	$160,701	-	-	-	$160,701	-	$299,224	$299,224	$1,080,658
Westmount	7/98	9/05	$7,109,456	-	-	-	$7,109,456	-	$5,892,426	$5,892,426	$2,153,581
Briarwood One	6/98	7/06	$7,142,746	-	-	-	$7,142,746	-	$8,727,826	$8,727,826	$5,005,375
World Houston Plaza	9/98	12/06	$29,066,087	-	-	-	$29,066,087	-	$37,906,474	$37,906,474	$21,003,075
Camelwest Plaza (Partial Sale of Land)	7/98	12/06	$13,258	-	-	-	$13,258	-	$13,258	$13,258	$-
2400 N. Central (Partial Sale of Land)	7/98	12/06	$33,989	-	-	-	$33,989	-	$33,989	$33,989	$-
725 Concord	8/98	2/07	$17,855,792	-	-	-	$17,855,792	-	$16,184,402	$16,184,402	$9,237,455
702 E. Osborn	7/98	3/07	$3,276,065	-	-	-	$3,276,065	-	$4,520,933	$4,520,933	$621,893
4141 Rockside	11/98	4/07	$6,735,329	-	-	-	$6,735,329	-	$9,011,927	$9,011,927	$3,010,563
6161 Oaktree	11/98	4/07	$5,293,419	-	-	-	$5,293,419	-	$9,011,716	$9,011,716	$2,531,272
Wells Fargo Bank Tower	8/98	6/07	$8,686,198	-	-	-	$8,686,198	-	$14,537,983	$14,537,983	$4,641,566
Fairmount Place	7/98	8/07	$9,378,362	-	-	-	$9,378,362	-	$9,537,574	$9,537,574	$3,396,914
2400 N. Central	7/98	8/07	$5,833,884	-	-	-	$5,833,884	-	$7,142,484	$7,142,484	$1,150,763
2810 Parham	9/98	11/07	$15,309,241	-	-	-	$15,309,241	-	$15,943,101	$15,943,101	$6,420,623
Bridgewood I	6/98	12/07	$8,651,332	-	-	-	$8,651,332	-	$12,851,145	$12,851,145	$2,766,070
Bridgewood II	6/98	12/07	$10,037,948	-	-	-	$10,037,948	-	$14,724,169	$14,724,169	$4,081,739
Commingled Account 6/99
Reston	8/99	3/05	$11,279,937	-	-	-	$11,279,937	-	$10,967,837	$10,967,837	$4,679,722
Harrison Oaks	10/99	12/05	$6,569,320	-	-	-	$6,569,320	-	$7,254,705	$7,254,705	$2,690,574
2 Elizabeth	5/01	10/06	$11,732,202	-	-	-	$11,732,202	-	$11,986,569	$11,986,569	$6,954,639
Northridge Pavilion	12/99	11/06	$10,217,767	-	-	-	$10,217,767	-	$11,825,301	$11,825,301	$5,228,537
The Escalade	2/00	12/06	$18,426,440	-	-	-	$18,426,440	-	$15,787,480	$15,787,480	$7,728,302
Enterprise Center	10/99	12/06	$9,002,202	-	-	-	$9,002,202	-	$11,150,102	$11,150,102	$4,181,769
Baytech Center	10/99	2/07	$11,640,758	-	-	-	$11,640,758	-	$9,229,500	$9,229,500	$4,216,068
Montlimar Place	10/99	4/07	$18,001,260	-	-	-	$18,001,260	-	$18,118,239	$18,118,239	$8,031,026
Financial Plaza	12/99	4/07	$16,501,781	-	-	-	$16,501,781	-	$18,847,245	$18,847,245	$5,303,751
3535 Travis Place	10/99	9/07	$16,711,575	-	-	-	$16,711,575	-	$14,765,964	$14,765,964	$3,810,524
32 Nagog Condo Interest	9/99	11/07	$316,542	-	-	-	$316,542	-	$113,502	$113,502	$1,044,963
Separate Account 10/97
Eaton Center	12/97	6/07	$34,873,850	$29,405,000	-	-	$64,278,850	-	$70,921,107	$70,921,107	$43,251,227
340/350 N. Sam Houston	1/98	10/07	$6,171,131	-	-	-	$6,171,131	-	$13,920,506	$13,920,506	$3,293,537
650 N. Sam Houston	1/98	12/07	$13,058,208	-	-	-	$13,058,208	-	$12,867,155	$12,867,155	$5,020,261

F-27

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) See also the table immediately below that sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss).

(2) Acquisition costs include acquisition fees paid to sponsor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(3) Does not include any program administration costs not related to the operation of the property.

*This table does not include an interest in a mezzanine loan acquired by KBS REIT I on September 24, 2007 that was paid down in full by the borrower of the loan on November 19, 2007, prior to the stated maturity date. For more information see Table VI in Part II of the Registration Statement, which is not part of this prospectus.

F-28

TABLE V

SALES OR DISPOSALS OR PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss) for properties sold by programs sponsored by KBS investment advisers during the three years ended December 31, 2007.

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Separate Account 12/98
5 Omni Way	$3,251,004	$3,251,004	-
4 & 6 Omni Way	$(1,539,549)	$(1,539,549)	-
1010 Lamar	$11,701,036	$11,701,036	-

Commingled Account 5/95
Lot 3 and Plaza Sunpark	$18,229,839	$18,229,839	-

Commingled Account 12/96
Longmont Land Lots 6, 7, 8, 9 and 11	$(1,683,407)	$(1,683,407)	-
Kirkwood Atrium	$5,676,673	$5,676,673	-
Boulder Tower	$6,737,388	$6,737,388	-

Commingled Account 6/98
26th Place	$(1,375,480)	$(1,375,480)	-
Tudor Plaza	$(225,060)	$(225,060)	-
Metro Exec Park	$(1,185,370)	$(1,185,370)	-
S Tucson	$(138,524)	$(138,524)	-
Westmount	$2,052,267	$2,052,267	-
Briarwood One	$(117,791)	$(117,791)	-
World Houston Plaza	$(882,008)	$(882,008)	-
Camelwest Plaza (Partial Sale of Land)	-	-	-
2400 N. Central (Partial Sale of Land)	-	-	-
725 Concord	$4,062,524	$4,062,524	-
702 E. Osborn	$(456,284)	$(456,284)	-
4141 Rockside	$(671,420)	$(671,420)	-
6161 Oaktree	$(2,177,945)	$(2,177,945)	-
Wells Fargo Bank Tower	$(3,163,591)	$(3,163,591)	-
Fairmont Place	$1,746,670	$1,746,670	-
2400 N. Central (Partial Sale of Land)	$(207,461)	$(207,461)	-
2810 Parham	$2,674,203	$2,674,203	-
Bridgewood I	$(1,886,845)	$(1,886,845)	-
Bridgewood II	$(1,942,590)	$(1,942,590)	-

Commingled Account 6/99
Reston	$1,565,666	$1,565,666	-
Harrison Oaks	$312,011	$312,011	-
2 Elizabeth	$1,148,892	$1,148,892	-
Northridge Pavilion	$423,652	$423,652	-
The Escalade	$5,410,889	$5,410,889	-
Enterprise Center	$(364,081)	$(364,081)	-
Baytech Center	$3,874,019	$3,874,019	-
Montlimar Place	$2,902,418	$2,902,418	-
Financial Plaza	$829,147	$829,147	-
3535 Travis Place	$4,597,485	$4,597,485	-
32 Nagog Condo Interest	$227,114	$227,114	-

Separate Account 10/97
Eaton Center	$8,293,580	$8,293,580	-
340/350 N. Sam Houston	$(5,113,156)	$(5,113,156)	-
650 N. Sam Houston	$2,795,943	$2,795,943	-

F-29

APPENDIX A

FORM OF

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	INVESTMENT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $4,000 is required. Until we have raised the minimum offering amount, you should make your check payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust II, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “KBS Real Estate Investment Trust II, Inc.”, except that Pennsylvania investors should follow the instructions in the prospectus of KBS Real Estate Investment Trust II, Inc., as amended and supplemented as of the date hereof (the “Prospectus”) under “Plan of Distribution—Special Notice to Pennsylvania Investors.”

All additional investments must be for at least $100. If you wish your subscription to be combined with the subscription of another person who together with you constitutes a “single purchaser” as described in the Prospectus under “Plan of Distribution,” you must attach a statement to this Subscription Agreement setting forth the basis for the discount and the orders to be combined.

2.	INVESTMENT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3.	INVESTOR INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

4.	INVESTMENT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5.	QUALIFIED PLANS ONLY – TRUSTEE (CUSTODIAN) INFORMATION

If you want to purchase shares through an IRA but need an IRA account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. KBS Real Estate Investment Trust II will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the first year annual IRA maintenance fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager at www.kbs-cmg.com.

Complete this section if the registered owner of the investment will be a Qualified Plan or Trust.

6.	DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Real Estate Investment Trust II in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed subscription agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete this section to complete the subscription. All fields are mandatory.

8.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (f). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and

•

has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

KBS Real Estate Investment Trust II, Inc.

660 Newport Center Drive, Suite 1250

Newport Beach, CA 92660

(866) 584-1381

Once the applicable minimum offering amount has been raised (see Section 1), Subscription Agreements may also be mailed to the address above and payment wired to:

Wells Fargo Bank

420 Montgomery Street

San Francisco, CA 94104

ABA# 121000248

KBS Capital Advisors LLC, as Trustee for

KBS Real Estate Investment Trust II Account#: 4121684088

KBS Real Estate Investment Trust II, Inc.

FORM OF

1.	INVESTMENT

Amount of Subscription:* $	☐ Initial Investment (min. investment is $4,000)

State of Sale:	☐ Shares are being purchased net of
commissions

*Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

2.	INVESTMENT TYPE (CHECK ONE)

Non-Qualified	Qualified

☐ Individual (If TOD, attach application)	☐ IRA

☐ Joint Tenant* (If TOD, attach application)	☐ Simple IRA
☐ UGMA/UTMA: State of	☐ SEP IRA

☐ Tenants in Common*	☐ ROTH

☐ Community Property*	☐ Profit Sharing Plan

☐ Trust: ☐ Taxable ☐ Tax-Exempt ☐ CRT	☐ Pension Plan

(Please attach pages of trust which list name of trust, trustees, signatures and date)	☐ KEOGH Plan

☐ Corporation or Partnership (Please attach agreement/corporate resolution)

☐ Non-Profit Organization (Please attach agreement/corporate resolution)

☐ Other (Specify):

*All parties must sign

3.	INVESTOR INFORMATION*

Investor 1 Name	SSN/Tax ID:	DOB/Date of Incorporation:

Investor 2 Name	SSN/Tax ID:	DOB/Date of Incorporation:

Street Address:	City:	State:

Zip Code:

Optional Mailing Address:	City:	State:

Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country

☐ Check here if you are subject to backup withholding

4.	INVESTMENT TITLE

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write same.

Title Line 1

Title Line 2

Social Security No. or

Tax Identification No.	Secondary Tax Identification Number

5.	QUALIFIED PLANS ONLY - TRUSTEE (CUSTODIAN) INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.

Trustee Tax Identification Number

Investor’s Account Number with Trustee

6.	DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.	% of distribution

☐ I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5).

☐ Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).

Name

Address

City	State	Zip Code

Account No.

☐  Direct Deposit (Attach Voided Check) I authorize KBS Real Estate Investment Trust II, Inc. or its agent (collectively, KBS) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous
deposit…………………………………………………………………………………………………………………	% of distribution

Financial Institution Name	☐ Checking	☐ Savings

ABA/Routing Number

Account Number

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s Email Address

☐	REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

KBS Real Estate Investment Trust II, Inc.

8.	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3.

NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce KBS Real Estate Investment Trust II, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

(a)	I have received the Prospectus of KBS Real Estate Investment Trust II, Inc.	☐ Initials	☐ Initials

(b)	I received the Prospectus at least five business days before signing this Subscription Agreement.	☐ Initials	☐ Initials

OR

I received the Prospectus on
Date

(representation (b) is not required for Minnesota residents)

(c)	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.	☐ Initials	☐ Initials

(d)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	☐ Initials	☐ Initials

(e)	I am purchasing the shares for my own account.	☐ Initials	☐ Initials

(f)	I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.	☐ Initials	☐ Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor Date	Signature of Joint Investor or, Date for Qualified Plans, of Trustee/ Custodian

KBS Real Estate Investment Trust II, Inc.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

The Broker’s Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Financial Advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for KBS Real Estate Investment Trust II, Inc.

Signature of Financial Representative Date	Branch Manager Signature Date (If required by Broker/Dealer)

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raised the minimum offering amount, you should make your check payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust II, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “KBS Real Estate Investment Trust II, Inc.”, except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Pennsylvania Investors.”

KBS Real Estate Investment Trust II, Inc.

660 Newport Center Drive, Suite 1250

Newport Beach, CA 92660

(866) 584-1381

Once the applicable minimum offering amount has been raised (see Section 1), Subscription Agreements may also be mailed to the address above and payment wired to:

Wells Fargo Bank

420 Montgomery Street

San Francisco, CA 94104

ABA# 121000248

KBS Capital Advisors LLC, as Trustee for

KBS Real Estate Investment Trust II Account#: 4121684088

***** FOR OFFICE USE ONLY *****

Check # ____________________________	Complied by: ______________________	W/S ___________________________
Batch # _____________________________	Input by: _________________________	Region ________________________
Subscription #________________________	Proofed by: _______________________	Territory _______________________

KBS Real Estate Investment Trust II, Inc.

APPENDIX B

DIVIDEND REINVESTMENT PLAN

KBS Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.        Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2.        Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.        Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.        Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5.        Purchase of Shares. Until completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share. Three years after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities and has not done so for one year. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or redemption of interests in KBS Limited Partnership II, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

B-1

6.        Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.        Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.        Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.        Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.        Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11.        Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants.

12.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.        Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

Until July 21, 2008 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 26, to read about risks you should consider before buying shares of our common stock.

KBS REAL ESTATE

INVESTMENT TRUST II, INC.

Maximum Offering of

280,000,000 Shares

of Common Stock

Minimum Offering of

250,000 Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS

GROUP LLC

April 22, 2008

2024

KBS REAL ESTATE INVESTMENT TRUST II, INC.

SUPPLEMENT NO. 10 DATED OCTOBER 21, 2008

TO THE PROSPECTUS DATED APRIL 22, 2008

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust II, Inc. dated April 22, 2008. This supplement no. 10 supersedes and replaces all prior supplements to the prospectus. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust II, Inc. and, as required by context, KBS Limited Partnership II, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

—	the status of the offering;

—	a change to the suitability standards applicable to investors in Tennessee;

—	information with respect to our real estate investments;

—	information with respect to fees earned by and expenses reimbursable to our advisor and dealer manager;

—	a change to when our charter-imposed limitation on total operating expenses commences;

—	a clarification to the management compensation table in the prospectus requested by the Michigan Office of Financial and Insurance Services;

—	a change to our borrowing policies;

—	information with respect to the declaration of daily dividends;

—	information regarding our debt;

—	risks related to short-term financing;

—	updated market outlook information;

—

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar to that filed in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2008, filed on August 14, 2008;

—	liquidity events of other public KBS-sponsored programs;

—	a clarification with respect to investments by qualified accounts;

—	information with respect to a one-time broker dealer custodial fee reimbursement for investments through RIAs;

—	a revision to the description of Subtitle 8 in the prospectus;

—	changes to federal tax laws affecting REITs; and

—	our unaudited financial statements and the notes thereto as of and for the three and six months ended June 30, 2008.

Status of the Offering

We commenced our initial public offering of 280,000,000 shares of common stock on April 22, 2008. As of October 15, 2008 we had accepted aggregate gross offering proceeds of $184.4 million related to the sale of 18,468,173 shares of stock, including shares sold in the primary offering and dividend reinvestment plan.

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until April 22, 2011. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as October 19, 2011. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. We may terminate this offering at any time.

Tennessee Suitability Standards

Tennessee has established special suitability requirements for investors in our offering that are more stringent than the general suitability standards described in the prospectus. In addition to the general suitability requirements, investors in Tennessee must also have a liquid net worth of at least 10 times their investment in us.

1

Real Estate Investment Summary

Real Estate Investment Portfolio

As of October 10, 2008, we, through indirect wholly owned subsidiaries, have acquired from third-party entities not affiliated with us or our advisor, three real estate investments. The following is a summary of our real estate investment portfolio as of October 10, 2008:

Property	Location	Rentable Square Feet	Date Acquired	Property Type	Purchase Price (1)	Annualized Base Rent (2)	Average Annualized Base Rent per Sq. Ft. (3)	Average Remaining Lease Term in Years	Occupancy
Mountain View Corporate Center	Basking Ridge, NJ	134,980	7/30/08	Office	$30,735,714	$3,620,364	$28.28	6.23	94.8%

Campus Drive Buildings
100 & 200 Campus Drive Buildings	Florham Park, NJ	558,966	9/09/08	Office	184,682,377	15,948,942	28.97	4.54	98.5%
300 - 600 Campus Drive Buildings	Florham Park, NJ	564,304	10/10/08	Office	185,904,953	13,944,685	25.00	5.36	98.8%

Total Campus Drive Buildings		1,123,270			370,587,330	29,893,627	26.97	4.95	98.7%

		1,258,250			$401,323,044	$33,513,991	$27.11	5.08	98.3%

(1) Purchase price includes acquisition fees and closing costs.

(2) Annualized base rent represents total current contractual base rent, excluding any future contractual rent increases.

(3) Average annualized base rent per square foot is calculated as the annualized base rent divided by the occupied rentable square feet.

We do not intend to make significant renovations or improvements to our real estate investments in the near term. We believe that our real estate investments are adequately insured.

Outstanding Debt Obligations

At October 10, 2008, we were 67% leveraged. The following table details our outstanding mortgage and mezzanine debt as of October 10, 2008:

Property and Related Loan	Outstanding Principal Balance		Average Interest Rate (1)	Fixed/Variable Interest Rate	Loan Type	Maturity Date		% of Total Indebtedness
Mountain View Corporate Center Mortgage Loan	$9,800,000	(2)	4.77%	Variable	Interest Only	1/30/2009	(3)	4%

Campus Drive Buildings
100 & 200 Campus Drive Buildings
100 & 200 Campus Drive Mortgage Loan	89,800,000		4.75%	Variable	Interest Only	3/09/2009	(4)	33%
100 & 200 Campus Drive Mezzanine Loan	28,526,200		6.20%	Variable	(5)	3/09/2009		11%

Total 100 & 200 Campus Drive Buildings	118,326,200		5.10%					44%

300-600 Campus Drive Buildings
300-600 Campus Drive Mortgage Loan	93,850,000		5.90%	Fixed	Interest Only	4/10/2014		35%
300-600 Campus Drive Mezzanine Loan	47,000,000		5.80%	Fixed	Interest Only	7/10/2009		17%

Total 300-600 Campus Drive Buildings	140,850,000		5.87%					52%

Total Campus Drive Buildings	259,176,200		5.52%					96%

	$268,976,200		5.49%					100%

(1) Average interest rate is calculated as the weighted-average interest rate applicable to outstanding balances from the inception of the loan to October 10, 2008.

(2) The outstanding principal balance is part of a $13.5 million six-month bridge loan facility, of which $9.5 million was initially funded for the acquisition of Mountain View Corporate Center and $0.3 million was subsequently funded for general cash management requirements. As of October 10, 2008, an additional $3.7 million is available for future disbursement for our general cash management requirements, subject to certain conditions set forth in the loan agreement.

(3) The Mountain View Corporate Center Mortgage Loan matures on January 30, 2009, with an option to extend the maturity date to April 30, 2009.

(4) The 100 & 200 Campus Drive Mortgage Loan matures on March 9, 2009, with an option to extend the maturity date to June 9, 2009.

(5) We are required to make interest-only payments for the first three months of the 100 & 200 Campus Drive Mezzanine Loan term, followed by principal payments of approximately $9.5 million, plus interest, for each of the fourth and fifth months of the 100 & 200 Campus Drive Mezzanine Loan term.

2

Significant Tenants and Lease Expirations

As of October 10, 2008, we owned approximately 1.3 million square feet of net rentable space. The following table details our five largest tenants based on total annualized base rent as of October 10, 2008:

Tenant	Property	Tenant Industry	Net Rentable Sq. Ft.		Annualized Base Rent Statistics			Lease Expirations
			Square Feet	% of Portfolio	Annualized Base Rent (in thousands) (1)	% of Portfolio Annualized Base Rent	Annualized Base Rent per Square Feet
BASF Americas Corporation	100 & 200 Campus Drive Buildings	Chemical	199,024	15.82%	$5,911	17.64%	$29.70	11/30/16 (2)
PricewaterhouseCoopers LLP	300 - 600 Campus Drive Buildings	Accounting Services	195,499	15.54%	4,156	12.40%	21.26	09/30/15 (3)
Day Pitney LLP	100 & 200 Campus Drive Buildings	Legal Services	133,650	10.62%	3,072	9.17%	22.99	08/31/10 (4)
Drinker Biddle & Reath LLP	300 - 600 Campus Drive Buildings	Legal Services	94,567	7.52%	1,986	5.93%	21.00	10/31/14 (5)
Barnes & Noble College Booksellers, Inc. (6)	Mountain View Corporate Center	Retail	73,626	5.85%	2,062	6.15%	28.01	09/30/14 (7)

			696,366	55.35%	$17,187	51.29%	$24.68

(1) Annualized base rent represents the tenants’ current contractual base rent, excluding any future contractual rent increases.

(2) BASF Americas Corporation has the right, at its option, to extend the term of its lease for two additional five-year periods or one additional 10-year period.

(3) PricewaterhouseCoopers LLP has the right, at its option, to extend the term of its lease for two additional five-year periods.

(4) Day Pitney LLP has the right, at its option, to extend the term of its lease for two additional five-year periods.

(5) Drinker Biddle & Reath LLP has the right, at its option, to extend the term of its lease for two additional five-year periods.

(6) Barnes & Noble College Booksellers, Inc. is not a subsidiary of Barnes & Noble, Inc.

(7) Barnes & Noble College Booksellers, Inc. has the right, at its option, to extend the initial term of its lease for one additional five-year period.

The following table sets forth a schedule of expiring leases for our real estate portfolio by square footage and by average annualized base rent as of October 10, 2008:

Year of Expiration	Number of Leases Expiring	Annualized Base Rent (in thousands)	% of Portfolio Annualized Base Rent	Expiring Square Feet	% of Portfolio Expiring Square Feet
Remainder of 2008	2	$337	1.00%	10,346	0.84%
2009	3	1,411	4.21%	42,609	3.45%
2010	9	7,345	21.92%	266,634	21.57%
2011	4	2,168	6.47%	66,388	5.37%
2012	5	4,004	11.95%	158,216	12.80%
2013	1	194	0.58%	5,624	0.45%
2014	5	4,916	14.67%	196,052	15.86%
2015	7	6,700	19.99%	274,486	22.20%
2016	2	5,949	17.75%	199,024	16.10%
2017	1	489	1.46%	16,852	1.36%

Total	39	$33,513	100.00%	1,236,231	100.00%

3

Recent Acquisitions

We have completed two real estate investment acquisitions: Mountain View Corporate Center and the Campus Drive Buildings. The weighted-average year 1 yield for these properties is 6.83% (1).

Mountain View Corporate Center

On July 30, 2008, we, through an indirect wholly owned subsidiary, purchased a four-story office building containing 134,980 rentable square feet (“Mountain View Corporate Center”) from Mountainview Realty Holding Company, which is not affiliated with us or our advisor. Mountain View Corporate Center is located at 120 Mountain View Boulevard in Basking Ridge, New Jersey on an approximate 21.44-acre parcel of land of which approximately 13.46 acres are designated as conservation land that is not available for commercial use.

Mountain View Corporate Center had a total acquisition cost of approximately $30.7 million, which includes closing costs and acquisition fees. The acquisition was funded with proceeds from the mortgage loan described above under “Real Estate Investment Summary —Outstanding Debt Obligations” and proceeds from this offering.

Campus Drive Buildings

We, through two indirect wholly owned subsidiaries, entered into agreements on July 31, 2008 and August 8, 2008 to purchase six four-story office buildings (the “Campus Drive Buildings”) in two phases from sellers who are affiliated with each other. We are not affiliated with the sellers. On September 9, 2008, we completed the first phase of the acquisition by acquiring two four-story office buildings located at 100 and 200 Campus Drive in Florham Park, New Jersey containing 558,966 rentable square feet on an approximate 71.1-acre parcel of land. We completed the second phase of the acquisition on October 10, 2008 by acquiring four four-story office buildings located at 300, 400, 500 and 600 Campus Drive in Florham Park, New Jersey containing 564,304 rentable square feet on an approximate 64.8-acre parcel of land.

The Campus Drive Buildings had a total acquisition cost of approximately $370.6 million, which includes closing costs and acquisitions fees. The acquisitions were funded with the mortgage and mezzanine loans described above under “Real Estate Investment Summary —Outstanding Debt Obligations” and with proceeds from this offering.

Potential Real Estate Investments

We, through an indirect wholly owned subsidiary, have entered into a purchase agreement to acquire a two-story office/flex building containing 142,700 rentable square feet located on an approximate 8.1-acre parcel of land in San Jose, California (the “350 E. Plumeria Building”). On September 24, 2008, our advisor, KBS Capital Advisors LLC, entered into a purchase agreement with BRE/Plumeria L.L.C. to purchase the 350 E. Plumeria Building. On October 6, 2008, the advisor assigned this purchase agreement to our indirect, wholly owned subsidiary for $100,000, which is the amount of the initial deposit under the purchase agreement.

The purchase price of the 350 E. Plumeria Building is approximately $35.8 million plus closing costs. We would fund the purchase of the 350 E. Plumeria Building with proceeds from this offering but we may later place mortgage debt on the property. There can be no assurance that we will complete the acquisition. In some circumstances, if we fail to complete the acquisition, we may forfeit $750,000 of earnest money.

The 350 E. Plumeria Building, which was completed in 1984 and remodeled in 2008, is entirely leased to NetGear, Inc. (“NetGear”). NetGear designs, develops and markets networking products for small business, which it defines as a business with fewer than 250 employees, and home users. NetGear focuses on satisfying the ease-of-use, quality, reliability, performance and affordability requirements of these users. NetGear’s product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple networked devices and other Internet-enabled devices. NetGear sells products primarily through a global sales channel network, which includes traditional retailers, online retailers, direct market resellers, or DMRs, value-added resellers, or VARs, and broadband service providers.

Since the 350 E. Plumeria Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the tenant is more relevant to investors than financial statements of the property acquired.

(1) The year 1 yield is equal to the estimated first year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first year operating income is total gross income (rental income, tenant reimbursements, parking income, and other property related income) derived primarily from the terms of in-place leases at the time we acquire the property, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property, contracts in place or under negotiation, and our plans for operation for a one-year period of time after acquisition of the property. Estimated first year operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expense. This measure should not be looked upon as an alternative measure of operating performance to US GAAP presentations provided with respect to our full portfolio. Historical operating income for these properties is not necessarily indicative of future operating results. Our year 1 yield may not be comparable to yields reported by other REITs that calculate net operating income or year 1 yield differently from us.

4

NetGear currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding NetGear is taken from its previously filed public reports (in thousands):

	For the Six Months Ended June 29, 2008	For the Year Ended December 31,
		2007	2006	2005
Consolidated Statements of Operations
Net Revenues	$402,618	$727,787	$573,570	$449,610
Income from Operations	$33,489	$65,112	$59,530	$52,156
Net Income	$22,290	$45,954	$41,132	$33,623

	As of June 29, 2008	As of December 31,
		2007	2006	2005
Consolidated Balance Sheets
Total Assets	$569,329	$551,109	$437,904	$356,297
Total Current Liabilities	$150,509	$168,507	$143,482	$120,293
Total Stockholders’ Equity	$400,898	$371,523	$294,422	$236,004

For more detailed financial information regarding NetGear, please refer to the financial statements of NetGear, which are publicly available on the SEC’s website at http://www.sec.gov.

Fees Earned by and Expenses Reimbursable to Our Advisor and the Dealer Manager

Summarized below are the fees earned by and expenses reimbursable to our advisor and the dealer manager for the period from inception to August 31, 2008 and any related amounts payable as of August 31, 2008:

	Amount
Form of Compensation	Incurred	Payable
Selling commissions	$5,710,525	$236,139
Dealer manager fee	3,413,882	139,148
Reimbursement of organization and offering expenses	3,330,613	3,330,613
Acquisition fees	228,802	-
Origination fees	-	-
Asset management fee	20,784	20,784
Reimbursement of insurance premiums and operating expenses (1)	129,305	129,305
Disposition fee	-	-
Subordinated participation in net cash flows	-	-
Subordinated incentive listing fee	-	-

	$12,833,911	$3,855,989

(1) Insurance premiums are capitalized to prepaid insurance in the consolidated balance sheets included in this supplement and amortized to general and administrative expenses in the period to which the expenditures relate. Though our advisor may seek reimbursement for personnel costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for personnel costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse for personnel costs in connection with services for which KBS Capital Advisors receives acquisition, origination or disposition fees.

In addition, on July 17, 2008, our advisor entered into a purchase and sale agreement with a third-party seller, 100/200 Campus Drive, L.L.C., to acquire the 100 & 200 Campus Drive Buildings. On August 8, 2008, the advisor assigned this purchase and sale agreement to us and we reimbursed the advisor $5.4 million, which was the amount of the non-refundable deposit under the purchase and sale agreement. On September 9, 2008, we, through an indirect wholly owned subsidiary, acquired the property directly from the seller. Neither we nor our advisor are affiliated with the seller of the 100 & 200 Campus Drive Buildings.

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A Change to Our Limitation on Total Operating Expenses

We have amended our charter and advisory agreement to provide that our charter-imposed limitation on total operating expenses will commence upon the earlier to occur of four fiscal quarters after (i) the acquisition of our first real estate asset or (ii) October 22, 2008 (which is six months after commencement of this offering). Prior to these amendments, our charter and advisory agreement provided that the limit on total operating expenses would only commence upon four fiscal quarters after the acquisition of our first real estate asset. The charter and advisory agreement now provide as follows:

•

Commencing upon the earlier to occur of four fiscal quarters after (i) the acquisition of our first real estate asset or (ii) October 22, 2008 (which is six months after commencement of this offering), KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

We acquired our first real estate asset on July 30, 2008. Our charter-imposed limitation on total operating expenses will commence with the fiscal quarter ended September 30, 2009.

Clarification to Our Management Compensation Table

Our advisor is entitled to a Subordinated Participation in Net Cash Flows after investors in the offering have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return. This subordinated participation fee may be paid during the operational stage of the offering as well as the liquidation/listing stage depending upon when investors have received the return described above. The Michigan Office of Financial and Insurance Services has requested that we clarify in our management compensation table that the advisor’s receipt of a Subordinated Participation in Net Cash Flows is not limited solely to the liquidation/listing stage. The Subordinated Participation in Net Cash Flows is included in the management compensation table below under a combined “Operational and Liquidation/Listing Stage” heading to clarify the possible timing of payment of this fee.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and its affiliates manage our day-to-day affairs and our portfolio of real estate investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution” in the prospectus. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan. See “Fees Earned by and Expenses Reimbursable to Our Advisor and Dealer Manager” above for compensation earned by and expenses reimbursable to our advisor and dealer manager as of August 31, 2008.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
Organization and Offering Stage

Selling Commissions – KBS Capital Markets Group (2)

6.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group, our dealer manager, reallows 100% of commissions earned to participating broker-dealers.

$150,000/$120,000,000

Dealer Manager Fee – KBS Capital Markets Group (2)

3.5% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution” in the prospectus.

$87,500/$70,000,000

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)

To date, KBS Capital Advisors has paid organization and offering expenses on our behalf. We reimburse KBS Capital Advisors for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $24,568,050, or 0.89% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

$137,500/$24,586,050

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
Acquisition and Development Stage

Acquisition Fees – KBS Capital Advisors (4)

0.75% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee.

$11,065 (minimum offering and no debt)/ $9,302,156 (maximum offering and no debt)/ $26,577,589 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Origination Fees – KBS Capital Advisors or its wholly owned subsidiary (4)

1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans.

$6,323 (minimum offering and no debt)/ $5,315,518 (maximum offering and no debt)/ $15,187,194 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Operational Stage

Asset Management Fee – KBS Capital Advisors (5)

Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses – KBS Capital Advisors (5)

We reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. Though our advisor may seek reimbursement for personnel costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for personnel costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse for personnel costs in connection with services for which KBS Capital Advisors receives acquisition, origination or disposition fees.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Independent Director Compensation

We pay each of our independent directors an annual retainer of $25,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows – KBS Capital Advisors (6)

After investors in our offering have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. The 8.0% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the offering. In making this calculation, an investor’s net capital contribution is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0%. This fee is payable only if we are not listed on an exchange.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees - KBS Capital Advisors or its affiliates (7)

For substantial assistance in connection with the sale of properties or other investments, we will pay KBS Capital Advisors or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Subordinated Incentive Listing Fee –KBS Capital Advisors (6)(8)

Upon listing our common stock on a national securities exchange, a fee equal to 15.0% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (ii) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1) The estimated minimum dollar amounts are based on the sale of the minimum of 250,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2) All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution” in the prospectus.

(3) Now that we have broken escrow and commenced real estate operations, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4) Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment and loan origination fees are a percentage of the amount funded by us to acquire or originate a loan, these fees will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent between 50% and 65% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

  For purposes of this table, we have assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

  In addition to acquisition and origination fees, we will reimburse KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire the property or originate the loan. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition fees or origination fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(5) Commencing with the fiscal quarter ended September 30, 2009, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6) To the extent this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described in note 5 above. Furthermore, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

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An investor’s net capital contribution is calculated by multiplying the issue price of the shares by the total number of shares purchased by the investor.

KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(7) Although we are most likely to pay disposition fees to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

(8) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on “total operating expenses” described in note 5 above.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

Change to our Borrowing Policies

We intend to fund our investments in part with debt. We expect that once we have fully invested the proceeds of this offering, our debt financing will be between 50% and 65% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Declaration of Dividends

On July 14, 2008, our board of directors declared a daily dividend for the period from July 16, 2008 through July 31, 2008, which we paid in August 2008, and a daily dividend for the period from August 1, 2008 through August 15, 2008, which we paid in September 2008. The dividends were calculated based on stockholders of record each day during these periods at a rate of $0.00054795 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 2.0% annualized rate based on a purchase price of $10.00 per share.

On August 12, 2008, our board of directors declared a daily dividend for the period from August 16, 2008 through August 31, 2008, which we paid in September 2008, and a daily dividend for the period from September 1, 2008 through September 30, 2008, which we paid in October 2008. Also on September 23, 2008, our board of directors declared a daily dividend for the period from October 1, 2008 through October 31, 2008, which we will pay in November 2008. The dividends will be calculated based on stockholders of record each day during these periods at a rate of $0.00178082 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a purchase price of $10.00 per share.

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Investors may choose to receive cash distributions or purchase additional share through our dividend investment plan. Distributions paid as of October 15, 2008 for the period from July 16, 2008 to September 30, 2008 were $1,006,863, inclusive of distributions reinvested pursuant to our dividend reinvestment plan. These distributions were paid substantially from debt financing.

During our offering stage, when we may raise capital in the offering more quickly than we acquire income-producing assets, there is a greater risk that we will not be able to pay distributions solely from our cash flow from operations, in which case they may be paid in part from debt financing. Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under any investments we make in mortgage, mezzanine and other loans). However, operating performance cannot be accurately predicted due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the types and mix of investments in our portfolio and the accounting treatment of our investments in accordance with our accounting policies. As a result, future distributions declared and paid may continue to exceed cash flow from operations.

Senior and Mezzanine Debt Outstanding

As of October 10, 2008, we had $269.0 million of mortgage and mezzanine debt outstanding. Our mortgage and mezzanine debt consisted of $140.9 million of fixed-rate mortgage and mezzanine debt and $128.1 million of variable-rate mortgage and mezzanine debt. Our fixed-rate mortgage and mezzanine debt outstanding relates to our acquisition of the 300-600 Campus Drive Buildings. Our variable-rate mortgage and mezzanine debt outstanding relates to our acquisitions of Mountain View Corporate Center and the 100 & 200 Campus Drive Buildings. Further, as of October 10, 2008, an additional $3.7 million is available for future disbursement under the Mountain View Corporate Center Mortgage Loan for our general cash management requirements, subject to certain conditions set forth in the loan agreement. Of the $269.0 million of debt outstanding as of October 10, 2008, $175.1 million is scheduled to mature within 12 months of that date.

Risks Related to Short-Term Financing

Recent disruptions in the global financial markets could affect our ability to gain access to acceptable debt financing.

In 2007 and throughout 2008, the global capital markets have experienced significant dislocations and liquidity disruptions which have led the credit spreads of debt to widen considerably. These circumstances have materially impacted the cost and availability of debt to borrowers. As disclosed in the prospectus, our investment strategy is to utilize both secured and unsecured debt to finance our investment portfolio; however, if the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals. Management remains vigilant in monitoring the risks inherent to our portfolio and is taking actions to ensure that we are positioned to take advantage of the current conditions in the capital markets.

Updated Market Outlook

The global credit markets have recently experienced severe dislocations and liquidity disruptions due to losses tied to the residential mortgage markets. As the effects of increased rates of delinquency, foreclosure and loss have worked through the banking sector, these destabilizing events have spread throughout the capital markets and have affected the overall economy. In these volatile market conditions we have observed rapid changes in the value of investments in the residential and commercial mortgage markets. Rapid price changes and increased volatility have triggered a de-leveraging of financial institutions and investment portfolios which, in turn, has resulted in a supply and demand imbalance in the stock, bond and mortgage markets. This imbalance has pushed asset valuations lower and the losses realized by financial institutions higher. This chain of events has necessitated the intervention of central banks and government entities around the world into the capital markets in order to preserve the banking system’s capital base.

Over the short-term, management expects continued volatility in the capital markets, and with that, continued volatility in the commercial real estate, the real estate finance and the structured finance markets. This may present a short-term opportunity to acquire properties, loans and securities that are undervalued. However, the opportunity is hampered by the increased cost of capital and uncertainty as to when credit markets and the general economy will stabilize.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Three and Six Months Ended June 30, 2008

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and the notes thereto as of and for the three and six months ended June 30, 2008 contained in this supplement as well as our consolidated balance sheet and the notes thereto and “Plan of Operation” as of December 31, 2007 included in the prospectus.

This discussion contains forward-looking statements that can be identified with the use of forward-looking terminology such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ from those described in forward-looking statements. For a discussion of the factors that could cause actual results to differ from those anticipated, see “Risk Factors” in the prospectus.

Overview

We are a newly organized Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that will end December 31, 2008. On September 27, 2007, we filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a minimum of 250,000 shares and a maximum of 280,000,000 shares of common stock for sale to the public, of which 80,000,000 shares are being offered pursuant to our dividend reinvestment plan. The SEC declared our registration statement effective on April 22, 2008 and we broke escrow in this offering on June 24, 2008. We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the shares within two years, we may continue the offering beyond that date.

We intend to acquire and manage a diverse portfolio of real estate assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate approximately 70% of our portfolio to investments in core properties and approximately 30% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect.

As of June 30, 2008, we had not commenced real estate operations. Since June 30, 2008, we have acquired three real estate properties comprising approximately 1.3 million rentable square feet. The real estate portfolio includes three office properties, which were 98.3% leased as of October 10, 2008.

KBS Capital Advisors LLC is our advisor. As our advisor, KBS Capital Advisors LLC manages our day-to-day operations and our portfolio of real estate assets. KBS Capital Advisors LLC makes recommendations on all investments to our board of directors. A majority of our board of directors, including a majority of our independent directors acting through the conflicts committee, then approves our property and real estate-related investments. KBS Capital Advisors LLC also provides asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2008, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

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Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of June 30, 2008, we had not made any investments in real estate or otherwise, and our total assets of $7,008,157 consist of $5,661,037 of cash, $1,272,390 of other receivables, and $74,730 of prepaid insurance.

As of June 24, 2008, the escrow agent for this offering had received approximately $4.6 million of gross proceeds to purchase 455,767 shares of common stock, an amount sufficient to satisfy the minimum offering amount, and we broke escrow in this offering. Through June 30, 2008, we had sold 720,330 shares for gross proceeds of approximately $7.2 million. If we are unable to raise substantially more funds in this offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

As of June 30, 2008, we had no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be between 50.0% and 65.0% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. Our charter does not limit us from incurring debt until our borrowings would exceed 75.0% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, though we may exceed this limit under certain circumstances. During the early stages of this offering, we expect that the conflicts committee will approve debt in excess of this limit.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors LLC and our conflicts committee.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2008. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare daily distributions and pay distributions on a monthly basis. We have not established a minimum distribution level.

Results of Operations

Our results of operations as of June 30, 2008 are not indicative of those expected in future periods as we were in our organizational stage and had not commenced real estate operations. During the period from inception (July 12, 2007) to December 31, 2007, we had been formed but had not yet commenced operations, as we had not yet begun this offering. As a result, we had no material results of operations for that period. The SEC declared the registration statement for this offering effective on April 22, 2008 and we retained KBS Capital Markets Group LLC, an affiliate of our advisor, to serve as the dealer manager of the offering.

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For the three and six months ended June 30, 2008, we had net losses of $104,201 and $125,734, respectively, due primarily to general and administrative costs incurred in connection with the commencement of our operations. General and administrative costs for the three and six months ended June 30, 2008 were $105,585 and $130,930, respectively, which consisted primarily of insurance premiums, accounting fees, and board of directors fees. We expect general and administrative costs to increase in the future based on a full year of operations as well as increased activity as we make real estate investments.

Organization and Offering Costs

Our organization and offering costs (other than selling commissions and the dealer manager fee) are initially being paid by our advisor, the dealer manager and their affiliates on our behalf. These other organization and offering expenses include all expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

Pursuant to the advisory agreement and the dealer manager agreement, we are obligated to reimburse the advisor, the dealer manager and their affiliates, as applicable, for organization and offering costs associated with this offering, provided that the advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs exceed 15% of our gross offering proceeds. Our advisor and its affiliates have incurred organization and offering costs of approximately $2.0 million on our behalf through June 30, 2008. These costs become a liability to us only to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the offering. As of June 30, 2008, we have paid or accrued $673,757 in selling commissions and dealer manager fees and accrued $404,991 of other organization and offering expenses, which amounts represent our maximum liability for organization and offering costs as of June 30, 2008. Through June 30, 2008, we had sold 720,330 shares for gross offering proceeds of approximately $7.2 million.

We will also pay our independent directors an annual retainer of $25,000 plus fees for attendance at board and committee meetings. At June 30, 2008, we had recorded independent director fees of $52,298, all of which were payable.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes are critical. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate

Depreciation and Amortization

We have to make subjective assessments as to the useful lives of our depreciable assets. These assessments have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. We consider the period of future benefit of an asset to determine its appropriate useful life. The estimated useful lives of our assets by class are as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

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Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, we record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the above-market or below-market lease intangible associated with that tenant’s lease would be charged to rental income in that period.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. The value of these intangible assets is classified as tenant origination and absorption costs and is amortized over the remaining non-cancelable terms of the respective leases. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We also consider information obtained about each property as a result of our preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values, if any, based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles associated with that tenant would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets requires us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Impairment of Real Estate and Related Intangible Assets and Liabilities

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets and liabilities may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, we assess the recoverability by estimating whether we will recover the carrying value of the real estate and related intangible assets and liabilities through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets and liabilities, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to real estate and related intangible assets and liabilities as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of future cash flows and fair values of our real estate and related intangible assets and liabilities and could result in the overstatement of the carrying values of our real estate and related intangible assets and liabilities and an overstatement of our net income.

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Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

Revenue Recognition

We recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and we will include amounts expected to be received in later years in deferred rents. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We will recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale will be measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest and other income are recognized as they are earned.

Distribution Policy

We expect to authorize and declare daily distributions that will be paid on a monthly basis. Generally, our policy is to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

As of June 30, 2008, no dividends had been declared by our board of directors.

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Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intend to operate as such beginning with our taxable year ending December 31, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Liquidity Events of Other Public KBS-Sponsored Programs

Our sponsors, Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall, have sponsored one other public real estate program, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I. KBS REIT I launched its initial public offering on January 27, 2006 and ceased offering shares in its primary public offering on May 30, 2008. The KBS REIT I prospectus discloses that KBS REIT I will seek to list its shares of common stock if and when its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT I does not list its shares of common stock on a national securities exchange by November 2012, its charter requires that KBS REIT I either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached November 2012, none of the actions described in (i) or (ii) above have occurred.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT I’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT I sought and failed to obtain stockholder approval of its liquidation, the KBS REIT I charter would not require KBS REIT I to list or liquidate, and KBS REIT I could continue to operate as before. If KBS REIT I sought and obtained stockholder approval of its liquidation, KBS REIT I would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT I’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Clarification with Respect to Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

One-Time Broker Dealer Custodial Fee Reimbursement for Investments through RIAs

If you purchase shares in the offering net of commissions through a registered investment advisor with whom you have agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase you must also pay a broker-dealer for custodial or other services relating to holding the shares in your account, we will reduce the aggregate purchase price of your shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each stockholder will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the stockholder’s initial investment in our common stock. You must include the “Request for Broker Dealer Custodial Fee Reimbursement Form” with your subscription agreement if you wish to have the purchase price of your initial investment in shares reduced by the amount of your annual custodial fee and you must include support for the amount of your annual custodial fee with your subscription agreement.

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Revision to Description of Subtitle 8 in the Prospectus

The following paragraph supersedes and replaces the paragraph in the prospectus under “Description of Shares – Subtitle 8.”

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

—	a classified board,

—	a two-thirds vote requirement for removing a director,

—	a requirement that the number of directors be fixed only by vote of the directors,

—	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

—	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Changes to Federal Tax Laws Affecting REITs

The Housing and Economic Recovery Tax Act of 2008 (the “Housing Act”) was signed into law by President Bush on July 30, 2008. The Housing Act’s provisions regarding REITs are generally effective for our 2009 taxable year and beyond. The Housing Act made the following changes, among others, to certain REIT provisions of the Code:

—

Taxable REIT Subsidiaries. The maximum allowed value of taxable REIT subsidiaries’ securities (other than securities that are real estate assets) held by a REIT as a percentage of the total value of a REIT’s assets has been increased from 20 percent to 25 percent.

—

Prohibited Transactions Safe Harbor. There is a safe harbor that, if available, can allow us to avoid the 100% prohibited transaction tax. This safe harbor specifies a holding period that has been reduced from four years to two years by the Housing Act. Certain other changes to the safe harbor are also made under the Housing Act. These new rules apply to sales made after the Housing Act was enacted.

—

Hedging Income. Income from a hedging transaction that complies with identification procedures set out in Treasury regulations that hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets will not constitute gross income for purposes of both the 75% and 95% gross income tests.

Experts

The (i) the statement of Revenues Over Certain Operating Expenses of Mountain View Corporate Center for the year ended December 31, 2007 and (ii) the statement of Revenues Over Certain Operating Expenses of the Campus Drive Building for the year ended December 31, 2007, all appearing in this supplement and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements

June 30, 2008

Consolidated Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007	F-2

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2008 (unaudited)	F-3

Consolidated Statements of Stockholders’ Equity for the Period from July 12, 2007 (inception) to December 31, 2007 and the Six Months Ended June 30, 2008 (unaudited)	F-4

Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2008 (unaudited)	F-5

Condensed Notes to Consolidated Financial Statements as of June 30, 2008 (unaudited)	F-6

Mountain View Corporate Center

Report of Independent Registered Public Accounting Firm	F-21

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and the Year Ended December 31, 2007	F-22

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and the Year Ended December 31, 2007	F-23

Campus Drive Buildings

Report of Independent Registered Public Accounting Firm	F-25

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and the Year Ended December 31, 2007	F-26

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and the Year Ended December 31, 2007	F-27

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-29

Unaudited Pro Forma Balance Sheet as of June 30, 2008	F-30

Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2008	F-32

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2007	F-35

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Cash and cash equivalents	$5,661,037	$200,000
Prepaid insurance	74,730	-
Other receivables	1,272,390	-

Total assets	$7,008,157	$200,000

Liabilities and stockholders’ equity
Accrued liabilities	$77,298	$-
Due to affiliates	743,691	-

Total liabilities	820,989	-

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value; 1,000,000,000 shares authorized, 740,330 and 20,000 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	7,403	200
Additional paid-in capital	6,305,499	199,800
Accumulated deficit	(125,734)	-

Total stockholders’ equity	6,187,168	200,000

Total liabilities and stockholders’ equity	$7,008,157	$200,000

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Revenues:
Interest income	$1,384	$5,196
Expenses:
General and administrative expenses	(105,585)	(130,930)

Net loss	$(104,201)	$(125,734)

Loss per common share, basic and diluted	$(1.64)	$(3.01)

Weighted-average number of common shares outstanding, basic and diluted	63,439	41,719

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Period from July 12, 2007 (inception) to December 31, 2007 and the Six Months Ended June 30, 2008

(unaudited)

			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Common Stock
	Shares	Amounts

Balance, July 12, 2007 (inception)	-	$-	$-	$-	$-
Issuance of common stock	20,000	200	199,800	-	200,000
Net loss	-	-	-	-	-

Balance, December 31, 2007	20,000	200	199,800	-	200,000
Issuance of common stock	720,330	7,203	7,184,447	-	7,191,650
Commissions on stock sales and related dealer manager fees	-	-	(673,757)	-	(673,757)
Other offering costs	-	-	(404,991)	-	(404,991)
Net loss	-	-	-	(125,734)	(125,734)

Balance, June 30, 2008	740,330	$7,403	$6,305,499	$(125,734)	$6,187,168

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2008

(unaudited)

Cash Flows from Operating Activities:
Net loss	$(125,734)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid insurance	(74,730)
Accrued liabilities	77,298
Due to affiliates	126,942

Net cash provided by operating activities	3,776

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	5,919,260
Commissions on stock sales and related dealer manager fees	(461,999)

Net cash provided by financing activities	5,457,261

Net increase in cash and cash equivalents	5,461,037
Cash and cash equivalents, beginning of period	200,000

Cash and cash equivalents, end of period	$5,661,037

Supplemental Disclosure of Non-Cash Transactions:
Increase in other receivables	$1,272,390

Increase in other offering costs due to affiliates	$404,991

Increase in commission on stock sales and related dealer manager fees due to affiliates	$211,758

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(unaudited)

1.	ORGANIZATION

KBS Real Estate Investment Trust II, Inc. (the “Company”) was formed on July 12, 2007 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that will end December 31, 2008. The Company is expected to conduct its business primarily through KBS Limited Partnership II (the “Operating Partnership”), a Delaware limited partnership formed on August 23, 2007, and its subsidiaries. The Company is the sole general partner of and owns a 0.1% partnership interest in the Operating Partnership. KBS REIT Holdings II LLC (“REIT Holdings”), a Delaware limited liability company formed on August 23, 2007, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. The Company is the sole member and manager of REIT Holdings.

Subject to certain restrictions and limitations, the business of the Company will be externally managed by KBS Capital Advisors LLC (the “Advisor”), an affiliate of the Company, pursuant to the Advisory Agreement the Company entered into with the Advisor on March 20, 2008 (the “Advisory Agreement”), which was amended and restated on May 21, 2008. On August 30, 2007, the Company issued 20,000 shares of its common stock to the Advisor at a purchase price of $10.00 per share. As of June 30, 2008, the Advisor owns 20,000 shares of common stock of the Company.

The Company expects to invest in and manage a diverse portfolio of real estate investments, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage and mezzanine loans, debt and derivative securities related to real estate assets, such as mortgage-backed securities, debt securities issued by other real estate companies and credit default swaps, and equity securities of other real estate companies. The Company may also invest in entities that make similar investments.

As of June 30, 2008, neither the Company nor the Operating Partnership had purchased or contracted to purchase any properties or other investments. Also as of June 30, 2008, the Advisor had not identified any properties in which there is a reasonable probability that the Company or the Operating Partnership will invest.

On September 27, 2007, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares would be offered pursuant to the Company’s dividend reinvestment plan. The SEC declared the Company’s registration statement effective on April 22, 2008 and the Company retained KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager of the Offering. The Dealer Manager is responsible for marketing the Company’s shares in the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above.

As of June 24, 2008, the Company’s escrow agent had received sufficient gross proceeds to satisfy the Minimum Number of Shares in the Offering. Through June 30, 2008, the Company had sold 720,330 shares for gross offering proceeds of $7.2 million.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, REIT Holdings and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation.

The consolidated financial statements are prepared in accordance with the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements have been condensed or omitted; although, management believes the disclosures are adequate to make the information presented not misleading. In the opinion of management, the consolidated financial statements for the unaudited interim periods presented include all adjustments (which are of a normal recurring nature) considered necessary to fairly present the results for those periods in accordance with GAAP. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto as of and for the year ended December 31, 2007 included in the Company’s registration statement on Form S-11, as amended.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate

Depreciation and Amortization

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”), the Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the above-market or below-market lease intangible associated with that tenant’s lease would be charged to rental income in that period.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. The value of these intangible assets is classified as tenant origination and absorption costs and is amortized over the remaining non-cancelable terms of the respective leases. The Company will include the amortization of tenant origination and absorption costs as depreciation and amortization in the consolidated statement of operations. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values, if any, based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles associated with that tenant would be charged to expense in that period.

Impairment of Real Estate and Related Intangible Assets and Liabilities

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets and liabilities may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company will assess the recoverability by estimating whether the Company will recover the carrying value of the real estate and related intangible assets and liabilities through its undiscounted future cash flows and its eventual disposition. If, based on this analysis, the Company believed that it will not be able to recover the carrying value of the real estate and related intangible assets and liabilities the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Cash and Cash Equivalents

The Company considers all short-term (with an original maturity of three months or less), highly liquid investments utilized as part of the Company’s cash-management activities to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value.

The Company’s cash and cash equivalents balance exceeds federally insurable limits as of June 30, 2008. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of June 30, 2008.

Rents and Other Tenant Receivables

The Company will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents. The Company will exercise judgment in establishing these allowances and consider payment history and current credit status of its tenants in developing these estimates.

Other Receivables

Other receivables consist of offering proceeds related to shares issued on the last day of the quarter. Offering proceeds related to subscriptions accepted by the Company at the close of business each day remain in the subscription clearing account in the name of the Advisor as trustee for the Company until the proceeds are wired to the Company the next business day. On the date the Company accepts the subscription and issues the underlying shares, the Offering proceeds related to the shares are recorded as an asset on the Company’s balance sheet. Other receivables totaled $1.3 million as of June 30, 2008.

Redeemable Common Stock

The Company has adopted a share redemption program that may enable stockholders to sell their shares to the Company in limited circumstances.

There are several limitations on the Company’s ability to redeem shares under the program:

—

Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined under the program), the Company may not redeem shares until they have been outstanding for one year.

—

The share redemption program limits the number of shares the Company may redeem to those that the Company could purchase with the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year.

—	During any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

—

The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

As the use of the proceeds from the dividend reinvestment plan for redemptions is outside the Company’s control, they are considered to be temporary equity under Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stock.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

The Company has adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”), which requires, among other things, that financial instruments that represent a mandatory obligation of the Company to repurchase shares be classified as liabilities and reported at settlement value. The Company’s redeemable common shares are contingently redeemable at the option of the holder. As such, SFAS 150 is not applicable until such shares are tendered for redemption by the holder, at which time the Company will reclassify such obligations from mezzanine equity to a liability based upon their respective settlement values.

Organization, Offering and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially being paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These other organization and offering costs include all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) charges of the escrow holder and transfer agent; (iii) charges of the Advisor for administrative services related to the issuance of shares in the Offering; (iv) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (v) reimbursement to the Advisor for costs in connection with preparing supplemental sales materials; (vi) the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers); (vii) reimbursement to the Dealer Manager for attendance and sponsorship fees and cost reimbursements for employees of the Dealer Manager to attend retail seminars conducted by broker-dealers; and (viii) in special cases, reimbursement to participating broker-dealers for technology costs associated with the Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the shares in the Offering and the ownership of the shares by such broker-dealers’ customers. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company will be obligated to reimburse the Advisor, the Dealer Manager or their affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company will recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest and other income will be recognized as they are earned.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Distribution Policy

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and to operate as a REIT beginning with its taxable year ending December 31, 2008. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company expects to authorize and declare daily distributions that will be paid on a monthly basis.

Distributions to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Code.

As of June 30, 2008, no dividends had been declared by the board of directors of the Company.

General and Administrative Expenses

General and administrative expenses, totaling $105,585 and $130,930 for the three and six months ended June 30, 2008, respectively, consisted primarily of amortization of insurance premiums, accounting fees, and board of directors fees. No general and administrative costs were incurred during 2007.

Independent Director Compensation

The Company pays each of its independent directors an annual retainer of $25,000. In addition, the independent directors are paid for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. As of June 30, 2008, the Company had expensed independent director fees totaling $52,298, which are included in general and administrative expenses in the accompanying unaudited consolidated statement of operations. At June 30, 2008, all independent director fees were payable and are included in accrued liabilities in the accompanying unaudited balance sheet. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 4, “Related Party Transactions.”

Income Taxes

The Company intends to elect to be taxed as a REIT under the Code and intends to operate as such beginning with its taxable year ending December 31, 2008. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

In July 2006, the FASB issued Financial Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. The Company adopted FIN 48 upon its inception on July 12, 2007. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements, nor has the Company or its subsidiaries been assessed interest or penalties by any major tax jurisdictions.

Per Share Data

Loss per basic share of common stock is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during such period. Diluted loss per share of common stock equals basic loss per share of common stock as there were no potentially dilutive shares of common stock for the three and six months ended June 30, 2008.

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value and establishes a framework for measuring fair value under GAAP. In February 2008, FASB issued FSP SFAS No. 157-2, Effective Date of FASB Statement No. 157 (“FSP SFAS 157-2”). FSP SFAS 157-2 delays the effective date of SFAS 157 by one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. FSP SFAS 157-2 is effective in fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of SFAS 157 for the Company’s financial assets and liabilities did not have a material impact on its consolidated financial statements. The Company is currently evaluating the impact that FSP SFAS 157-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. On January 1, 2008, the Company did not elect to apply the fair value option to any specific assets or liabilities.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”), which replaces SFAS 141. SFAS 141R expands the definition of a business combination and requires the fair value of the purchase price of an acquisition, including the issuance of equity securities, to be determined on the acquisition date. SFAS 141R also requires that all assets, liabilities, contingent considerations, and contingencies of an acquired business be recorded at fair value at the acquisition date. In addition, SFAS 141R requires that acquisition costs generally be expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense. SFAS 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact that SFAS 141R will have on its financial statements.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. In addition, SFAS 160 provides reporting requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact that SFAS 160 will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. The Company is currently evaluating the impact that SFAS 161 will have on its financial statements.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with GAAP. This statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not anticipate the adoption of SFAS 162 will have a significant effect on its consolidated financial statements.

3.	STOCKHOLDERS’ EQUITY

General

Under the Articles of Incorporation of the Company, the total number of shares of capital stock authorized for issuance is 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, each as defined by the Company’s Articles of Incorporation.

The shares of common stock have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of June 30, 2008, the Company had issued 740,330 shares of common stock.

The Company is authorized to issue one or more classes or series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. As of June 30, 2008, no shares of the Company’s preferred stock were issued and outstanding.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan (the “DRP”) through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP will be $9.50. Three years after the completion of the offering stage, shares issued pursuant to the plan will be priced at the estimated value per share of the Company’s common stock, as determined by the Advisor or a firm chosen for that purpose. The offering stage will be considered complete when the Company is no longer publicly offering equity securities – whether through the Offering or follow-on public offerings – and has not done so for one year. No selling commissions or dealer manager fees will be paid on shares sold under the DRP. The board of directors of the Company may amend or terminate the DRP for any reason, upon 10 days’ written notice to participants.

Share Redemption Program

On March 20, 2008, the Company’s board of directors adopted a share redemption program that enables the Company’s stockholders to sell their shares to the Company in limited circumstances.

There are numerous restrictions on a stockholder’s ability to sell his shares to the Company under the program. Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” the Company may not redeem shares until they have been outstanding for one year. In addition, the share redemption program limits the number of shares that may be redeemed by the Company as follows: (1) during any calendar year, the Company may not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares comes exclusively from the net proceeds the Company receives from the sale of shares under the dividend reinvestment plan during the prior calendar year. Further, the Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland General Corporation Law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent the Company from accommodating all requests made in any year.

Under the program, the Company will initially redeem shares at follows:

1.	The lower of $9.25 or 92.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least one year;

2.	The lower of $9.50 or 95.0% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least two years;

3.	The lower of $9.75 or 97.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least three years; and

4.	The lower of $10.00 or 100% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least four years.

Notwithstanding the above, once the Company establishes an estimated value per share of common stock, the redemption price per share for all stockholders will be equal to the estimated value per share, as determined by the Advisor or another firm chosen for that purpose. The Company expects to establish an estimated value per share beginning three years after the completion of its offering stage. The Company will consider its offering stage complete when it is no longer publicly offering equity securities – whether through the Offering or follow-on public offerings – and has not done so for one year. Until the Company establishes an estimated value per share, the redemption price for shares being redeemed upon a stockholder’s death or qualifying disability will be the amount paid to acquire the shares from the Company.

The Company’s board of directors may amend or terminate the share redemption program with 30 days’ advance notice.

As of June 30, 2008, there had been no shares redeemed or presented for redemption.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

4.	RELATED PARTY TRANSACTIONS

The Company has entered into an Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. These agreements entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company.

Pursuant to the terms of the agreements described above, the following related party costs incurred by the Company for the three and six months ended June 30, 2008 and any related amounts payable as of June 30, 2008 are summarized below:

	Incurred	Payable
Selling commissions (1)	$422,049	$133,742
Dealer manager fees (1)	251,708	78,016
Reimbursements of organization and offering costs (1)	404,991	404,991
Reimbursement of insurance premiums and operating expenses (2)	126,942	126,942

	$1,205,690	$743,691

(1) Selling commissions, dealer manager fees and reimbursements of organization and offering costs are charged as incurred against stockholders’ equity in the accompanying consolidated balance sheets.

(2) Insurance premiums are capitalized to prepaid insurance in the accompanying consolidated balance sheets and amortized to general and administrative expenses in the period to which the expenditures relate. Operating expenses are charged as incurred against general and administrative expenses in the accompanying consolidated statements of operations.

As of June 30, 2008, the Advisor has incurred organization and offering costs of approximately $2.0 million on behalf of the Company. Organization and offering costs incurred by the Advisor become a liability to the Company only to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. As of June 30, 2008, the Company has paid or accrued $673,757 in selling commissions and dealer manager fees and accrued $404,991 of other organization and offering expenses, which amounts represent the Company’s maximum liability for organization and offering costs as of June 30, 2008. Also as of June 30, 2008, all organization and offering expenses (other than selling commissions and dealer manager fees) had been incurred by the Advisor and no such costs were paid directly by the Company.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

  The fees and reimbursement obligations under the Advisory Agreement and Dealer Manager Agreement are as follows:

Form of Compensation	Amount
Selling Commission

The Company pays the Dealer Manager up to 6.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The Dealer Manager reallows 100% of commissions earned to participating broker-dealers. No sales commission will be paid on shares sold through the dividend reinvestment plan.

Assuming all shares in the primary offering are sold at the highest possible selling commissions (with no discounts to any categories of purchasers), estimated selling commissions are approximately $120,000,000 if the Company sells the maximum of 280,000,000 shares.

Dealer Manager Fee

The Company pays the Dealer Manager 3.5% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the Dealer Manager may increase the reallowance. A reduced dealer manager fee is payable with respect to certain volume discount sales.

The estimated dealer manager fee is approximately $70,000,000 if the Company sells the maximum of 280,000,000 shares.

Reimbursement of Organization and Offering Expenses

The Company will reimburse the Advisor or its affiliates for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs of approximately $24,568,050 if the Company sells the maximum of 280,000,000 shares.

Acquisition Fee

The Company will pay the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, the Company will pay an origination fee to the Advisor in lieu of an acquisition fee.

Origination Fee

The Company will pay the Advisor or its wholly owned subsidiary 1.0% of the amount funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investments and any debt the Company uses to fund the acquisition or origination of the loans. The Company will not pay an acquisition fee with respect to such loans.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Form of Compensation	Amount
Asset Management Fee*

The Company will pay the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments the Company owns and of the Company’s investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.

Reimbursement of Operating Expenses*

The Company will reimburse the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. Though the Advisor may seek reimbursement for personnel costs under the Advisory Agreement, the Advisor does not intend to do so at this time. If the Advisor does decide to seek reimbursement for personnel costs, such costs may include the Company’s proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. The Company will not reimburse the Advisor or its affiliates for personnel costs in connection with services for which the Advisor or its affiliates receive acquisition fees, origination fees or disposition fees.

Disposition Fee

For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor or its affiliate a disposition fee of 1.0% of the contract sales price of the properties or other investments sold. However, in no event may the disposition fees (including real estate commissions) paid to the Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price of the properties or other investments sold. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below.

The Company does not intend to sell properties or other assets to affiliates. However, if the Company does sell an asset to an affiliate, its organizational documents would not prohibit it from paying the Advisor a disposition fee. Before the Company sells an asset to an affiliate, the Company’s Articles of Incorporation would require that the Company’s conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from third parties.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Form of Compensation	Amount
Subordinated Participation in Net Cash Flows*

After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise. The 8.0% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the Offering. In making this calculation, an investor’s net capital contribution is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0%.

Subordinated Incentive Listing Fee

Upon listing the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive 15.0% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to stockholders.

*Commencing on the earlier to occur of four fiscal quarters after (i) the Company’s acquisition of its first real estate asset or (ii) October 22, 2008, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2.0% of its average invested assets or 25.0% of its net income, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors.

“Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

“Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of the Company’s assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that the Company does not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other than net sales proceeds, that fee will count against the limit on “total operating expenses.”

The Advisory Agreement has a one-year term. The Company may terminate the Advisory Agreement on 60 days’ written notice.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Conflicts of Interest

All of the Company’s executive officers and some of its directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager and other KBS-affiliated entities as well as executive officers and directors of KBS Real Estate Investment Trust, Inc., a public, non-traded REIT advised by the Advisor. Through KBS-affiliated entities, these persons also serve as investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to the Company and its stockholders.

Some of the material conflicts that the Advisor, the Dealer Manager and its affiliates face are: 1) the determination of whether an investment opportunity should be recommended to the Company or another KBS-sponsored program or KBS-advised investor; 2) the allocation of the time of key executive officers, directors, and other real estate professionals among the Company, other KBS-sponsored programs and KBS-advised investors, and the activities in which they are involved; 3) the fees received by the Advisor and its affiliates in connection with transactions involving the purchase, origination, management and sale of investments regardless of the quality of the asset acquired or the service provided the Company; and 4) the fees received by the Advisor, the Dealer Manager, and its affiliates in connection with the Company’s public offering of equity securities.

5.	ECONOMIC DEPENDENCY

The Company is dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

6.	SUBSEQUENT EVENTS

Distributions Declared

On July 14, 2008, the Company’s board of directors declared a daily dividend for the period from July 16, 2008 through July 31, 2008, which the Company will pay in August 2008, and a daily dividend for the period from August 1, 2008 through August 15, 2008, which the Company will pay in September 2008. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan. The dividends will be calculated based on stockholders of record each day during these periods at a rate of $0.00054795 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 2.0% annualized rate based on a purchase price of $10.00 per share. As the Company acquired its first asset on July 30, 2008, the Company expects these distributions will be paid from interest earned on proceeds from the Offering.

On August 12, 2008, the Company’s board of directors declared a daily dividend for the period from August 16, 2008 through August 31, 2008, which the Company will pay in September 2008, and a daily dividend for the period from September 1, 2008 through September 30, 2008, which the Company will pay in October 2008. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan. The dividends will be calculated based on stockholders of record each day during these periods at a rate of $0.00178082 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a purchase price of $10.00 per share. The Company expects these distributions will be funded in part by its funds from operations but that a majority of these distributions will be funded with debt financing.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2008

(unaudited)

Subsequent Investments and Financings

Acquisition and Related Financing of Mountain View Corporate Center

On July 30, 2008, the Company, through an indirect wholly owned subsidiary, purchased a four-story office building containing 134,980 rentable square feet (“Mountain View Corporate Center”) as its initial investment from a seller unaffiliated with the Company or the Advisor. Mountain View Corporate Center is located at 120 Mountain View Boulevard in Basking Ridge, New Jersey on an approximate 21.44-acre parcel of land of which approximately 13.46 acres are designated as conservation land that is not available for commercial use. The purchase price of Mountain View Corporate Center was $30.0 million plus closing costs.

The Company funded the acquisition with a $13.5 million six-month bridge loan facility, of which $9.5 million was used to fund the acquisition and $4.0 million is available for future disbursement for the Company’s general cash management requirements, and with proceeds from the Offering.

Purchase and Sale Agreement for the 300-600 Park Avenue Buildings

On July 31, 2008, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement with a seller unaffiliated with the Company or the Advisor to purchase four four-story office buildings containing 564,304 rentable square feet located on an approximate 64.8-acre parcel of land in Florham Park, New Jersey (the “300-600 Park Avenue Buildings”) as one of its initial investments. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The purchase price of the 300-600 Park Avenue Buildings is approximately $184.3 million plus closing costs. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $5.5 million of earnest money.

Purchase and Sale Agreement for the 100-200 Park Avenue Buildings

On August 8, 2008, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement to purchase two four-story office buildings containing 558,966 rentable square feet located on an approximate 71.1-acre parcel of land in Florham Park, New Jersey (the “100-200 Park Avenue Buildings”). On July 17, 2008, the Advisor entered into the purchase and sale agreement to purchase the 100-200 Park Avenue Buildings with the seller, 100/200 Campus Drive, L.L.C. On August 8, 2008, the Advisor assigned this purchase and sale agreement to an indirect wholly owned subsidiary of the Company in exchange for $5.4 million, which is the amount of the non-refundable deposit under the purchase and sale agreement. The seller is not affiliated with the Company or the Advisor.

Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The purchase price of the 100-200 Park Avenue Buildings is approximately $180.7 million plus closing costs. There can be no assurance that the Company will complete the acquisition. In some circumstances if the Company fails to complete the acquisition, the Company may forfeit $5.4 million of earnest money.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Mountain View Corporate Center for the year ended December 31, 2007. This statement is the responsibility of Mountain View Corporate Center’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Mountain View Corporate Center’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mountain View Corporate Center’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Mountain View Corporate Center’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of Mountain View Corporate Center for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 30, 2008

MOUNTAIN VIEW CORPORATE CENTER

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
	(unaudited)
Revenues:
Rental income	$1,648,208	$3,025,050
Tenant reimbursements	128,352	176,986
Other income	6,192	18,617

Total revenues	1,782,752	3,220,653

Expenses:
Repairs & maintenance	289,364	590,282
Real estate taxes	176,727	336,624
Utilities	136,440	269,882
General and administrative	108,091	211,458
Insurance	13,949	33,249

Total expenses	724,571	1,441,495

Revenues over certain operating expenses	$1,058,181	$1,779,158

See accompanying notes.

MOUNTAIN VIEW CORPORATE CENTER

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2008 (unaudited)

and the Year Ended December 31, 2007

1.	DESCRIPTION OF REAL ESTATE PROPERTY

On July 30, 2008, KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”) acquired, through an indirect wholly owned subsidiary, a four-story office building containing 134,980 rentable square feet (unaudited) in Basking Ridge, New Jersey (“Mountain View Corporate Center”) from Mountainview Realty Holding Company (the “Seller”), an unaffiliated entity. Mountain View Corporate Center is located on a 21.4-acre parcel of land (unaudited) of which 13.5 acres are designated as conservation land that is not available for commercial use. The purchase price for Mountain View Corporate Center was $30.0 million plus closing costs.

KBS REIT II is a Maryland corporation formed to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities.

2.	BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

Mountain View Corporate Center is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT II expects to incur in the future operations of Mountain View Corporate Center have been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of Mountain View Corporate Center.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Mountain View Corporate Center was acquired from an unaffiliated party and (ii) based on due diligence of Mountain View Corporate Center by KBS REIT II, management is not aware of any material factors relating to Mountain View Corporate Center that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rent. The adjustment to deferred rent increased rental revenue by $77,215 for the year ended December 31, 2007 and decreased rental revenue by $46,054 for the six months ended June 30, 2008 (unaudited).

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2007, Mountain View Corporate Center was 83% leased by three tenants. For the year ended December 31, 2007, Mountain View Corporate Center earned approximately 62.1% of its rental income from a company in the retail industry, whose lease expires in 2014. In addition, Mountain View Corporate Center earned approximately 22.5% and 15.4% of its rental income from a company in the legal services industry and a company in the financial services industry, respectively. These two tenant leases expire in 2012 and 2017, respectively.

MOUNTAIN VIEW CORPORATE CENTER

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

For the Six Months Ended June 30, 2008 (unaudited)

and the Year Ended December 31, 2007

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2007, future minimum rental receipts due under non-cancelable operating leases for the years ending December 31 were as follows (in thousands):

2008	$3,472
2009	3,698
2010	3,816
2011	3,872
2012	4,004
Thereafter	6,945

$25,807

6.	INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2008 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

7.	SUBSEQUENT EVENTS (UNAUDITED)

On September 14, 2007, a tenant in the legal services industry (the “Tenant”) signed an agreement with the Seller to lease additional space commencing on March 15, 2008. On May 28, 2008, the Seller signed an agreement with the Tenant to amend the expiration date of the Tenant’s expansion space from March 31, 2014 to December 31, 2012. The new expiration date for the expansion space coincides with the expiration date of the lease for the Tenant’s original leased space.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Campus Drive Buildings for the year ended December 31, 2007. This statement is the responsibility of the Campus Drive Buildings’ management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Campus Drive Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Campus Drive Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Campus Drive Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Campus Drive Buildings for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

October 14, 2008

CAMPUS DRIVE BUILDINGS

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
	(unaudited)
Revenues:
Rental income	$14,547,951	$28,903,811
Tenant reimbursements	4,379,245	9,352,108
Other income	23,975	60,210

Total revenues	18,951,171	38,316,129

Expenses:
Repairs and maintenance	2,391,444	5,013,265
Utilities	2,391,773	4,747,052
General and administrative expenses	1,298,318	2,639,350
Real estate and other property-related taxes	1,297,934	2,595,866
Insurance	146,507	332,830

Total expenses	7,525,976	15,328,363

Revenues over certain operating expenses	$11,425,195	$22,987,766

See accompanying notes.

CAMPUS DRIVE BUILDINGS

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2008 (unaudited)

and the Year Ended December 31, 2007

1.    DESCRIPTION OF REAL PROPERTY

KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”), through indirect wholly owned subsidiaries, entered into agreements on July 31, 2008 and August 8, 2008 to purchase six four-story office buildings (the “Campus Drive Buildings”) in two phases from sellers who are affiliated with each other. KBS REIT II is not affiliated with the sellers. On September 9, 2008, KBS REIT II completed the first phase of the acquisition by acquiring two four-story office buildings containing 558,966 rentable square feet (unaudited). KBS REIT II completed the second phase of the acquisition on October 10, 2008 by acquiring the remaining four four-story office buildings containing 564,304 rentable square feet (unaudited). Total consideration for the acquisition of the Campus Drive Buildings was $365.0 million plus closing costs.

KBS REIT II is a Maryland corporation formed to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities.

2.    BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Campus Drive Buildings are not legal entities and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT II expects to incur in the future operations of the Campus Drive Buildings have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Campus Drive Buildings.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Campus Drive Buildings were acquired from unaffiliated parties and (ii) based on due diligence of the Campus Drive Buildings by KBS REIT II, management is not aware of any material factors relating to the Campus Drive Buildings that would cause this financial information not to be necessarily indicative of future operating results.

3.    SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rent. The adjustment to deferred rent increased rental revenue by $356,850 for the year ended December 31, 2007 and increased rental revenue by $42,535 for the six months ended June 30, 2008 (unaudited).

Tenant Reimbursements

Property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs are recorded as tenant reimbursements revenue in the period in which the related expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.    DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2007, the Campus Drive Buildings were 98% leased by 31 tenants. For the year ended December 31, 2007, the Campus Drive Buildings earned approximately 23.1% of their rental income from a chemical company, whose lease expires in 2016. In addition, the Campus Drive Buildings earned approximately 13.1% of their rental income from a company in the accounting services industry, whose lease expires in 2015.

CAMPUS DRIVE BUILDINGS

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

For the Six Months Ended June 30, 2008 (unaudited)

and the Year Ended December 31, 2007

5.    FUTURE MINIMUM RENTAL RECEIPTS

As of December 31, 2007, future minimum rental receipts due under non-cancellable operating lease agreements for the years ending December 31 were as follows (in thousands):

2008	$28,700
2009	27,658
2010	24,316
2011	20,020
2012	17,643
Thereafter	48,581

$166,918

6.    INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2008 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following pro forma information should be read in conjunction with the consolidated balance sheet and the notes thereto of KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”) as of December 31, 2007 contained in the prospectus and the balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows and notes thereto of KBS REIT II as of and for the six months ended June 30, 2008 contained in this supplement.

The following unaudited pro forma balance sheet as of June 30, 2008 has been prepared to give effect to the acquisitions of Mountain View Corporate Center and the Campus Drive Buildings and the probable acquisition of the 350 E. Plumeria Building as if the acquisitions occurred on June 30, 2008.

The following unaudited pro forma statements of operations for the six months ended June 30, 2008 and for the year ended December 31, 2007 have been prepared to give effect to the acquisitions of Mountain View Corporate Center and the Campus Drive Buildings and the probable acquisition of the 350 E. Plumeria Building as if the acquisitions occurred on January 1, 2007.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of Mountain View Corporate Center and the Campus Drive Buildings and the probable acquisition of the 350 E. Plumeria Building been consummated as of January 1, 2007. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

UNAUDITED PRO FORMA BALANCE SHEET

As of June 30, 2008

		Pro Forma Adjustments
	KBS Real Estate Investment Trust II Historical (a)	Mountain View Corporate Center (b)		Campus Drive Buildings (c)		350 E. Plumeria Building (d)		Pro Forma Total
Assets
Real estate:
Land	$-	$3,600,000	(e)	$20,417,000	(e)	$10,000,000	(e)	$34,017,000
Buildings and improvements, net	-	23,408,147	(e)	334,007,663	(e)	22,836,517	(e)	380,252,327
Tenant origination and absorption costs, net	-	3,729,412	(e)	39,936,431	(e)	3,273,944	(e)	46,939,787

Total real estate, net	-	30,737,559		394,361,094		36,110,461		461,209,114
Cash and cash equivalents	5,661,037	-		-		-		5,661,037
Rents and other receivables	1,272,390	-		-		-		1,272,390
Above-market leases	-	233,597	(e)	39,902	(e)	-		273,499
Deferred financing costs, prepaid and other assets	74,730	104,225	(f)	996,102	(f)	-		1,175,057

Total assets	$7,008,157	$31,075,381		$395,397,098		$36,110,461		$469,591,097

Liabilities and Stockholders’ Equity
Notes payable	$-	$9,500,000		$259,176,200		$-		$268,676,200
Accounts payable and accrued liabilities	77,298	-		-		-		77,298
Due to affiliates	743,691	-		-		-		743,691
Below-market leases	-	235,441	(e)	23,813,666	(e)	47,917	(e)	24,097,024

Total liabilities	820,989	9,735,441		282,989,866		47,917		293,594,213

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-		-		-		-
Common stock, $.01 par value; 1,000,000,000 shares authorized, 740,330 shares issued and outstanding, 20,623,008 pro forma shares	7,403	24,987		131,615		42,225		206,230
Additional paid-in capital	6,305,499	21,314,953		112,275,617		36,020,319		175,916,388
Net loss	(125,734)	-		-		-		(125,734)

Total stockholders’ equity	6,187,168	21,339,940		112,407,232		36,062,544		175,996,884

Total liabilities and stockholders’ equity	$7,008,157	$31,075,381		$395,397,098		$36,110,461		$469,591,097

KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

As of June 30, 2008

(a)	Historical financial information derived from KBS REIT II’s quarterly report on Form 10-Q as of June 30, 2008.

(b)	Represents the purchase price of assets acquired by KBS REIT II in connection with the acquisition of Mountain View Corporate Center. The purchase price of approximately $30.7 million (including closing costs) was funded with a $13.5 million six-month bridge loan facility, of which $9.5 million was used to fund the acquisition, and with proceeds from this offering. The balance of the six-month bridge loan facility, in the amount of $4.0 million, is available at the request of KBS REIT II for future disbursement for general cash management requirements, subject to certain conditions set forth in the loan agreement. At the maturity of the bridge loan facility, any unused portion of the bridge loan facility shall be cancelled automatically and only those outstanding amounts disbursed from the bridge loan facility shall be due and payable.

(c)	Represents the purchase price of assets acquired by KBS REIT II in connection with the acquisition of the Campus Drive Buildings. The purchase price of the 100 & 200 Campus Drive Buildings was approximately $184.7 million (including closing costs) and was funded with an $89.8 million six-month bridge loan, a $28.5 million six-month mezzanine loan, and with proceeds from this offering. The purchase price of the 300-600 Campus Drive Buildings was approximately $185.9 million (including closing costs) and was funded with a $93.9 million 5.5-year senior loan, a $47.0 million nine-month mezzanine loan, and with proceeds from this offering.

(d)	Represents the estimated purchase price of assets to be acquired by KBS REIT II in connection with the probable acquisition of the 350 E. Plumeria Building. The estimated purchase price of approximately $36.1 million (including closing costs) is anticipated to be funded with proceeds from this offering.

(e)	KBS REIT II intends to account for the acquisitions in accordance with Statements of Financial Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles.” The purchase price allocations are preliminary and subject to change.

(f)	Represents loan fees incurred on the financing of Mountain View Corporate Center and the Campus Drive Buildings.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2008

		Pro Forma Adjustments
	KBS Real Estate Investment Trust II Historical (a)	Mountain View Corporate Center		Campus Drive Buildings		350 E. Plumeria Building (b)		Pro Forma Total
Revenues:
Rental income	$-	$1,800,212	(c)	$17,267,523	(c)	$1,468,684	(d)	$20,536,419
Tenant reimbursements	-	128,352	(e)	4,379,245	(e)	279,843	(f)	4,787,440
Other income	-	6,192	(g)	23,975	(g)	-		30,167

Total revenues	-	1,934,756		21,670,743		1,748,527		25,354,026

Operating expenses:
Operating, maintenance and management	-	547,844	(h)	6,228,042	(h)	63,051	(i)	6,838,937
Real estate taxes and insurance	-	176,727	(j)	1,297,934	(j)	216,792	(k)	1,691,453
Asset management fees to affiliate	-	115,259	(l)	1,389,702	(l)	135,235	(l)	1,640,196
General and administrative	130,930	-		-		-		130,930
Depreciation and amortization	-	655,565	(m)	8,575,060	(m)	573,430	(m)	9,804,055

Total operating expenses	130,930	1,495,395		17,490,738		988,508		20,105,571

Operating income (loss)	(130,930)	439,361		4,180,005		760,019		5,248,455

Other income (expenses):
Interest income	5,196	-		-		-		5,196
Interest expense	-	(246,320)	(n)	(5,116,823)	(n)	-		(5,363,143)

Total other income (expenses), net	5,196	(246,320)		(5,116,823)				(5,357,947)

Net income (loss)	$(125,734)	$193,041		$(936,818)		$760,019		$(109,492)

Net loss per common share, basic and diluted	$(3.01)							$(0.00)

Weighted-average number of common shares outstanding, basic and diluted	41,719							28,767,608

KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2008

(a)	Historical financial information derived from KBS REIT II’s quarterly report on Form 10-Q for the six months ended June 30, 2008.

(b)	KBS REIT II, through an indirect wholly owned subsidiary, has entered into an agreement to purchase the 350 E. Plumeria Building, which is 100% occupied by NetGear, Inc. (“NetGear”). The 350 E. Plumeria Building is leased to NetGear on a long-term basis under a net lease that transfers substantially all of the operating costs to NetGear. The NetGear lease commenced on April 1, 2008, and prior to the lease commencement, the 350 E. Plumeria Building was not occupied. Therefore, historical property financial statements provide limited information on the continuing impact of the 350 E. Plumeria Building on the operating results of KBS REIT II. This pro forma income statement has been prepared to give effect to the acquisition of the 350 E. Plumeria Building as if the acquisition date was January 1, 2007 and the NetGear lease was in place as of the acquisition date.

(c)	Represents base rental income (not reflected in the historical statement of operations of KBS REIT II), including amortization of above-market lease assets and below-market lease liabilities for the six months ended June 30, 2008. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2007. Base rent also includes the amortization of above-market and below-market leases, which is recognized over the remaining life of the lease.

(d)	Represents base rental income (not reflected in the historical statement of operations of KBS REIT II), including amortization of above-market lease assets for the six months ended June 30, 2008. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2007. Although the NetGear lease commenced on April 1, 2008, this pro forma has been prepared to give effect to the acquisition as if the lease was in place on January 1, 2007. Under the NetGear lease, NetGear’s rent was abated from the commencement date of the lease until January 1, 2009. Assuming an acquisition date of November 1, 2008, KBS REIT II would be obligated under the lease to abate rent from November 1, 2008 to December 31, 2008; a period of two months. Accordingly, this pro forma statement assumes that rent would be abated for the two months immediately following the pro forma acquisition date of January 1, 2007. Base rent also includes the amortization of above-market leases, which is recognized over the remaining life of the lease.

(e)	Represents operating cost reimbursements from tenants (not reflected in the historical statement of operations of KBS REIT II for the six months ended June 30, 2008), based on historical operations of the previous owners.

(f)	Represents estimated operating cost reimbursements from NetGear for the six months ended June 30, 2008 not reflected in the historical operations of KBS REIT II. The tenant is obligated under its lease to reimburse 100% of operating expenses paid by KBS REIT II.

(g)	Represents other operating income from tenants (not reflected in the historical statement of operations of KBS REIT II for the six months ended June 30, 2008), based on historical operations of the previous owners.

(h)	Represents property operating expenses (not reflected in the historical statement of operations of KBS REIT II for the six months ended June 30, 2008), based on historical operations of the previous owners.

(i)	Represents estimated property operating expenses for the six months ended June 30, 2008 not reflected in the historical operations of KBS REIT II.

(j)	Represents real estate taxes incurred by the respective properties (not reflected in the historical statement of operations of KBS REIT II for the six months ended June 30, 2008), based on historical operations of the previous owners.

(k)	Represents estimated real estate tax and insurance expense for the six months ended June 30, 2008 not reflected in the historical operations of KBS REIT II.

(l)	Represents asset management fee (not reflected in the historical statement of operations of KBS REIT II for the six months ended June 30, 2008) that would be due to affiliates had the assets been acquired on January 1, 2007. The asset management fee is calculated as a monthly fee equal to one-twelfth of 0.75% of the sum of the cost of investments KBS REIT II owns, including acquisition fees, origination fees, acquisition and origination expenses, and any debt attributable to such investments.

(m)	Represents depreciation expense (not reflected in the historical statement of operations of KBS REIT II for the six months ended June 30, 2008) based on the allocation of the purchase price. Depreciation expense on the purchase price allocated to the building is recognized using the straight-line method and a 39-year life. Depreciation expense on the portion of the purchase price allocated to tenant improvements is recognized using the straight-line method over the life of the lease. Amortization expense on lease intangible costs is recognized using the straight-line method over the life of the lease.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS (CONTINUED)

For the Six Months Ended June 30, 2008

(n)	Represents loan fee amortization and interest expense incurred on the following senior loans secured to purchase the respective acquisitions:

Loan Amount
Six-month bridge loan secured by Mountain View Corporate Center. At the borrower’s election, the interest rate under this loan may be calculated at a variable rate of Prime or 225 basis points over one-month, three-month or six-month LIBOR by entering into a one-month, three-month or six-month LIBOR contract, respectively (average interest rate of 5.2% for the period)	$9,500,000

Six-month bridge loan secured by the 100 & 200 Campus Drive Buildings. At the borrower’s election, the interest rate under this loan may be calculated at a variable rate of Prime or 225 basis points over one-month, three-month or six-month LIBOR by entering into a one-month, three-month or six-month LIBOR contract, respectively (average interest rate of 5.2% for the period)	89,800,000

Fixed rate loan secured by the 300-600 Campus Drive Buildings, which bears interest at a rate of 5.9% per annum, maturing April 10, 2014	93,850,000

$193,150,000

Interest expense on the senior loans has been calculated for the entire period assuming that upon maturity, the outstanding balance on any maturing loans would be refinanced on a long term basis at the contractual interest rate as of the maturity date.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

		Pro Forma Adjustments
	KBS Real Estate Investment Trust II Historical (a)	Mountain View Corporate Center		Campus Drive Buildings		350 E. Plumeria Building (b)		Pro Forma Total
Revenues:
Rental income	$-	$3,367,421	(c)	$33,958,358	(c)	$2,937,382	(d)	$40,263,161
Tenant reimbursements	-	176,986	(e)	9,352,108	(e)	559,683	(f)	10,088,777
Other income	-	18,617	(g)	60,210	(g)	-		78,827

Total revenues	-	3,563,024		43,370,676		3,497,065		50,430,765

Operating expenses:
Operating, maintenance and management	-	1,104,871	(h)	12,732,497	(h)	126,099	(i)	13,963,467
Real estate taxes and insurance	-	336,624	(j)	2,595,866	(j)	433,584	(k)	3,366,074
Asset management fees to affiliate	-	230,518	(l)	2,779,405	(l)	270,469	(l)	3,280,392
Depreciation and amortization	-	1,208,596	(m)	16,606,239	(m)	1,148,591	(m)	18,963,426

Total operating expenses	-	2,880,609		34,714,007		1,978,743		39,573,359

Operating income	-	682,415		8,656,669		1,518,322		10,857,406

Other expenses:
Interest expense	-	(815,661)	(n)	(16,489,700)	(n)	-		(17,305,361)

Total other expenses	-	(815,661)		(16,489,700)		-		(17,305,361)

Net loss	$-	$(133,246)		$(7,833,031)		$1,518,322		$(6,447,955)

Net loss per common share, basic and diluted	$-							$(0.28)

Weighted-average number of common shares outstanding, basic and diluted	20,000							23,226,839

KBS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

(a)	As of December 31, 2007, KBS REIT II had been formed but had not yet commenced operations.

(b)	KBS REIT II, through an indirect wholly owned subsidiary, has entered into an agreement to purchase the 350 E. Plumeria Building, which is 100% occupied by NetGear, Inc. (“NetGear”). The 350 E. Plumeria Building is leased to NetGear on a long-term basis under a net lease that transfers substantially all of the operating costs to NetGear. The NetGear lease commenced on April 1, 2008, and prior to the lease commencement, the 350 E. Plumeria Building was not occupied. Therefore, historical property financial statements provide limited information on the continuing impact of the 350 E. Plumeria Building on the operating results of KBS REIT II. This pro forma income statement has been prepared to give effect to the acquisition of the 350 E. Plumeria Building as if the acquisition date was January 1, 2007 and the NetGear lease was in place as of the acquisition date.

(c)	Represents base rental income (not reflected in the historical statement of operations of KBS REIT II), including amortization of above-market lease assets and below-market lease liabilities for the year ended December 31, 2007. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2007. Base rent also includes the amortization of above-market and below-market leases, which is recognized over the remaining life of the lease.

(d)	Represents base rental income (not reflected in the historical statement of operations of KBS REIT II), including amortization of above-market lease assets for the year ended December 31, 2007. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2007. Although the NetGear lease commenced on April 1, 2008, this pro forma has been prepared to give effect to the acquisition as if the lease was in place on January 1, 2007. Under the NetGear lease, NetGear’s rent was abated from the commencement date of the lease until January 1, 2009. Assuming an acquisition date of November 1, 2008, KBS REIT II would be obligated under the lease to abate rent from November 1, 2008 to December 31, 2008; a period of two months. Accordingly, this pro forma statement assumes that rent would be abated for the two months immediately following the pro forma acquisition date of January 1, 2007. Base rent also includes the amortization of above-market leases, which is recognized over the remaining life of the lease.

(e)	Represents operating cost reimbursements from tenants (not reflected in the historical statement of operations of KBS REIT II for the year ended December 31, 2007), based on historical operations of the previous owners.

(f)	Represents estimated operating cost reimbursements from NetGear for the year ended December 31, 2007 not reflected in the historical operations of KBS REIT II. The tenant is obligated under its lease to reimburse 100% of operating expenses paid by KBS REIT II.

(g)	Represents other operating income from tenants (not reflected in the historical statement of operations of KBS REIT II for the year ended December 31, 2007), based on historical operations of the previous owners.

(h)	Represents property operating expenses (not reflected in the historical statement of operations of KBS REIT II for the year ended December 31, 2007), based on historical operations of the previous owners.

(i)	Represents estimated property operating expenses for year ended December 31, 2007 not reflected in the historical operations of KBS REIT II.

(j)	Represents real estate taxes incurred by the respective properties (not reflected in the historical statement of operations of KBS REIT II for the year ended December 31, 2007), based on historical operations of the previous owners and accrual based on new valuation upon purchase by KBS REIT II.

(k)	Represents estimated real estate tax and insurance expense for year ended December 31, 2007 not reflected in the historical operations of KBS REIT II.

(l)	Represents asset management fee (not reflected in the historical statement of operations of KBS REIT II for the year ended December 31, 2007) that would be due to affiliates had the assets been acquired on January 1, 2007. The asset management fee is calculated as a monthly fee equal to one-twelfth of 0.75% of the sum of the cost of investments KBS REIT II owns, including acquisition fees, origination fees, acquisition and origination expenses, and any debt attributable to such investments.

(m)	Represents depreciation expense (not reflected in the historical statement of operations of KBS REIT II for the year ended December 31, 2007) based on the allocation of the purchase price. Depreciation expense on the purchase price allocated to the building is recognized using the straight-line method and a 39-year life. Depreciation expense on the portion of the purchase price allocated to tenant improvements is recognized using the straight-line method over the life of the lease. Amortization expense on lease intangible costs is recognized using the straight-line method over the life of the lease.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS (CONTINUED)

For the Year Ended December 31, 2007

(n)	Represents loan fee amortization and interest expense incurred on the following senior and mezzanine loans secured to purchase the respective acquisition:

Loan Amount
Six-month bridge loan secured by Mountain View Corporate Center. At the borrower’s election, the interest rate under this loan may be calculated at a variable rate of Prime or 225 basis points over one-month, three-month or six-month LIBOR by entering into a one-month, three-month or six-month LIBOR contract, respectively (average interest rate of 7.5% for the period)	$9,500,000

Six-month bridge loan secured by the 100 & 200 Campus Drive Buildings. At the borrower’s election, the interest rate under this loan may be calculated at a variable rate of Prime or 225 basis points over one-month, three-month or six-month LIBOR by entering into a one-month, three-month or six-month LIBOR contract, respectively (average interest rate of 7.5% for the period)	89,800,000

Six-month mezzanine loan secured by a pledge of 100% of the equity interests in the subsidiary of KBS REIT II that holds title to the 100 & 200 Campus Drive Buildings, which bears interest at a floating rate of 370 basis points over one-month LIBOR (average interest rate of 8.9% for the period)	28,526,200

Fixed rate loan secured by the 300-600 Campus Drive Buildings, which bears interest at a rate of 5.9% per annum, maturing April 10, 2014	93,850,000

Nine-month mezzanine loan secured by a pledge of 100% of the equity interests in the subsidiary of KBS REIT II that holds title to the 300-600 Campus Drive Buildings, which bears interest at a fixed rate of 5.8% per annum for the first four months of the loan and the interest rate is increased on a monthly basis by 0.5% per annum thereafter	47,000,000

$268,676,200

Interest expense on the senior loans has been calculated for the entire period assuming that upon maturity, the outstanding balance on any maturing loans would be refinanced on a long term basis at the contractual interest rate as of the maturity date. Interest expense on the mezzanine loans has been calculated through the original terms of the loans and assumes that any unpaid principal balances on these loans will be repaid from proceeds from our ongoing initial public offering.

SUPPLEMENTAL INFORMATION – The prospectus of KBS Real Estate Investment Trust II, Inc. consists of this sticker, the prospectus dated April 22, 2008, supplement no. 10 dated October 21, 2008 and any supplements filed subsequent thereto.

Supplement No. 10 includes:

•	the status of the offering;

•	a change to the suitability standards applicable to investors in Tennessee;

•	information with respect to our real estate investments;

•	information with respect to fees earned by and expenses reimbursable to our advisor and dealer manager;

•	a change to when our charter-imposed limitation on total operating expenses commences;

•	a clarification to the management compensation table in the prospectus requested by the Michigan Office of Financial and Insurance Services;

•	a change to our borrowing policies;

•	information with respect to the declaration of daily dividends;

•	information regarding our debt;

•	risks related to short-term financing;

•	updated market outlook information;

•

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar to that filed in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2008, filed on August 14, 2008;

•	liquidity events of other public KBS-sponsored programs;

•	a clarification with respect to investments by qualified accounts;

•	information with respect to a one-time broker dealer custodial fee reimbursement for investments through RIAs;

•	a revision to the description of Subtitle 8 in the prospectus;

•	changes to federal tax laws affecting REITs; and

•	our unaudited financial statements and the notes thereto as of and for the three and six months ended June 30, 2008.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

KBS Real Estate Investment Trust II, Inc. (the “Company”) is exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund the acquisition, expansion and refinancing of the Company’s real estate investment portfolio and operations. The Company may also be exposed to the effects of changes in interest rates as a result of its future acquisition and origination of mortgage, mezzanine, bridge and other loans. The Company’s interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve its objectives, the Company may borrow at fixed rates or variable rates. The Company may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. The Company will not enter into derivative or interest rate transactions for speculative purposes.

As of October 10, 2008, the Company had $140.9 million of fixed-rate debt and $128.1 million of variable-rate debt outstanding. The weighted-average interest rate on the fixed-rate debt was 5.87% and the weighted-average interest rate on the variable-rate debt was 5.05% as of October 10, 2008. At October 10, 2008, the fixed-rate debt was deemed to be at fair market value as both the mortgage and mezzanine debts were closed on that date. If interest rates increase by 100 basis points, the aggregate fair market value of our fixed-rate debt as of October 10, 2008, would decrease by approximately $4.7 million. If interest rates decrease by 100 basis points, the aggregate fair market value of our fixed-rate debt as of October 10, 2008 would increase by approximately $5.0 million. If the weighted-average interest rate on the Company’s variable-rate debt outstanding at October 10, 2008 is 100 basis points higher or lower during the 12 months ended October 10, 2009, the Company’s interest expense would be increased or decreased by approximately $1.3 million annually.

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount
SEC registration fee	$84,732
FINRA filing fee	75,500
Legal fees and expenses	2,470,000
Expense reimbursements for retail conferences and bona fide training and education meetings	8,160,000
Blue sky fees and expenses	114,840
Accounting fees and expenses	2,000,000
Sales and advertising expenses	1,500,000
Issuer costs regarding bona fide training and education meetings and retail seminars	156,050
Printing	4,000,000
Postage and delivery of materials	1,842,000
Transfer agent, escrow fees and administrative services related to the issuance of shares in the offering	2,860,000
Due diligence expenses (retailing)	200,000
Legal fees — underwriter portion	100,000
Telephone	50,000
Promotional items	350,000
Miscellaneous expenses	454,928
Expense reimbursement for broker-dealer technology and other costs	150,000

Total	$24,568,050

Item 32. Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of KBS Capital Advisors LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.40 per share, reflecting the fact that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, on August 30, 2007, the Company issued 20,000 shares of its common stock to KBS Capital Advisors at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)	Financial Statements. The following financial statements are filed as part of this registration statement and included in the prospectus:

Consolidated Financial Statements

KBS Real Estate Investment Trust II, Inc.

December 31, 2007

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet

Notes to Consolidated Balance Sheet

June 30, 2008

Consolidated Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2008 (unaudited)

Consolidated Statements of Stockholders’ Equity for the Period from July 12, 2007 (inception) to

December 31, 2007 and the Six Months Ended June 30, 2008 (unaudited)

Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2008 (unaudited)

Condensed Notes to Consolidated Financial Statements as of June 30, 2008 (unaudited)

Mountain View Corporate Center

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended

June 30, 2008 (unaudited) and the Year Ended December 31, 2007

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended

June 30, 2008 (unaudited) and the Year Ended December 31, 2007

Campus Drive Buildings

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended

June 30, 2008 (unaudited) and the Year Ended December 31, 2007

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended

June 30, 2008 (unaudited) and the Year Ended December 31, 2007

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Balance Sheet as of June 30, 2008

Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2008

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2007

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement with Selected Dealer Agreement, dated April 22, 2008, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008

1.2	Selected Dealer Agreement, dated June 2, 2008, by and between KBS Real Estate Investment Trust II, Inc., KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc., incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed June 6, 2008

3.1	Second Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008

3.2	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

4.1	Form of Subscription Agreement, included as Appendix A to prospectus, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

4.3	Dividend Reinvestment Plan, included as Appendix B to prospectus, incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

4.4	Share Redemption Program, incorporated by reference to the description in the prospectus under “Description of Shares – Share Redemption Program,” incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

4.5	Amended and Restated Escrow Agreement, dated June 2, 2008 by and between KBS Real Estate Investment Trust II, Inc., KBS Capital Markets Group LLC and First Republic Trust Company, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 6, 2008

5.1	Opinion of DLA Piper US LLP re legality, incorporated by reference to Exhibit 5.1 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

8.1	Opinion of DLA Piper US LLP re tax matters, incorporated by reference to Exhibit 8.1 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341)

10.1	Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008

10.2	Contract of Sale (related to the acquisition of Mountain View Corporate Center in Basking Ridge, New Jersey) between Mountainview Realty Holding Company and KBSII Mountain View, LLC, dated as of July 11, 2008

10.3	Loan Agreement (related to the acquisition of Mountain View Corporate Center in Basking Ridge, New Jersey) between KBSII Mountain View, LLC and Wells Fargo Bank, National Association, dated as of July 30, 2008

10.4	Promissory Note (related to the acquisition of Mountain View Corporate Center in Basking Ridge, New Jersey) between KBSII Mountain View, LLC and Wells Fargo Bank, National Association, dated as of July 30, 2008

10.5	Contract of Sale (related to the acquisition of the 100 & 200 Campus Drive in Florham Park, New Jersey) between 100/200 Campus Drive, L.L.C. and KBS Capital Advisors LLC, dated as of July 17, 2008

10.6	Amendment to Contract of Sale (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florhame Park, New Jersey) between 100/200 Campus Drive, L.L.C. and KBS Capital Advisors LLC, dated as of July 25, 2008

10.7	Second Amendment to Contract of Sale (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between 100/200 Campus Drive, L.L.C. and KBS Capital Advisors LLC, dated as of July 30, 2008

10.8	Assignment and Assumption of Purchase Agreement between KBS Capital Advisors LLC and KBSII 100-200 Campus Drive, LLC, dated as of August 8, 2008

10.9	Loan Agreement (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 100-200 Campus Drive, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008

10.10	Promissory Note (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 100-200 Campus Drive, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008

10.11	Mezzanine Loan Agreement (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition I, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008

10.12	Promissory Note (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition I, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008

10.13	Contract of Sale (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between Park Avenue Realty Holding Company, Inc. and KBSII 300-600 Campus Drive, LLC, dated as of July 31, 2008

10.14	Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between BRE/Plumeria L.L.C. and KBS Capital Advisors LLC, dated as of September 24, 2008

10.15	First Amendment to Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between BRE/Plumeria L.L.C. and KBS Capital Advisors LLC, dated as of October 6, 2008

10.16	Assignment and Assumption of Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between KBS Capital Advisors LLC and KBSII 350 Plumeria, LLC, dated as of October 6, 2008

10.17	Second Amendment to Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between BRE/Plumeria L.L.C. and KBSII 350 Plumeria, LLC, dated as of October 7, 2008

10.18	Lease Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) by and between BRE/Plumeria LLC, as Landlord, and NetGear, Inc., as Tenant, dated as of September 25, 2007

10.19	First Amendment to Lease Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) by and between BRE/Plumeria LLC, as Landlord, and NetGear, Inc., as Tenant, dated as of April 22, 2008

10.20	Mortgage, Assignment of Leases and Rents Security Agreement and Fixture Filing (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 300-600 Campus Drive, LLC and New York Life Insurance Company, dated as of October 10, 2008

10.21	Promissory Note (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 300-600 Campus Drive, LLC and New York Life Insurance Company, dated as of October 10, 2008

10.22	Mezzanine Loan Agreement (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition II, LLC and Park Avenue Realty Holding Company, Inc., dated as of October 10, 2008

10.23	Promissory Note (Mezzanine Loan) (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition II, LLC and Park Avenue Realty Holding Company, Inc., dated as of October 10, 2008

21.1	Subsidiaries of the Company

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney, incorporated by reference to the Signature Page to the Company’s Registration Statement on Form S-11 (No. 333-146341) filed September 27, 2007 for Messrs. Schreiber and McMillan and Mmes. Yamane and incorporated by reference to the Signature Page to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-146341) filed April 8, 2008 for Messrs. Adler and Gabriel and Mmes. Cambon

Item 37. Undertakings

(a)        The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)        The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)        The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)        For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e)        The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)        The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g)        The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)        The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)        The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2007 by KBS Real Estate Investment Trust, Inc. (“KBS REIT I”) and the private programs sponsored by KBS investment advisers. KBS REIT I is a publicly registered, non-traded REIT sponsored by the Company’s sponsors, Messrs. Bren, Schreiber, McMillan and Hall. KBS investment advisers are investment advisers affiliated with Messrs. Bren and Schreiber. Each of the programs below have investment objectives similar to those of the Company. The KBS investment adviser typically diversified the portfolios of the private programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser was focused on the acquisition of core real estate assets, and in constructing the portfolios for Separate Account 5/06 and Separate Account 10/06, the KBS investment adviser is focusing on the acquisition of a mix of value-added, enhanced return and core real estate assets. The Company’s advisor will seek to diversify the Company’s assets by investment risk by making investments in core properties and other real estate-related assets. The Company intends to allocate approximately 70% of its portfolio to investments in core properties and approximately 30% of its portfolio to mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. The Company does not expect its non-controlling equity investments in other public companies to exceed 5% of the proceeds of its initial public offering, assuming the Company sells the maximum offering amount, or to represent a substantial portion of its assets at any one time. Although this is the Company’s current target portfolio, the Company may make adjustments to its target portfolio based on real estate market conditions and investment opportunities.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract purchase price plus acquisition fee (5)	Other cash expenditures expensed	Other cash expenditures capitalized (6)	Total cost of property (7)
Separate Account 6/05(1)
Overlook I Atlanta, GA	Office	138,068	7/6/2005	$10,775,000	$10,740,622	$21,368,098	-	$147,524	$21,515,622
South Park Commerce Austin, TX	Industrial	372,763	10/25/2005	$21,829,960	$8,209,776	$29,896,000	-	$143,736	$30,039,736
3200 N First Street San Jose, CA	Office	85,000	6/28/2005	$13,000,000	$12,888,884	$25,756,580	-	$132,304	$25,888,884
Triangle Corp Park III Tigard, OR	Office	133,099	8/16/2005	$17,462,900	$17,254,838	$34,643,000	-	$74,738	$34,717,738
Acques/DeGuigne Business Park Sunnyvale, CA	Office	93,385	9/8/2006	$14,500,000	$867,625	$15,251,000	-	$116,625	$15,367,625
Separate Account 8/05(2)
South Tech Business Austin, TX	Industrial	260,112	10/25/2005	$13,944,000	$13,878,228	$27,674,000	-	$148,228	$27,822,228
Diehl Point at Cantera Warrenville, IL	Office	88,592	11/8/2005	$8,407,374	$8,408,706	$16,740,750	-	$75,330	$16,816,080
Tollway North Plano, TX	Office	297,593	11/22/2005	$21,119,593	$20,231,533	$41,099,000	-	$252,126	$41,351,126
Clay Crossing Business Center Houston, TX	Industrial	222,750	6/7/2006	$24,293,000	$(320,783)	$23,836,000	-	$136,217	$23,972,217
Rancho Cordova Rancho Cordova, CA	Office	75,626	11/22/2006	$8,400,000	$4,510,665	$12,801,750	-	$108,915	$12,910,665
Separate Account 5/06(3)
Colonnade One Raleigh, NC	Office	126,926	9/29/2006	$17,920,000	$9,942,518	$27,376,000	-	$486,518	$27,862,518
Fountainhead One San Antonio, TX	Office	174,108	10/11/2006	$15,470,000	$8,528,509	$23,861,250	-	$137,259	$23,998,509
Parkside Tower Salt Lake City, UT	Office	190,320	9/6/2006	$19,825,000	$10,866,254	$30,502,000	-	$189,254	$30,691,254
370 San Aleso Avenue Sunnyvale, CA	Office	53,150	12/22/2006	$10,562,500	$5,947,415	$16,412,500	-	$97,415	$16,509,915
625 Mt. Auburn Cambridge, MA	Office	137,047	1/11/2007	$19,400,000	$10,652,521	$29,896,000	-	$156,521	$30,052,521
Separate Account 10/06(4)
City View San Antonio, TX	Office	216,858	11/30/2006	$21,255,000	$11,820,794	$33,027,000	-	$48,794	$33,075,794
Ten West Corporate Center Houston, TX	Office	199,001	12/28/2006	$22,165,000	$12,307,772	$34,340,000	-	$132,772	$34,472,772
555 Washington Miami Beach, FL	Office	64,617	1/10/2007	$19,500,000	$10,907,339	$30,300,000	-	$107,339	$30,407,339
Parkwood Place Plano, TX	Office	98,750	2/13/2007	$11,700,000	$6,606,722	$18,180,000	-	$126,722	$18,306,722

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract purchase price plus acquisition fee (5)	Other cash expenditures expensed	Other cash expenditures capitalized (6)	Total cost of property (7)
KBS REIT I (8)
Sabal Pavilion Building (9) Tampa, FL	Office	120,500	7/7/2006	$25,170,137	$(427,167)	$24,434,191	-	$308,779	$24,742,970
Tribeca Mezzanine Loan (10) New York, NY	Mezzanine Debt		7/18/2006	$12,950,000	$3,180,809	$15,994,179	-	$136,630	$16,130,809
Plaza in Clayton (11) St. Louis, MO	Office	325,172	9/27/2006	$84,500,000	$9,751,321	$93,982,568	-	$268,753	$94,251,321
Southpark Commerce Center II Buildings (12) Austin, TX	Industrial/ Flex	372,125	11/21/2006	$23,200,000	$5,562,066	$28,614,110	-	$147,956	$28,762,066
825 University Avenue Building (13) Norwood, MA	Research	166,574	12/5/2006	$24,600,000	$4,569,695	$29,017,144	-	$152,551	$29,169,695
Midland Industrial Building (14) McDonough, GA	Industrial	785,790	12/22/2006	$32,750,000	$4,778,371	$37,379,368	-	$149,003	$37,528,371
Sandmar Mezzanine Loan Southeast Retail Portfolio	Mezzanine Debt		1/9/2007	$-	$8,100,778	$8,060,182	-	$40,596	$8,100,778
Crescent Green Buildings (15) Cary, NC	Office	248,832	1/31/2007	$40,800,000	$7,868,529	$48,502,297	-	$166,232	$48,668,529
625 Second Street San Francisco, CA	Office	134,847	1/31/2007	$33,700,000	$17,822,848	$51,383,545	-	$139,303	$51,522,848
Sabal VI Building (16) Tampa, FL	Office	96,346	3/5/2007	$14,040,000	$2,699,837	$16,624,614	-	$115,223	$16,739,837
Park Central Mezzanine Loan New York, NY	Mezzanine Debt		3/23/2007	$-	$15,157,054	$15,112,645	-	$44,409	$15,157,054
The Offices at Kensington Sugar Land, TX	Office	170,436	3/29/2007	$18,500,000	$9,644,446	$28,209,512	-	$(65,066)	$28,144,446
Second Tribeca Mezzanine Loan New York, NY	Mezzanine Debt		5/3/2007	$-	$31,500,918	$31,458,564	-	$42,354	$31,500,918
Royal Ridge Building Alpharetta, GA	Office	160,539	6/21/2007	$-	$33,382,665	$33,248,506	-	$134,159	$33,382,665
9815 Goethe Road Building Sacramento, CA	Office	80,000	6/26/2007	$-	$15,970,645	$15,868,888	-	$101,757	$15,970,645
Bridgeway Technology Center Newark, CA	Research	187,268	6/27/2007	$-	$50,388,745	$50,265,102	-	$123,643	$50,388,745
Tribeca Senior Mortgage Participation (17) New York, NY	Mortgage Debt		6/28/2007	$-	$26,045,084	$25,988,955	-	$56,129	$26,045,084

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract purchase price plus acquisition fee (5)	Other cash expenditures expensed	Other cash expenditures capitalized (6)	Total cost of property (7)
KBS REIT I (8)
Opus National Portfolio MN, TX, OH, IN, GA, MI	Industrial	2,315,848	7/25/2007	$-	$125,708,945	$125,435,800	-	$273,145	$125,708,945
200 Professional Drive Loan Origination (18) Gaithersburg, MD	Mortgage Debt		7/31/2007	$-	$10,609,638	$10,598,316	-	$11,322	$10,609,638
Lawrence Village Plaza Loan Origination (19) New Castle, PA	Mortgage Debt		8/6/2007	$-	$8,333,646	$8,324,020	-	$9,626	$8,333,646
11 South LaSalle Loan Origination (20) Chicago, IL	Mortgage Debt		8/8/2007	$-	$43,461,959	$43,461,330	-	$629	$43,461,959
National Industrial Portfolio (21) CO, CT, MA, NH, NY, PA, TX	Industrial	10,924,318	8/8/2007	$431,000,000	$94,734,090	$518,994,138	-	$6,739,952	$525,734,090
Plano Corporate Center I & II Plano, TX	Office	308,038	8/28/2007	$30,591,000	$15,605,472	$46,093,894	-	$102,578	$46,196,472
2200 West Loop South Building Houston, TX	Office	196,217	9/5/2007	$17,426,000	$18,090,314	$35,364,389	-	$151,925	$35,516,314
One Madison Mezzanine Loan (22) New York, NY	Mezzanine Debt		9/24/2007	$-	$21,174,500	$21,157,500	-	$17,000	$21,174,500
San Diego Office Portfolio B-Note San Diego, CA	B-Note		10/26/2007	$-	$13,581,263	$13,500,500	-	$80,763	$13,581,263
Petra Subordinated Debt	Subordinated Debt		10/26/2007	$-	$50,379,568	$50,375,000	-	$4,568	$50,379,568
ADP Plaza Portland, OR	Office	180,772	11/7/2007	$20,900,000	$12,550,846	$33,349,014	-	$101,832	$33,450,846
Woodfield Preserve Office Center Schaumburg, IL	Office	647,196	11/13/2007	$68,400,000	$68,140,801	$136,816,433	-	$(275,632)	$136,540,801
Nashville Flex Portfolio Nashville, TN	Industrial	550,289	11/15/2007	$32,430,000	$22,267,806	$53,907,180	-	$790,626	$54,697,806
4929 Wilshire B-Note Los Angeles, CA	B-Note		11/19/2007	$-	$2,598,953	$2,559,347	-	$39,606	$2,598,953
Patrick Henry Corporate Center Newport News, VA	Office	98,883	11/29/2007	$11,100,000	$7,854,387	$18,691,100	-	$263,287	$18,954,387
South Towne Corporate Center I&II Sandy, UT	Office	269,233	11/30/2007	$25,200,000	$25,107,283	$50,124,496	-	$182,787	$50,307,283
Artisan Multifamily Portfolio Mezzanine Loan Las Vegas, NV	Mezzanine Debt		12/11/2007	$-	$20,183,326	$20,119,330	-	$63,996	$20,183,326

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 6/05 made its first investment in June 2005. The program has made a total of five separate investments through December 2007.

(2) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 8/05 made its first investment in October 2005. The program has made a total of five separate investments through December 2007.

(3) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006. The program has made a total of five separate investments through December 2007.

(4) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006. The program has made a total of four separate investments through December 2007.

(5) Acquisition fees are calculated as a percentage of purchase price plus other capitalized costs and are paid to the KBS sponsor.

(6) Other cash expenditures capitalized include legal fees, outside broker fees, environmental studies, title and other closing costs.

(7) Total cost of property includes the cash down payment, acquisition fees, other cash expenditures capitalized and mortgage financing.

(8) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its ongoing initial public offering and then commenced real estate operations.

(9) “Original Mortgage Financing” includes the Sabal Pavilion Building Mezzanine Loan in the amount of $4,898,000 that was repaid in full on October 5, 2006 and a note payable to an affiliate of approximately $5,572,137 that was repaid in full on October 27, 2006.

(10) “Original Mortgage Financing” includes amount drawn under the Tribeca Mezzanine Debt Repurchase Agreement at the time of acquisition of the Tribeca Mezzanine Debt in the amount of $7,122,231 that was repaid in full on December 27, 2006 and a note payable to an affiliate of approximately $2,875,000 that was repaid in full on October 27, 2006. “Contract purchase price plus acquisition fees” reflect the loan commitment amount of $15,896,000 plus acquisition fees paid of $98,179 on the initial purchase price. Additional acquisition fees of 75 basis points are earned on loan draws subsequent to acquisition. Based on loan commitment amount, total acquisition fees incurred will be $119,220.

(11) “Original Mortgage Financing” includes the Plaza in Clayton Mezzanine Loan in the amount of $22,300,000 that was repaid in full on January 22, 2007.

(12) “Original Mortgage Financing” includes the Southpark Commerce Center II Buildings Mezzanine Loan in the amount of $5,200,000 that was repaid in full on February 6, 2007.

(13) “Original Mortgage Financing” includes the 825 University Avenue Building Mezzanine Loan in the amount of $5,600,000 that was repaid in full on February 6, 2007.

(14) “Original Mortgage Financing” includes the Midland Industrial Buildings Mezzanine Loan in the amount of $8,700,000 that was repaid in full on March 30, 2007. Principal paydown of $7,000,000 was made on February 5, 2007 while the remaining balance of $1,700,000 was paid off on March 30, 2007.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(15) “Original Mortgage Financing” includes the Crescent Green Buildings Mezzanine Loan in the amount of $8,400,000 that was repaid in full on March 31, 2007.

(16) “Original Mortgage Financing” includes the Sabal VI Building Mezzanine Loan in the amount of $3,000,000 that was repaid in full on February 22, 2008.

(17) “Contract purchase price plus acquisition fees” reflect the loan commitment amount of $25,812,030 plus acquisition fees paid of $176,925. As of December 31, 2007, the remaining unfunded loan commitment totaled $219,173. Additional acquisition fees of 75 basis points are earned on loan draws subsequent to acquisition. Based on loan commitment amount, total acquisition fees expected to be incurred will be approximately $194,000.

(18) “Contract purchase price plus acquisition fees” reflect the loan commitment amount of $10,542,752 plus acquisition fees paid of $55,564. As of December 31, 2007, the remaining unfunded loan commitment totaled $2,862,276. Additional acquisition fees of 75 basis points are earned on loan draws subsequent to acquisition. Based on loan commitment amount, total acquisition fees expected to be incurred will be approximately $79,000.

(19) “Contract purchase price plus acquisition fees” reflect the loan commitment amount of $8,277,752 plus acquisition fees paid of $46,268. As of December 31, 2007, the remaining unfunded loan commitment totaled $2,107,722. Additional acquisition fees of 75 basis points are earned on loan draws subsequent to acquisition. Based on loan commitment amount, total acquisition fees expected to be incurred will be approximately $62,000.

(20) “Contract purchase price plus acquisition fees” reflect the loan commitment amount of $43,300,000 plus acquisition fees paid of $161,330. As of December 31, 2007, the remaining unfunded loan commitment totaled $19,813,750. Additional acquisition fees of 75 basis points are earned on loan draws subsequent to acquisition. Based on loan commitment amount, total acquisition fees expected to be incurred will be approximately $325,000.

(21) KBS REIT I holds National Industrial Portfolio through a consolidated joint venture in which KBS REIT I owns an 80% membership interest.

(22) The borrower under the One Madison Park Mezzanine Loan paid off the loan in full on November 19, 2007, prior to the stated maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to its post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 21, 2008.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director	October 21, 2008
Charles J. Schreiber, Jr.

	/s/ Stacie K. Yamane	Chief Financial Officer and Chief Accounting Officer	October 21, 2008
Stacie K. Yamane

	*	Executive Vice President, Treasurer, Secretary and Director	October 21, 2008
Peter McMillan III

	*	Director	October 21, 2008
Hank Adler

	*	Director	October 21, 2008
Barbara R. Cambon

	*	Director	October 21, 2008
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		October 21, 2008
Charles J. Schreiber, Jr. Attorney-In-Fact